Allianz Funds Annual Report

JUNE 30, 2009

International/Sector Stock Funds

Share Classes

Institutional
Administrative

GLOBAL STOCK FUNDS

Allianz NACM Global Fund

Allianz RCM Global Small-Cap Fund

INTERNATIONAL STOCK FUNDS

Allianz NACM International Fund

Allianz NFJ International Value Fund

Allianz RCM Disciplined International Equity Fund

(formerly Allianz RCM International Growth Equity Fund)

Allianz NACM Pacific Rim Fund

Allianz NACM Emerging Markets Opportunities Fund

SECTOR-RELATED STOCK FUNDS

Allianz RCM Technology Fund

Allianz RCM Global Resources Fund

Allianz RCM Wellness Fund

This material is authorized for use only when preceded or accompanied by the current Allianz Funds prospectus. Investors should consider the investment objectives, risks, charges and expenses of each Fund carefully before investing. This and other information is contained in the Funds’ prospectus. Please read the prospectus carefully before you invest or send money.

		Page

President’s Letter		3
Important Information About the Funds		4
Benchmark Descriptions		26
Schedule of Investments		28
Statements of Assets and Liabilities		44
Statements of Operations		48
Statements of Changes in Net Assets		50
Financial Highlights		54
Notes to Financial Statements		74
Report of Independent Registered Public Accounting Firm		88
Federal Income Tax Information		89
Trustees and Officers of Allianz Funds		90

FUND	Fund Summary	Schedule of Investments

Allianz NACM Emerging Markets Opportunities Fund	6	28
Allianz NACM Global Fund	8	30
Allianz NACM International Fund	10	31
Allianz NACM Pacific Rim Fund	12	33
Allianz NFJ International Value Fund	14	34
Allianz RCM Disciplined International Equity Fund	16	35
Allianz RCM Global Resources Fund	18	36
Allianz RCM Global Small-Cap Fund	20	37
Allianz RCM Technology Fund	22	39
Allianz RCM Wellness Fund	24	42

2	Allianz Funds

President’s Letter

Dear Shareholder:

Please find enclosed the Allianz Funds annual report for the fiscal year ended June 30, 2009.

Global stock markets weathered one of the most difficult environments in market history during the 12-month period ended June 30, 2009. Investors experienced double-digit losses for a broad range of equity asset classes despite a bottoming of major indexes in March 2009 and an upturn a full four months before year end. Growth and value stocks, large-caps and small-caps, and stock averages in every sector fell as a global de-leveraging of institutions, hedge funds, investors and consumers forced the sales of financial assets and led to significantly oversold conditions. Stocks in the energy and financials sectors were especially hit hard.

The MSCI All Country World Index, a global measure of stocks from both developed and developing countries, declined 29.32% for the 12-month reporting period, as measured in U.S. dollar terms. The MSCI Europe Australasia and Far East Index, which measures stock returns in developed markets outside the U.S., declined 31.35% and developing countries’ stocks, as represented by the MSCI Emerging Markets Index, declined 28.07% during the reporting period.

Central banks around the world reduced benchmark interest rates and pursued other initiatives designed to inject liquidity into the financial system and lessen the severity of recession.

For specific information on the Funds and their performance, please review the following pages. If you have any questions regarding the information provided, we encourage you to contact your financial advisor or call us at 1-800-426-0107 (Class A, B, C, D and R shares) or 1-800-498-5413 (Institutional, Administrative and Class P shares). In addition, a wide range of information and resources is available on our Web site, www.allianzinvestors.com.

As always, we appreciate the confidence you have placed in us and look forward to serving your investment needs in the future.

Sincerely,

E. Blake Moore, Jr.

President & CEO

August 14, 2009

Past performance is no guarantee of future results. Unless otherwise noted, index returns reflect the reinvestment of income dividends and capital gains, if any, but do not reflect fees, brokerage commissions or other expenses of investing. It is not possible to invest directly in an unmanaged index.

Annual Report	June 30, 2009	3

Important Information About the Funds

Share Class (A/B/C)

The inception date on each Fund Summary performance page is the inception date of the Fund’s oldest share class or classes. Unless otherwise indicated, the noted A, B, or C share class is one of the Fund’s oldest share classes. The oldest share class for the following Funds is the Institutional share class, and the A, B and/or C shares were first offered in the month/year indicated in parentheses next to each Fund name: NACM Emerging Markets Opportunities (8/06), NACM Pacific Rim (7/02), RCM Global Resources (3/06), RCM Global Small-Cap (2/02), RCM Disciplined International Equity (formerly RCM International Growth Equity) (2/02) and RCM Technology (2/02). The oldest share class for RCM Wellness (formerly RCM Healthcare) is the D share class, and the A, B and C shares were first offered in 2/02. For NACM International the oldest share class is the Institutional share class and A and C shares were first offered in 10/04. For NFJ International Value the oldest share class is the Institutional share class and A and C shares were first offered in 4/05.

Class A shares are subject to an initial sales charge. Class B shares are subject to a contingent deferred sales charge (CDSC) that declines from 5% in the first year to 0% at the beginning of the seventh year. Class C shares are subject to a 1% CDSC, which may apply in the first year.

Share Class (D)

The inception date on each Fund Summary page is the inception date of the Fund’s oldest share class or classes. Unless otherwise indicated, the noted share class D is one of the Fund’s oldest share classes. The oldest share class for the following Funds is the Institutional class, and the D shares were first offered in the month/year indicated in parentheses next to each Fund name: NACM Emerging Markets Opportunities (8/06), NACM International (10/04), NACM Pacific Rim (7/02), NFJ International Value (3/05), RCM Global Resources (3/06), RCM Global Small-Cap (3/99), RCM Disciplined International Equity (formerly RCM International Growth Equity) (3/99) and RCM Technology (1/99).

Share Class (R)

The inception date on each Fund Summary page is the inception date of the Fund’s oldest share class or classes. The oldest share classes are (Fund/share class): CCM Capital Appreciation/Institutional, CCM Mid-Cap/Institutional, NACM Global/A, NFJ Dividend Value/Institutional and Administrative, NFJ Small-Cap Value/Institutional, OCC Growth/C, RCM Large-Cap Growth/Institutional and RCM Mid-Cap/Institutional. R shares for these Funds were first offered in 12/02. The oldest share class for NACM International and NFJ Large-Cap Value is the Institutional share class, and the NACM International R shares class was first offered in 1/06.

Share Class (P)

Class P shares were launched on July 7, 2008.

Share Class (Institutional/Administrative)

The inception date on each Fund Summary page is the inception date of the Fund’s oldest share class or classes. Unless otherwise indicated, the noted Institutional or Administrative share class is one of the Fund’s oldest share classes. The oldest share class for OCC Target is the A class and the Institutional and Administrative shares were first offered in 3/99. The oldest share class for the following Funds is the C shares, and the Institutional and Administrative shares were first offered in the month/year indicated in parentheses next to each Fund name: OCC Growth (3/99) and OCC Opportunity (3/99). The oldest share class for the following Funds is the Institutional class and the Administrative shares were first offered in the month/year indicated in parentheses next to each Fund name: CCM Capital Appreciation (7/96), CCM Emerging Companies (4/96), CCM Focused Growth (9/06), CCM Mid-Cap (11/94), NFJ Large-Cap Value (9/06) and NFJ Small-Cap Value (11/95).

The oldest share class for the following funds is the Institutional class, and the Administrative shares were first offered in the month/year indicated in parentheses next to each Fund name: RCM Disciplined International Equity (formerly RCM International Growth Equity) (2/02), RCM Large-Cap Growth (2/02), RCM Mid-Cap (2/02) and RCM Technology (3/05).

Returns measure performance from the inception of the oldest share class to the present, therefore some returns predate the inception of the noted share class. Those returns are calculated by adjusting the returns of the oldest share class to reflect the indicated share class’s different operating expenses. Total return performance assumes that all dividend and capital gain distributions were reinvested on the payable date.

Investment products may be subject to various risks as described in the prospectus. Some of those risks may include, but are not limited to, the following: derivatives risk, small company risk, foreign investment risk and specific sector investment risks. Use of derivative instruments may involve certain costs and risks such as liquidity risk, interest rate risk, market risk, credit risk, management risk and the risk that a fund is unable to close out a position when it is most advantageous to do so. Portfolios investing in derivatives could lose more than the principal amount invested in those instruments. Investing in foreign securities may entail risk due to foreign economic and political developments; this risk may be enhanced when investing in emerging markets. Smaller companies may be more volatile than larger companies and may entail more risk. Concentrating investments in individual sectors may add additional risk and additional volatility compared to a diversified equity portfolio. Please refer to the Fund’s prospectus for complete details.

The Lipper Averages are calculated by Lipper, Inc. They are based on the total return performance, with distributions reinvested and operating expenses deducted, of funds included by Lipper in the stated category. Lipper does not take into account sales charges.

4	Allianz Funds

The Change in Value chart assumes the initial investment was made on the first day of the Fund’s initial fiscal year. The chart reflects any sales load that would have applied at the time of purchase or any CDSC that would have applied if a full redemption occurred on the last business day of the most recent fiscal year. Results assume that all dividend and capital gain distributions were reinvested. They do not take into account the effect of taxes.

Proxy Voting

The Funds’ Adviser and each Sub-Adviser have adopted written proxy voting policies and procedures (“Proxy Policy”) as required by Rule 206(4)-6 under the Investment Advisers Act of 1940. The Proxy Policy has been adopted by Allianz Funds (the “Trust”) as the policies and procedures that the Sub-Adviser will use when voting proxies on behalf of the Funds. Copies of the written Proxy Policy, the factors that the Sub-Adviser may consider in determining how to vote proxies for each Fund and information about how each Fund voted proxies relating to portfolio securities held during the most recent twelve-month period ended June 30, are provided without charge, upon request, by calling the Trust at 1-888-877-4626, on the Allianz Global Investors Distributors Web site at www.allianzinvestors.com, and on the Securities and Exchange Commission’s (“SEC”) Web site at http://www.sec.gov.

Form N-Q

The Trust files complete schedules of each Fund’s portfolio holdings with the SEC on form N-Q for the first and third quarters of each fiscal year, which are available on the SEC’s Web site at http://www.sec.gov. A copy of the Funds’ Form N-Q, when available, will be provided without charge, upon request, by calling the Fund at 1-888-877-4626. In addition, the Funds’ Form N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

The following disclosure provides important information regarding each Fund’s Shareholder Expense Example, which appears on each Fund Summary page in this Annual Report. Please refer to this information when reviewing the Shareholder Expense Example for a Fund.

Shareholder Expense Example

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including redemption* and exchange fees; and (2) ongoing costs, including advisory fees, administrative fees, distribution and/or service (12b-1) fees and other Fund expenses. The Shareholder Expense Example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The Shareholder Expense Example is based on an investment of $1,000 at the beginning of the period and held for the entire period indicated, which for most funds is from 1/1/09 to 6/30/09.

Actual Expenses

The information in the table under the heading “Actual Performance” provides information about actual account values and actual expenses. You may use the information in these columns, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by 1,000 (for example, an $8,600 account value divided by $1,000 = $8.60), then multiply the result by the number in the appropriate column for your share class, in the row entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period. Accounts with a balance of $2,500 or less may be charged an additional fee at an annual rate of $16.

Hypothetical Example for Comparison Purposes

The information in the table under the heading “Hypothetical Performance (5% return before expenses)” provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund to those of other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as redemption fees or exchange fees. Therefore, the information under the heading “Hypothetical Performance (5% return before expenses)” is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

Expense ratios may vary from period to period because of various factors such as increases in expenses not covered by advisory and administrative fees (for example, expenses of the trustees and their counsel or litigation expenses) and/or because of reductions in the administrative fees resulting from the size of the fund.

All the information on the Fund Summary pages, including Total Return, Cumulative Returns charts, Shareholder Expense Examples and Allocation Summaries is unaudited.

Allianz Global Investors Distributors LLC, 1345 Avenue of the Americas, New York, NY, 10105, www.allianzinvestors.com, 1-888-877-4626.

*As	of May 1, 2009, the redemption fee was eliminated.

Annual Report	June 30, 2009	5

Allianz NACM Emerging Markets Opportunities Fund

(Unaudited)

Portfolio Insights

•  Allianz NACM Emerging Markets Opportunities Fund seeks to achieve maximum long-term capital appreciation by normally investing at least 80% of its net assets in the securities of companies that are tied economically to countries with emerging securities markets—that is, countries with securities markets which are, in the opinion of the portfolio managers, less sophisticated than more developed markets in terms of participation by investors, analyst coverage, liquidity and regulation.

•  Both the Fund and its benchmark, the MSCI Emerging Markets Index, posted sharply lower returns during the reporting period. Compared to the benchmark, the Fund’s performance was a result of sector exposure and stock selection, particularly among materials and telecommunication services companies.

•  Global equity markets collapsed during the reporting period, as the worst financial crisis since the Great Depression swept from the United States across Europe and Asia. While emerging market stocks were among the hardest hit during the heat of the downturn, they were also among the first to recover amid signs of economic stabilization. For six months, from December through May, emerging markets outperformed developed markets.

•  The Fund’s stock selection and an underweight position in the materials sector detracted from relative returns. Two steel producers in Brazil and Russia were the largest active detractors from the Fund’s performance. Steel prices fell by more than half between July 2008 and March 2009, as the global economic downturn curtailed demand for commodities.

•  The Fund’s positions in the telecommunications services sector also detracted from relative returns. Holdings in the sector included Brasil Telecom and Vimpel Communications, a Russian firm.

•  Stock picking in the industrials and energy sectors contributed positively to the Fund’s relative returns. The Fund held an overweight position in South Africa and an underweight position in Russia, which also benefited performance.

Average Annual Total Return for the period ended June 30, 2009

	1 Year	5 Years	Fund Inception† (05/27/04)
Allianz NACM Emerging Markets Opportunities Fund Class A	–39.66%	14.24%	14.08%
Allianz NACM Emerging Markets Opportunities Fund Class A (adjusted)	–42.98%	12.96%	12.82%
Allianz NACM Emerging Markets Opportunities Fund Class C	–40.10%	13.37%	13.21%
Allianz NACM Emerging Markets Opportunities Fund Class C (adjusted)	–40.68%	13.37%	13.21%
Allianz NACM Emerging Markets Opportunities Fund Class D	–39.63%	14.26%	14.09%
Allianz NACM Emerging Markets Opportunities Fund Class P	–39.44%	14.58%	14.42%
Allianz NACM Emerging Markets Opportunities Fund Institutional Class	–39.40%	14.68%	14.53%
MSCI Emerging Markets Index	–28.07%	14.72%	14.43%
Lipper Emerging Markets Fund Average	–30.87%	12.40%	12.25%

† The Fund began operations on 05/27/04. Lipper comparisons began on 05/31/04.

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares and 1% contingent deferred sales charge (CDSC) on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 4 and 5 for more information. The Fund’s gross expense ratios are 1.78% for Class A shares, 2.53% for Class C shares, 1.78% for Class D shares, 1.71% for Class P shares and 1.38% for Institutional Class shares. Expense ratio information is as of the Fund’s current prospectus dated 11/01/08, as revised 01/01/09 and as supplemented to date.

6	Allianz Funds

Allianz NACM Emerging Markets Opportunities Fund (Cont.)

(Unaudited)

Cumulative Returns Through June 30, 2009

The benchmark cumulative return began on the last day of the month of the fund’s inception date.

Country Allocation*

Brazil	16.4%
China	14.8%
South Korea	13.8%
Taiwan	11.2%
South Africa	7.4%
India	6.3%
Hong Kong	4.7%
Russia	4.1%
Other	21.1%
Cash & Equivalents — Net	0.2%
*	% of net assets as of June 30, 2009

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$1,276.30	$1,271.20	$1,275.70	$1,278.00	$1,278.30
Expenses Paid During Period	$10.27	$14.47	$10.33	$8.19	$8.02

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$1,015.77	$1,012.05	$1,015.72	$1,017.60	$1,017.75
Expenses Paid During Period	$9.10	$12.82	$9.15	$7.25	$7.10

For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.82% for Class A, 2.57% for Class C, 1.83% for Class D, 1.45% for Class P and 1.42% for Institutional Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

Annual Report	June 30, 2009	7

Allianz NACM Global Fund

(Unaudited)

Portfolio Insights

•  Allianz NACM Global Fund seeks to achieve maximum long-term capital appreciation by normally investing primarily in equity securities of U.S. and non-U.S. companies that the portfolio managers believe are leaders in their respective industries or emerging new players with established history of earnings, easy access to credit, experienced management teams and sustainable competitive advantages.

•  Both the Fund and its benchmark, the MSCI All Country World Index, closed the reporting period with substantial losses. Compared to the benchmark, the Fund’s performance was driven by stock selection, most notably in the financials and industrials sectors.

•  Last year’s financial crisis had a profound effect on global equity markets. Share prices swooned, as the U.S., Japan and Europe tipped into the first simultaneous recession since World War II. Governments worldwide allocated trillions of dollars to bailout and stimulus programs, while central bankers cut interest rates in hopes of reviving the global economy. In general, emerging markets and stocks in Asia weathered the storm best.

•  A key source of relative weakness was stock selection in the financials sector. Banks suffered heavy losses during the financial crisis. From July 2008 to March 2009, financial firms worldwide ceded more than two-thirds of their collective market value. Positions that weighed on the Fund included Wells Fargo, Prudential and National City Corp.

•  Stock selection among industrial companies was also a detractor from the Fund’s relative performance. As global economic activity decelerated, industrial output in the U.S., Japan and Germany declined at the fastest pace in more than forty-five years.

•  The Fund’s overweight positions in the consumer staples and health care sectors—the best- performing categories in the benchmark—buoyed relative results. Stocks from those sectors that delivered on expectations included Energizer and Schering Plough, respectively.

Average Annual Total Return for the period ended June 30, 2009

	1 Year	5 Years	Fund Inception† (07/19/02)
Allianz NACM Global Fund Class A	–34.90%	0.69%	6.86%
Allianz NACM Global Fund Class A (adjusted)	–38.48%	–0.45%	6.00%
Allianz NACM Global Fund Class B	–35.35%	–0.05%	6.09%
Allianz NACM Global Fund Class B (adjusted)	–38.57%	–0.37%	6.09%
Allianz NACM Global Fund Class C	–35.36%	–0.04%	6.08%
Allianz NACM Global Fund Class C (adjusted)	–36.01%	–0.04%	6.08%
Allianz NACM Global Fund Class D	–34.91%	0.68%	6.87%
Allianz NACM Global Fund Class R	–35.03%	0.46%	6.61%
Allianz NACM Global Fund Class P	–34.69%	0.99%	7.20%
Allianz NACM Global Fund Institutional Class	–34.64%	1.09%	7.31%
Allianz NACM Global Fund Administrative Class	–34.77%	0.85%	7.05%
MSCI All Country World Index	–29.32%	1.05%	5.37%
Lipper Global Multi-Cap Growth Fund Average	–29.04%	0.45%	4.38%

† The Fund began operations on 07/19/02. Lipper comparisons began on 07/31/02.

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares, 5% contingent deferred sales charge (CDSC) on Class B shares and 1% CDSC on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 4 and 5 for more information. The Fund’s gross expense ratios are 1.46% for Class A shares, 2.21% for Class B shares, 2.21% for Class C shares, 1.46% for Class D shares, 1.71% for Class R shares, 1.16% for Class P shares, 1.06% for Institutional Class shares and 1.31% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated 11/01/08, as revised 01/01/09 and as supplemented to date.

8	Allianz Funds

Allianz NACM Global Fund (Cont.)

(Unaudited)

Cumulative Returns Through June 30, 2009

The benchmark cumulative return began on the last day of the month of the fund’s inception date.

Country Allocation*

United States	39.0%
United Kingdom	11.7%
Japan	9.6%
Switzerland	9.2%
Spain	5.1%
Netherlands	5.0%
France	4.3%
Germany	4.0%
Other	11.0%
Cash & Equivalents — Net	1.1%
*	% of net assets as of June 30, 2009

Shareholder Expense Example	Actual Performance
	Class A	Class B	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$1,104.80	$1,100.80	$1,101.60	$1,104.70	$1,103.60	$1,106.30	$1,106.20	$1,105.30
Expenses Paid During Period	$7.67	$11.56	$11.57	$7.67	$8.92	$6.06	$5.54	$6.79

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class B	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$1,017.50	$1,013.79	$1,013.79	$1,017.50	$1,016.31	$1,019.04	$1,019.54	$1,018.35
Expenses Paid During Period	$7.35	$11.08	$11.08	$7.35	$8.55	$5.81	$5.31	$6.51

For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.47% for Class A, 2.22% for Class B, 2.22% for Class C, 1.47% for Class D, 1.71% for Class R, 1.16% for Class P, 1.06% for Institutional Class and 1.30% for Administrative Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

Annual Report	June 30, 2009	9

Allianz NACM International Fund

(Unaudited)

Portfolio Insights

•  Allianz NACM International Fund seeks to achieve maximum long-term capital appreciation by normally investing primarily in companies located in the developed countries represented in the Fund’s benchmark, the MSCI EAFE Index. The Fund normally invests at least 75% of its net assets in equity securities. The Fund also spreads its investments among countries, with at least 80% of its net assets invested in non-U.S. securities.

•  Both the Fund and its benchmark, the MSCI EAFE Index, closed the reporting period with significant losses. In relation to the benchmark, the Fund’s performance was primarily attributable to stock selection, particularly in the industrials and materials sectors and among Japanese companies.

•  The 2008 market meltdown was historic in scale. A relentless barrage of grim economic news drove the European Union, Japan and much of the rest of the developed world into deep recessions. Share prices fell lower, as investors dumped assets perceived as risky. Markets stabilized as the reporting period drew to a close, but gains were small compared to earlier losses. Within the benchmark MSCI EAFE Index, every sector, industry and country lost at least 10%.

•  The Fund’s stock selection and overweight positions in industrials and materials firms detracted from relative performance. Within those sectors, respectively, the largest detractors were Nippon Yusen Kabushi, a Japanese transportation and logistics company, and Yara International, a Norwegian fertilizer producer.

•  Despite an underweight position relative to the benchmark, the Fund was also negatively impacted by stock selection in France. Two French companies that delivered disappointing results were Arcelormittal and Sanofi-Aventis.

•  Stock selection in the energy and health care sectors benefited the Fund’s relative performance. The Fund’s largest holdings during the reporting period were from those, respective, sectors: Royal Dutch Shell and Astrazeneca.

Average Annual Total Return for the period ended June 30, 2009

	1 Year	5 Years	Fund Inception† (05/07/01)
Allianz NACM International Fund Class A	–37.92%	1.53%	3.29%
Allianz NACM International Fund Class A (adjusted)	–41.33%	0.39%	2.57%
Allianz NACM International Fund Class C	–38.39%	0.77%	2.78%
Allianz NACM International Fund Class C (adjusted)	–39.00%	0.77%	2.78%
Allianz NACM International Fund Class D	–37.94%	1.53%	3.29%
Allianz NACM International Fund Class R	–38.09%	1.25%	2.88%
Allianz NACM International Fund Class P	–37.72%	1.83%	3.46%
Allianz NACM International Fund Institutional Class	–37.67%	1.92%	3.56%
Allianz NACM International Fund Administrative Class	–37.85%	1.65%	3.29%
MSCI EAFE Index	–31.35%	2.31%	1.73%
Lipper International Large-Cap Core Fund Average	–32.12%	2.01%	0.87%

† The Fund began operations on 05/07/01. Lipper comparisons began on 04/30/01.

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares and 1% contingent deferred sales charge (CDSC) on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 4 and 5 for more information. The Fund’s gross expense ratios are 1.47% for Class A shares, 2.22% for Class C shares, 1.47% for Class D shares, 1.72% for Class R shares, 1.19% for Class P shares, 1.07% for Institutional Class shares and 1.33% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated 11/01/08, as revised 01/01/09 and as supplemented to date.

10	Allianz Funds

Allianz NACM International Fund (Cont.)

(Unaudited)

Cumulative Returns Through June 30, 2009

The benchmark cumulative return began on the last day of the month of the fund’s inception date.

Country Allocation*

United Kingdom	22.3%
Japan	21.6%
France	11.8%
Spain	7.6%
Germany	5.4%
Switzerland	4.9%
Italy	4.9%
Australia	4.5%
Other	14.5%
Cash & Equivalents — Net	2.5%
*	% of net assets as of June 30, 2009

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$1,022.90	$1,019.40	$1,023.10	$1,021.20	$1,025.00	$1,025.80	$1,022.90
Expenses Paid During Period	$7.32	$11.07	$7.32	$8.57	$5.72	$5.32	$6.67

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class R	Class P	Institutional Class	Administrative Class
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$1,017.55	$1,013.84	$1,017.55	$1,016.31	$1,019.14	$1,019.54	$1,018.20
Expenses Paid During Period	$7.30	$11.03	$7.30	$8.55	$5.71	$5.31	$6.66

For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.46% for Class A, 2.21% for Class C, 1.46% for Class D, 1.71% for Class R, 1.14% for Class P, 1.06% for Institutional Class and 1.33% for Administrative Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

Annual Report	June 30, 2009	11

Allianz NACM Pacific Rim Fund

(Unaudited)

Portfolio Insights

•  Allianz NACM Pacific Rim Fund seeks to achieve its investment objective by normally investing at least 80% of its net assets (plus borrowings made for investment purposes) in equity securities of companies that are tied economically to countries within the Pacific Rim. Many of the countries in which the Fund invests are emerging market countries, that is, countries with securities markets which are, in the opinion of the portfolio manager, less sophisticated than more developed markets in terms of participation, analyst coverage, liquidity and regulation.

•  Both the Fund and its benchmark, the MSCI Pacific Index, posted sharply lower returns during the reporting period. Compared to the benchmark, the Fund’s performance was based on stock selection, most notably among the industrials and financials companies.

•  Supported by resilience among the region’s emerging markets, stocks in the Pacific region avoided some of the selling pressure seen in the U.S. and Europe. Still, the financial crisis took a heavy toll. Economic output contracted at a 22.40% annual rate in Singapore during the first three months of 2009. Japan registered a 14.20% contraction amid historic declines in exports and industrial production.

•  The Fund’s performance compared to its benchmark was negatively impacted by stock selection in the industrials sector. Positions held by the Fund included Japan Steel Works and Hong Kong-based Melco International Development Ltd.

•  From a country perspective, the Fund’s Japanese holdings detracted from relative returns. Nintendo, Sumitomo Mitsui Financial Group and Mitsubishi Corp. were some of the firms owned by the Fund that did not perform as hoped.

•  On a positive note, off-benchmark allocations to Taiwan and China bolstered relative performance. In particular, Anhui Conch Cement and Taiwan Semiconductor added value. Stock selection among health care and consumer discretionary companies also benefited the Fund.

Average Annual Total Return for the period ended June 30, 2009

	1 Year	5 Years	10 Years	Fund Inception (12/31/97)
Allianz NACM Pacific Rim Fund Class A	–32.70%	5.74%	6.20%	8.58%
Allianz NACM Pacific Rim Fund Class A (adjusted)	–36.40%	4.55%	5.60%	8.04%
Allianz NACM Pacific Rim Fund Class B	–33.24%	4.94%	5.61%	8.05%
Allianz NACM Pacific Rim Fund Class B (adjusted)	–36.52%	4.62%	5.61%	8.05%
Allianz NACM Pacific Rim Fund Class C	–33.31%	4.92%	5.38%	7.75%
Allianz NACM Pacific Rim Fund Class C (adjusted)	–33.97%	4.92%	5.38%	7.75%
Allianz NACM Pacific Rim Fund Class D	–32.75%	5.72%	6.19%	8.57%
Allianz NACM Pacific Rim Fund Class P	–32.56%	6.05%	6.54%	8.93%
Allianz NACM Pacific Rim Fund Institutional Class	–32.46%	6.16%	6.65%	9.04%
MSCI Pacific Index	–24.52%	2.13%	0.79%	2.65%
Lipper Pacific Region Fund Average	–25.57%	4.75%	3.60%	4.98%

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares, 5% contingent deferred sales charge (CDSC) on Class B shares and 1% CDSC on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 4 and 5 for more information. The Fund’s gross expense ratios are 1.77% for Class A shares, 2.52% for Class B shares, 2.52% for Class C shares, 1.77% for Class D shares, 1.46% for Class P shares and 1.37% for Institutional Class shares. Expense ratio information is as of the Fund’s current prospectus dated 11/01/08, as revised 01/01/09 and as supplemented to date.

12	Allianz Funds

Allianz NACM Pacific Rim Fund (Cont.)

(Unaudited)

Cumulative Returns Through June 30, 2009

The benchmark cumulative return began on the last day of the month of the fund’s inception date.

Country Allocation*

Japan	55.4%
Australia	15.9%
China	7.5%
Hong Kong	5.2%
Singapore	2.7%
United Kingdom	2.5%
Korea (Republic of)	2.1%
Cayman Islands	1.5%
Other	3.8%
Cash & Equivalents — Net	3.4%
*	% of net assets as of June 30, 2009

Shareholder Expense Example	Actual Performance
	Class A	Class B	Class C	Class D	Class P	Institutional Class
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$988.40	$984.50	$983.30	$987.30	$988.70	$989.80
Expenses Paid During Period	$8.73	$12.40	$12.39	$8.67	$7.05	$6.76

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class B	Class C	Class D	Class P	Institutional Class
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$1,016.02	$1,012.30	$1,012.30	$1,016.07	$1,017.70	$1,018.00
Expenses Paid During Period	$8.85	$12.57	$12.57	$8.80	$7.15	$6.85

For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.77% for Class A, 2.52% for Class B, 2.52% for Class C, 1.76% for Class D, 1.43% for Class P and 1.37% for Institutional Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

Annual Report	June 30, 2009	13

Allianz NFJ International Value Fund

(Unaudited)

Portfolio Insights

•  Allianz NFJ International Value Fund seeks long-term growth of capital and income by normally investing at least 65% of its net assets (plus borrowings made for investment purposes) in equity securities of non-U.S. companies with market capitalizations greater than $1 billion. The Fund normally invests a significant portion of its assets in equity securities that the portfolio managers expect will generate income (for example, by paying dividends). The Fund may invest up to 50% of its assets in emerging market securities.

•  Both the Fund and its benchmark, the MSCI AC World Free ex US Index, posted lower returns during the reporting period. Stock selections among industrials, consumer discretionary and financials companies detracted most from performance relative to the benchmark. Selections among consumer staples and health care companies benefited relative returns.

•  Global capital markets declined for all but the least-risky securities during the reporting period as imbalances in housing and mortgage-securities markets triggered global deleveraging of institutions, hedge funds, investors and consumers. The cycle reached a bottom in March 2009 and stocks recovered some ground during the final four months of the reporting period. Among international stocks, financials, materials and energy companies contributed most significantly to losses during the reporting period.

•  In the industrials sector, economic slowing reduced demand for cargo and passenger transportation. In this environment, the Fund’s positions in freight haulers DryShips and Canadian Pacific Railway and in airlines Air France and Chile’s LAN underperformed less-economically-sensitive companies in the sector.

•  The Fund’s consumer staples and health care holdings contributed positively to relative performance as positions in grocery, personal hygiene and generic pharmaceuticals companies outperformed in the difficult economic conditions. Positions in supermarket chain Delhaize, personal-care products maker Unilever and Teva Pharmaceuticals all contributed positively to returns relative to the benchmark.

Average Annual Total Return for the period ended June 30, 2009

	1 Year	5 Years	Fund Inception (01/31/03)
Allianz NFJ International Value Fund Class A	–34.63%	8.49%	14.83%
Allianz NFJ International Value Fund Class A (adjusted)	–38.22%	7.27%	13.82%
Allianz NFJ International Value Fund Class C	–35.10%	7.70%	14.00%
Allianz NFJ International Value Fund Class C (adjusted)	–35.71%	7.70%	14.00%
Allianz NFJ International Value Fund Class D	–34.63%	8.49%	14.83%
Allianz NFJ International Value Fund Class P	–34.42%	8.81%	15.17%
Allianz NFJ International Value Fund Institutional Class	–34.37%	8.91%	15.28%
MSCI All Country World ex US Index	–30.92%	4.48%	10.40%
Lipper International Multi-Cap Value Fund Average	–30.65%	1.71%	8.17%

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares and 1% contingent deferred sales charge (CDSC) on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 4 and 5 for more information. The Fund’s gross expense ratios are 1.44% for Class A shares, 2.19% for Class C shares, 1.44% for Class D shares, 1.16% for Class P shares, 1.04% for Institutional Class shares and 1.29% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated 11/01/08, as revised 01/01/09 and as supplemented to date.

14	Allianz Funds

Allianz NFJ International Value Fund (Cont.)

(Unaudited)

Cumulative Returns Through June 30, 2009

The benchmark cumulative return began on the last day of the month of the fund’s inception date.

Country Allocation*

United Kingdom	19.5%
Canada	14.0%
Brazil	9.4%
Bermuda	7.1%
France	5.3%
Mexico	4.8%
Korea (Republic of)	3.6%
South Africa	3.1%
Other	28.5%
Cash & Equivalents — Net	4.7%
*	% of net assets as of June 30, 2009

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$1,121.40	$1,118.20	$1,121.50	$1,123.60	$1,124.90
Expenses Paid During Period	$7.63	$11.55	$7.62	$5.90	$5.53

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$1,017.60	$1,013.88	$1,017.61	$1,019.24	$1,019.59
Expenses Paid During Period	$7.25	$10.99	$7.25	$5.61	$5.26

For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.45% for Class A, 2.20% for Class C, 1.45% for Class D, 1.12% for Class P and 1.05% for Institutional Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

Annual Report	June 30, 2009	15

Allianz RCM Disciplined International Equity Fund (formerly RCM International Growth Equity Fund)

(Unaudited)

Portfolio Insights

•  Allianz RCM Disciplined International Equity Fund seeks long-term capital appreciation by normally investing at least 80% of its net assets (plus borrowings made for investment purposes) in equity securities of non-U.S. companies that, in the opinion of the portfolio managers, are undervalued in the market place relative to their growth prospects and quality characteristics.

•  Both the Fund and its benchmark, the MSCI EAFE Index, posted sharply lower returns during the reporting period. The Fund’s relative performance was primarily attributable to sector allocation.

•  Non-U.S. equity markets fell sharply, driven by concerns regarding a synchronized global recession and a loss of confidence in the banking sector. As economic data stabilized during the second quarter of 2009, the markets rallied on the prospects of a brighter future.

•  Sector allocation contributed positively to the Fund’s relative performance during the reporting period, particularly by overweighting the defensively oriented consumer staples and health care sectors.

•  Stock selection in the technology sector was positive, driven by holdings in semiconductor foundry Taiwan Semiconductor, Chinese game portal Netease.com, and Japanese LCD glass maker Nippon Electric Glass.

•  Xstrata PLC, Sumitomo Mitsui Financial and Rio Tinto PLC detracted from performance during the reporting period.

Average Annual Total Return for the period ended June 30, 2009

	1 Year	5 Years	10 Years	Fund Inception† (05/22/95)
Allianz RCM Disciplined International Equity Fund Class A	–30.29%	2.00%	–1.48%	3.49%
Allianz RCM Disciplined International Equity Fund Class A (adjusted)	–34.13%	0.85%	–2.04%	3.08%
Allianz RCM Disciplined International Equity Fund Class B	–30.85%	1.24%	–2.00%	3.10%
Allianz RCM Disciplined International Equity Fund Class B (adjusted)	–34.31%	0.86%	–2.00%	3.10%
Allianz RCM Disciplined International Equity Fund Class C	–30.91%	1.22%	–2.23%	2.71%
Allianz RCM Disciplined International Equity Fund Class C (adjusted)	–31.59%	1.22%	–2.23%	2.71%
Allianz RCM Disciplined International Equity Fund Class D	–30.31%	2.00%	–1.38%	3.63%
Allianz RCM Disciplined International Equity Fund Institutional Class	–30.02%	2.41%	–0.98%	4.00%
Allianz RCM Disciplined International Equity Fund Administrative Class	–30.18%	2.18%	–1.30%	3.68%
MSCI EAFE Index	–31.35%	2.31%	1.16%	3.45%
Lipper International Large-Cap Core Fund Average	–32.12%	2.01%	0.73%	3.83%

† The Fund began operations on 05/22/95. Lipper comparisons began on 05/31/95.

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares, 5% contingent deferred sales charge (CDSC) on Class B shares and 1% CDSC on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 4 and 5 for more information. The Fund’s gross expense ratios are 1.37% for Class A shares, 2.12% for Class B shares, 2.12% for Class C shares, 1.36% for Class D shares, 0.96% for Institutional Class shares and 1.22% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated 11/01/08, as revised 01/01/09 and as supplemented to date.

16	Allianz Funds

Allianz RCM Disciplined International Equity Fund (Cont.)

(Unaudited)

Cumulative Returns Through June 30, 2009

The benchmark cumulative return began on the last day of the month of the fund’s inception date.

Country Allocation*

Japan	20.6%
United Kingdom	18.6%
France	14.5%
Switzerland	9.8%
Germany	7.3%
Netherlands	4.3%
Italy	3.9%
Spain	2.7%
Other	16.6%
Cash & Equivalents — Net	1.7%
*	% of net assets as of June 30, 2009

Shareholder Expense Example	Actual Performance
	Class A	Class B	Class C	Class D	Institutional Class	Administrative Class
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$1,072.20	$1,068.20	$1,068.30	$1,071.70	$1,074.30	$1,073.60
Expenses Paid During Period	$6.99	$10.82	$10.82	$6.99	$4.94	$6.22

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class B	Class C	Class D	Institutional Class	Administrative Class
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$1,018.05	$1,014.33	$1,014.33	$1,018.05	$1,020.03	$1,018.79
Expenses Paid During Period	$6.80	$10.54	$10.54	$6.80	$4.81	$6.06

For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.36% for Class A, 2.11% for Class B, 2.11% for Class C, 1.36% for Class D, 0.96% for Institutional Class and 1.21% for Administrative Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

Annual Report	June 30, 2009	17

Allianz RCM Global Resources Fund

(Unaudited)

Portfolio Insights

•  Allianz RCM Global Resources Fund seeks long-term capital appreciation by normally investing at least 80% of its assets in the equity securities of companies principally engaged in the research, development, manufacturing, extraction, distribution, or sale of materials, energy, or goods related to cyclical or commodity industries.

•  Both the Fund and its benchmark, the MSCI World Energy & Materials Composite Index, posted lower returns during the reporting period. The Fund’s relative performance was primarily attributable to stock selection.

•  World markets for energy and materials performed very poorly during the reporting period, as a result of the worsening global recession and credit crisis. Investor concerns over declining demand pressured commodity prices across the board until late in the period, when a recovery began to take hold.

•  The strongest contributors to the Fund’s performance compared to its benchmark were an underweight position in the materials sector and an overweight position in the energy sector during the reporting period. The best performing stocks on a relative basis included Sunoco, Southwestern Energy, and Teck Resources.

•  The Fund’s performance within the energy sector was negatively impacted by an overweight position in the oil services sector and an underweight position in major integrated oil and gas companies. The Fund’s performance within materials was negatively impacted by overweight positions in metals and mining companies.

Average Annual Total Return for the period ended June 30, 2009

	1 Year	5 Years	Fund Inception (06/30/04)
Allianz RCM Global Resources Fund Class A	–51.07%	10.30%	10.30%
Allianz RCM Global Resources Fund Class A (adjusted)	–53.76%	9.06%	9.06%
Allianz RCM Global Resources Fund Class C	–51.37%	9.51%	9.51%
Allianz RCM Global Resources Fund Class C (adjusted)	–51.83%	9.51%	9.51%
Allianz RCM Global Resources Fund Class D	–51.08%	10.30%	10.30%
Allianz RCM Global Resources Fund Class P	–50.89%	10.63%	10.63%
Allianz RCM Global Resources Fund Institutional Class	–50.88%	10.72%	10.72%
MSCI World Index	–29.50%	0.03%	0.03%
MSCI World Energy & Materials Composite Index	–41.23%	8.42%	8.42%
Lipper Global Natural Resources Fund Average	–46.68%	10.12%	10.12%

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares and 1% contingent deferred sales charge (CDSC) on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 4 and 5 for more information. The Fund’s gross expense ratios are 1.46% for Class A shares, 2.21% for Class C shares, 1.47% for Class D shares, 1.17% for Class P shares and 1.07% for Institutional Class shares. Expense ratio information is as of the Fund’s current prospectus dated 11/01/08, as revised 01/01/09 and as supplemented to date.

18	Allianz Funds

Allianz RCM Global Resources Fund (Cont.)

(Unaudited)

Cumulative Returns Through June 30, 2009

The benchmark cumulative return began on the last day of the month of the fund’s inception date.

Country Allocation*

United States	72.3%
Canada	7.6%
United Kingdom	6.5%
Brazil	5.3%
Switzerland	2.7%
Australia	2.2%
Denmark	1.5%
Spain	1.1%
Cash & Equivalents — Net	0.8%
*	% of net assets as of June 30, 2009

Shareholder Expense Example	Actual Performance
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$1,196.20	$1,191.60	$1,195.20	$1,198.60	$1,198.00
Expenses Paid During Period	$7.90	$11.95	$7.89	$6.11	$5.78

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class C	Class D	Class P	Institutional Class
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$1,017.60	$1,013.88	$1,017.60	$1,019.24	$1,019.54
Expenses Paid During Period	$7.25	$10.99	$7.25	$5.61	$5.31

For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.45% for Class A, 2.20% for Class C, 1.45% for Class D, 1.12% for Class P and 1.06% for Institutional Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

Annual Report	June 30, 2009	19

Allianz RCM Global Small-Cap Fund

(Unaudited)

Portfolio Insights

•  Allianz RCM Global Small-Cap Fund seeks long-term capital appreciation by normally investing at least 80% of its net assets in companies with market capitalizations comparable to those companies included in the MSCI World Small-Cap Index.

•  Both the Fund and its benchmark, the MSCI World Small-Cap Index, posted lower returns during the reporting period.

•  The global financial crisis that battered world markets through the latter half of 2008 and the beginning of 2009 reversed in March 2009. Equities, particularly small-caps, began to rally. While the rally stalled in June 2009, the MSCI World Small-Cap Index returned 52.80% between the March 9th and June 30, 2009.

•  Volatility was high throughout most of the reporting period, and small-caps were particularly affected. However, when equities began to rally in March 2009, small-caps helped lead the charge.

•  The Fund’s relative performance was mainly attributable to stock selection, particularly within the consumer discretionary sector.

•  In consumer discretionary, Russian automaker Sollers was the largest detractor from returns. Despite strong growth in Russian auto demand, shares fell sharply alongside a broader retracement in Russian small caps.

•  HMS Holdings’s counter-cyclical business helped make the company a top contributor. HMS Holdings helped identify claims that were paid by Medicaid but that should have been covered by third-party insurance and received a portion of all recovered payments. As unemployment rose, so did Medicaid participation and the number of erroneous Medicaid payments.

Average Annual Total Return for the period ended June 30, 2009

	1 Year	5 Years	10 Years	Fund Inception (12/31/96)
Allianz RCM Global Small-Cap Fund Class A	–38.07%	–2.62%	3.47%	7.22%
Allianz RCM Global Small-Cap Fund Class A (adjusted)	–41.48%	–3.72%	2.89%	6.73%
Allianz RCM Global Small-Cap Fund Class B	–38.52%	–3.33%	2.89%	6.74%
Allianz RCM Global Small-Cap Fund Class B (adjusted)	–41.60%	–3.69%	2.89%	6.74%
Allianz RCM Global Small-Cap Fund Class C	–38.51%	–3.34%	2.73%	6.45%
Allianz RCM Global Small-Cap Fund Class C (adjusted)	–39.13%	–3.34%	2.73%	6.45%
Allianz RCM Global Small-Cap Fund Class D	–38.07%	–2.61%	3.58%	7.35%
Allianz RCM Global Small-Cap Fund Class P	–37.80%	–2.29%	3.81%	7.55%
Allianz RCM Global Small-Cap Fund Institutional Class	–37.80%	–2.22%	3.90%	7.65%
MSCI World Small-Cap Index	–26.77%	0.68%	5.35%	4.66%
Lipper Global Small-/Mid-Cap Fund Average	–29.25%	0.84%	3.51%	4.64%

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares, 5% contingent deferred sales charge (CDSC) on Class B shares and 1% CDSC on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 4 and 5 for more information. The Fund’s gross expense ratios are 1.77% for Class A shares, 2.52% for Class B shares, 2.52% for Class C shares, 1.77% for Class D shares, 1.46% for Class P shares and 1.37% for Institutional Class shares. Expense ratio information is as of the Fund’s current prospectus dated 11/01/08, as revised 01/01/09 and as supplemented to date.

20	Allianz Funds

Allianz RCM Global Small-Cap Fund (Cont.)

(Unaudited)

Cumulative Returns Through June 30, 2009

The benchmark cumulative return began on the last day of the month of the fund’s inception date.

Country Allocation*

United States	46.0%
Japan	10.0%
United Kingdom	9.1%
Switzerland	3.2%
Cayman Islands	2.3%
Korea (Republic of)	1.7%
Spain	1.7%
Poland	1.6%
Other	22.2%
Cash & Equivalents — Net	2.2%
*	% of net assets as of June 30, 2009

Shareholder Expense Example	Actual Performance
	Class A	Class B	Class C	Class D	Class P	Institutional Class
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$1,116.50	$1,113.00	$1,112.30	$1,116.50	$1,118.90	$1,118.90
Expenses Paid During Period	$9.03	$12.94	$12.94	$9.03	$7.20	$6.93

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class B	Class C	Class D	Class P	Institutional Class
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$1,016.27	$1,012.55	$1,012.55	$1,016.27	$1,018.00	$1,018.25
Expenses Paid During Period	$8.60	$12.33	$12.33	$8.60	$6.85	$6.61

For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.72% for Class A, 2.47% for Class B, 2.47% for Class C, 1.72% for Class D, 1.37% for Class P and 1.32% for Institutional Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

Annual Report	June 30, 2009	21

Allianz RCM Technology Fund

(Unaudited)

Portfolio Insights

•  Allianz RCM Technology Fund seeks long-term capital appreciation by investing at least 80% of its assets in technology companies. Normally, the Fund invests in at least three different countries, with up to 50% of the assets invested in non-U.S. issuers.

•  Both the Fund and its benchmark, the S&P North American Technology Sector Index, posted lower returns during the reporting period.

•  The overall market experienced significant turmoil during the fiscal year, however pockets of strength emerged as 2009 progressed in areas such as China. Some of the strength in Asia stemmed from the end of inventory liquidation, the Chinese stimulus program, and the increase of phone purchases in anticipation of the launch of 3G services in the region in 2009. The fiscal year was also a period when fear of a recession and liquidation of several hedge funds had quite a negative impact on smaller or non benchmark stocks.

•  The Fund’s overweight position in internet stocks detracted from relative returns. Particularly, one of the Chinese holdings suffered as global recessionary fears plagued the region and the company lowered revenue guidance at the end of the reporting period.

•  The Fund’s overweight allocation to alternative energy holdings detracted from relative performance, as financing difficulties slowed demand in this industry. Although some of these positions were reduced during the course of the year, several of these stocks were retained.

•  The Fund’s relative performance benefited from one takeover of a company that was a large holding during the reporting period.

Average Annual Total Return for the period ended June 30, 2009

	1 Year	5 Years	10 Years	Fund Inception† (12/27/95)
Allianz RCM Technology Fund Class A	–22.63%	0.76%	1.99%	10.96%
Allianz RCM Technology Fund Class A (adjusted)	–26.89%	–0.37%	1.42%	10.50%
Allianz RCM Technology Fund Class B	–23.19%	0.00%	1.45%	10.53%
Allianz RCM Technology Fund Class B (adjusted)	–26.58%	–0.34%	1.45%	10.53%
Allianz RCM Technology Fund Class C	–23.20%	0.01%	1.22%	10.13%
Allianz RCM Technology Fund Class C (adjusted)	–23.88%	0.01%	1.22%	10.13%
Allianz RCM Technology Fund Class D	–22.64%	0.75%	2.06%	11.12%
Allianz RCM Technology Fund Class P	–22.37%	1.07%	2.35%	11.39%
Allianz RCM Technology Fund Institutional Class	–22.32%	1.16%	2.44%	11.50%
Allianz RCM Technology Fund Administrative Class	–22.52%	0.91%	2.19%	11.22%
NASDAQ Composite Index	–19.97%	–2.17%	–3.74%	4.23%
S&P North American Technology Sector Index	–18.57%	–1.02%	–5.23%	5.69%
Lipper Global Science/Technology Fund Average	–21.14%	–1.12%	–2.70%	6.88%

† The Fund began operations on 12/27/95. Lipper comparisons began on 12/31/95.

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares, 5% contingent deferred sales charge (CDSC) on Class B shares and 1% CDSC on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 4 and 5 for more information. The Fund’s gross expense ratios are 1.65% for Class A shares, 2.40% for Class B shares, 2.40% for Class C shares, 1.65% for Class D shares, 1.36% for Class P shares, 1.25% for Institutional Class shares and 1.50% for Administrative Class shares. Expense ratio information is as of the Fund’s current prospectus dated 11/01/08, as revised 01/01/09 and as supplemented to date.

22	Allianz Funds

Allianz RCM Technology Fund (Cont.)

(Unaudited)

Cumulative Returns Through June 30, 2009

The benchmark cumulative return began on the last day of the month of the fund’s inception date.

Industry/Sectors*

Computers & Peripherals	17.6%
Software	15.4%
Communications Equipment	12.4%
Internet Software & Services	10.5%
Semiconductors & Semiconductor Equipment	9.7%
IT Services	2.8%
Electrical Equipment	2.6%
Internet & Catalog Retail	2.4%
Other	9.1%
Cash & Equivalents, Options Written and Securities Sold Short	17.5%
*	% of net assets as of June 30, 2009

Shareholder Expense Example	Actual Performance
	Class A	Class B	Class C	Class D	Class P	Institutional Class	Administrative Class
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$1,236.10	$1,231.40	$1,231.60	$1,236.20	$1,238.20	$1,238.50	$1,237.40
Expenses Paid During Period	$8.93	$13.06	$13.06	$8.93	$7.16	$6.77	$8.10

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class B	Class C	Class D	Class P	Institutional Class	Administrative Class
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$1,016.81	$1,013.09	$1,013.09	$1,016.81	$1,018.40	$1,018.74	$1,017.55
Expenses Paid During Period	$8.05	$11.78	$11.78	$8.05	$6.46	$6.11	$7.30

For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.61% for Class A, 2.36% for Class B, 2.36% for Class C, 1.61% for Class D, 1.29% for Class P, 1.22% for Institutional Class and 1.46% for Administrative Class), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

Annual Report	June 30, 2009	23

Allianz RCM Wellness Fund

(Unaudited)

Portfolio Insights

•  Allianz RCM Wellness Fund seeks long-term capital appreciation by normally investing at least 80% of its assets in common stocks of companies in wellness related companies.

•  Both the Fund and its benchmark, the MSCI World Health Care & Consumer Blended Index, posted lower returns during the reporting period.

•  The three major themes that dominated the health care sector in 2008 were a resurgent consolidation trend in the pharmaceutical and biotechnology industries, the announcement of President Obama’s anticipated health care reform proposals following his election, and a strong market bounce began in 2009 among heavily beaten-down pro-cyclical names across the broad market.

•  Most of the Fund’s relative performance during the period stemmed from poor stock selection within biotechnology sector. Stock selection within the pressured retailing industry also detracted from returns during the reporting period.

•  The Fund’s holding in a biopharmaceutical company detracted from relative returns during the period. Shares of the company sank following poor trial data results for its experimental diabetes drug, compounded by lower guidance forecasts.

•  The Fund’s overweight position in one biotechnology company focused on HIV treatment contributed to relative performance during the period. The stock appreciated largely attributable to a proposed expansion of HIV treatment guidelines.

•  A health care company completed a tender offer for one of the Fund’s largest holdings during the reporting period and subsequently contributed to relative returns.

Average Annual Total Return for the period ended June 30, 2009

	1 Year	5 Years	10 Years	Fund Inception (12/31/96)
Allianz RCM Wellness Fund Class A	–16.08%	–2.23%	5.97%	8.68%
Allianz RCM Wellness Fund Class A (adjusted)	–20.69%	–3.33%	5.38%	8.19%
Allianz RCM Wellness Fund Class B	–16.74%	–2.96%	5.34%	8.16%
Allianz RCM Wellness Fund Class B (adjusted)	–20.90%	–3.35%	5.34%	8.16%
Allianz RCM Wellness Fund Class C	–16.73%	–2.96%	5.18%	7.87%
Allianz RCM Wellness Fund Class C (adjusted)	–17.56%	–2.96%	5.18%	7.87%
Allianz RCM Wellness Fund Class D	–16.12%	–2.23%	6.00%	8.72%
MSCI World Index	–29.50%	0.03%	–0.84%	2.94%
MSCI World Healthcare and Consumer Blended Index	–15.30%	0.31%	0.77%	1.62%
S&P 500 Index	–26.21%	–2.24%	–2.22%	3.51%
S&P 500 Healthcare Index	–11.51%	–1.14%	–0.06%	5.74%
Lipper Health/Biotechnology Fund Average	–11.94%	0.52%	5.86%	7.36%

Performance quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than performance shown. For performance current to the most recent month-end, visit our website at www.allianzinvestors.com. Investment return and the principal value will fluctuate. Shares may be worth more or less than original cost when redeemed. The adjusted returns take into account the maximum sales charge of 5.50% on Class A shares, 5% contingent deferred sales charge (CDSC) on Class B shares and 1% CDSC on Class C shares. Returns do not reflect deduction of taxes that a shareholder would pay on fund distributions or redemption of fund shares. Please see pages 4 and 5 for more information. The Fund’s gross expense ratios are 1.52% for Class A shares, 2.27% for Class B shares, 2.27% for Class C shares and 1.52% for Class D shares. Expense ratio information is as of the Fund’s current prospectus dated 11/01/08, as revised 01/01/09 and as supplemented to date.

24	Allianz Funds

Allianz RCM Wellness Fund (Cont.)

(Unaudited)

Cumulative Returns Through June 30, 2009

The benchmark cumulative return began on the last day of the month of the fund’s inception date.

Industry/Sectors*

Pharmaceuticals	29.9%
Health Care Providers & Services	16.6%
Biotechnology	15.2%
Health Care Equipment & Supplies	12.9%
Life Sciences Tools & Services	9.0%
Food Products	4.1%
Textiles, Apparel & Luxury Goods	2.0%
Food & Staples Retailing	1.5%
Other	5.6%
Cash & Equivalents and Options Purchased	3.2%
*	% of net assets as of June 30, 2009

Shareholder Expense Example	Actual Performance
	Class A	Class B	Class C	Class D
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$1,023.70	$1,019.70	$1,019.70	$1,023.10
Expenses Paid During Period	$7.63	$11.37	$11.42	$7.62

	Hypothetical Performance
	(5% return before expenses)
	Class A	Class B	Class C	Class D
Beginning Account Value (01/01/09)	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Ending Account Value (06/30/09)	$1,017.26	$1,013.54	$1,013.49	$1,017.26
Expenses Paid During Period	$7.60	$11.33	$11.38	$7.60

For each class of the Fund, expenses are equal to the annualized expense ratio for the class (1.52% for Class A, 2.27% for Class B, 2.28% for Class C and 1.52% for Class D), multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

Annual Report	June 30, 2009	25

Benchmark Descriptions

Unless otherwise noted, index returns reflect the reinvestment of income dividends and capital gains, if any, but do not reflect fees, brokerage commissions or other expenses of investing. It is not possible to invest directly in an index.

Prior to 11/1/06, performance data for the MSCI Indices was calculated gross of dividend tax withholding. Performance data presently shown for the Indices is net of dividend tax withholding. This recalculation results in lower performance for the Indices.

Index	Description
48% Russell 3000 Index, 12% MSCI All Country World Index Ex-US, 40% Barclays Capital U.S. Aggregate Index	The Blended Index represents the blended performance of a hypothetical index developed by the Adviser made up of 48% Russell 3000 Index, 12% MSCI All Country World ex-U.S. Index and 40% Barclays Capital U.S. Aggregate Index. The Russell 3000 Index and the Barclays Capital U.S. Aggregate Index are described below. The MSCI All Country World ex-U.S. Index is an unmanaged index of stocks representing both developed and emerging markets but excluding the United States. The Barclays Capital U.S. Aggregate Index is an unmanaged index of investment grade, U.S. dollar-denominated fixed-income securities of domestic issuers having a maturity greater than one year. The Russell 3000 Index is an unmanaged index of the 3,000 largest U.S. companies based on total market capitalization.

Barclays Capital U.S. Aggregate Index (formerly Barclays Capital Aggregate Bond Index)	The Barclays Capital U.S. Aggregate Index is an unmanaged index of investment grade, U.S. dollar-denominated fixed-income securities of domestic issuers having a maturity greater than one year.

MSCI All Country World Ex US Index	The Morgan Stanley Capital International All Country World ex-US Index (MSCI ACWI ex-US) is a market capitalization weighted index composed of approximately 2000 companies. It is representative of the market structure of 21 developed countries in North America, Europe, and the Pacific Rim, and excludes securities of United States’ issuers.

MSCI All Country World Index	The Morgan Stanley Capital International All Country World Index (MSCI ACWI) is a market capitalization weighted index composed of over 2000 companies. It is representative of the market structure of 22 developed countries in North America, Europe, and the Pacific Rim.

MSCI EAFE Growth Index	The Morgan Stanley Capital International (MSCI) Europe, Australasia, Far East Growth Index (EAFE Growth) is an unmanaged index consisting of 50% of the MSCI EAFE with the highest Price/Book Value ratio. Index weightings represent the relative capitalizations of the major overseas markets included in the index on a U.S. dollar adjusted basis.

MSCI EAFE Index	The Morgan Stanley Capital International (MSCI) Europe, Australasia, Far East Index (EAFE) is an unmanaged index of over 900 companies, and is a generally accepted benchmark for major overseas markets. Index weightings represent the relative capitalizations of those markets included in the index on a U.S. dollar adjusted basis.

MSCI Emerging Markets Index	The Morgan Stanley Capital International (MSCI) Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in the global emerging markets.

MSCI Pacific Index	The Morgan Stanley Capital International (MSCI) Pacific Index is a market capitalization weighted index composed of over 700 companies. It is representative of the market structure of 5 developed market countries in the Pacific Basin: Australia, Hong Kong, Japan, New Zealand, and Singapore.

MSCI World Index	The Morgan Stanley Capital International (MSCI) World Index is a free float-adjusted market capitalization index that is designed to measure global developed-market equity performance.

MSCI World Energy & Materials Composite Index	The MSCI World Energy & Materials Composite benchmark represents the performance of a hypothetical index developed by the Adviser. This composite is derived from the World Energy and World Materials components of the MSCI World Index, which is described above. The two components are weighted in the composite based on the market capitalization of those sectors from the prior month. As a result, the weightings of the two components in the composite may vary from month to month.

MSCI World Healthcare and Consumer Blended Index	MSCI World Healthcare and Consumer Blended Index is a blend of 70% MSCI World Healthcare Index, 15% MSCI World Consumer Discretionary Index and 15% MSCI World Consumer Staples Index. The Morgan Stanley Capital International (MSCI) World Index is an unmanaged market-weighted index that consists of over 1,200 securities traded in 23 of the worlds most developed countries. Securities are listed on exchanges in the U.S., Europe, Canada, Australia, New Zealand, and the Far East. The World Healthcare and Consumer Blended Benchmark represents the performance of a hypothetical index developed by the Adviser.

26	Allianz Funds

Benchmark Descriptions (Cont.)

Index	Description
MSCI World Small-Cap Index	The Morgan Stanley Capital International (MSCI) World Small-Cap Index is a free float-adjusted market capitalization index that is designed to measure small-cap equity performance in the global developed markets. The index targets 40% of the eligible small-cap universe within each industry group, within each country. MSCI defines the small-cap universe as all listed securities with a market capitalization in the range of USD 200-1,500 million.

NASDAQ Composite Index	The NASDAQ Composite Index is a market-value-weighted, technology-oriented index composed of approximately 5,000 domestic and foreign securities.

Russell 1000 Index	The Russell 1000 Index is an unmanaged index that consists of the 1,000 largest companies in the Russell 3000 Index and represents approximately 90% of the total market capitalization of the Russell 3000 Index. It is highly correlated with the S&P 500 Index.

Russell 1000 Growth Index	The Russell 1000 Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

Russell 1000 Value Index	The Russell 1000 Value Index measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values.

Russell 2000 Index	The Russell 2000 Index is an unmanaged index that consists of the 2,000 smallest companies in the Russell 3000 Index and represents approximately 10% of the total market capitalization of the Russell 3000. It is generally considered representative of the small-cap market.

Russell 2000 Growth Index	The Russell 2000 Growth Index is an unmanaged index composed of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values.

Russell 2000 Value Index	The Russell 2000 Value Index measures the performance of those Russell 2000 companies with lower price-to-book ratios and lower forecasted growth values.

Russell 3000 Growth Index	The Russell 3000 Growth Index is an unmanaged index composed of those Russell 3000 companies with higher price-to-book ratios and higher forecasted growth values.

Russell 3000 Index	The Russell 3000 Index is an unmanaged index generally representative of the U.S. market for large domestic stocks, as determined by total market capitalization, and which represents approximately 98% of the investable U.S. equity market.

Russell 3000 Value Index	The Russell 3000 Value Index is an unmanaged index that measures the performance of companies in the Russell 1000 and Russell 2000 Indexes that are considered to have less than average growth orientation.

Russell Midcap Growth Index	Russell Midcap Growth Index is an unmanaged index that measures the performance of those Russell Midcap companies with higher price-to-book ratios and higher forecasted growth values. The stocks are also members of the Russell 1000 Growth Index.

Russell Midcap Value Index	The Russell Midcap Value Index is an unmanaged index that measures the performance of medium capitalization companies in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values. The stocks are also members of the Russell 1000 Value Index.

Russell Top 200 Value Index	The Russell Top 200 Value Index measures the performance of those Russell Top 200 companies with lower price-to-book ratios and lower forecasted growth values. The stocks are also members of the Russell 1000 Value index.

S&P 500 Index	The Standard & Poor’s 500 Index is an unmanaged market index of large capitalization common stocks.

S&P 500 Healthcare Index	The S&P 500 Healthcare Index is a market capitalization weighted index that represents the Health Care sector performance of the S&P 500 Index.

S&P North American Technology Sector Index™ (formerly S&P GSTI Composite Index)	The S&P North American Technology-Internet Sector Index™ is a market capitalization weighted index representative of the Internet sector, including portals, e-retailing, e-finance, services, access, software and B2B commerce. It is a sub-index of the S&P North American Technology Sector Index Family, which is a broad-based index of more than 180 stocks designed to represent the technology sector. The sub-index is weighted using a modified-cap method whereby the largest stocks are capped at 12.5% of the index on each semiannual rebalancing date. The weightings may exceed 12.5% between rebalancing. All remaining stocks are included in proportion to their market capitalizations.

Annual Report	June 30, 2009	27

Schedule of Investments

NACM Emerging Markets Opportunities Fund

June 30, 2009

	Shares	Value (000s)

COMMON STOCK—95.7%
Bermuda—0.2%
Shanghai Real Estate Ltd. (b)	1,272,000	$161

Brazil—12.3%
Brasil Telecom Part S.A. ADR	3,500	134
Centrais Eletricas Brasileiras S.A.	100,000	1,462
Cia de Saneamento Basico do Estado de S.A. ADR	5,200	156
Itau Unibanco Banco Multiplo S.A. ADR	35,300	559
Petroleo Brasileiro S.A. ADR	31,800	1,303
Petroleo Brasileiro S.A. ADR, Class A	63,400	2,115
Redecard S.A.	13,500	208
Tele Norte Leste Participacoes S.A. ADR	46,200	687
Tim Participacoes S.A. ADR	8,700	152
Vale S.A. ADR	47,500	837
Vivo Participacoes S.A. ADR	26,300	498

		8,111

Cayman Islands—1.7%
China Resources Land Ltd.	158,000	349
Minth Group Ltd.	318,000	262
Semiconductor Manufacturing International Corp. (b)	6,672,000	336
Xingda International Holdings Ltd.	584,000	188

		1,135

Chile—1.7%
Empresa Nacional de Electricidad S.A. ADR	4,200	209
Enersis S.A. ADR	48,000	887

		1,096

China—14.8%
Bank of China Ltd.	2,861,000	1,355
Bank of Communications Co., Ltd.	330,000	367
China Construction Bank Corp.	1,695,200	1,304
China COSCO Holdings Co., Ltd., Class H	132,500	157
China Life Insurance Co., Ltd.	250,000	925
China Petroleum & Chemical Corp., Class H	1,290,000	978
Dongfeng Motor Group Co., Ltd.	442,000	373
Industrial & Commercial Bank of China	2,856,000	1,982
Maanshan Iron & Steel (b)	766,000	478
PetroChina Co., Ltd.	534,000	590
Tencent Holdings Ltd.	70,600	816
Weiqiao Textile Co.	286,500	148
Yanzhou Coal Mining Co., Ltd.	204,000	280

		9,753

Czech Republic—0.5%
Philip Morris CR AS	1,000	341

Egypt—0.4%
El Ezz Steel Co.	51,520	111
Maridive & Oil Services SAE	39,461	150

		261

Hong Kong—4.7%
Chaoda Modern Agriculture Holdings Ltd.	410,000	241
China Agri-Industries Holdings Ltd.	744,000	462
China Mobile Ltd.	102,500	1,026
China Pharmaceutical Group Ltd.	1,244,000	636

	Shares	Value (000s)

CNOOC Ltd.	230,000	$283
Lai Fung Holdings Ltd.	6,979,000	238
Sino-Ocean Land Holdings Ltd.	193,500	221

		3,107

Hungary—1.0%
Magyar Telekom Telecommunications PLC	213,167	630

India—6.3%
3i Infotech Ltd.	174,100	259
Allahabad Bank	162,106	263
Axis Bank Ltd.	74,317	1,279
Balrampur Chini Mills Ltd.	76,530	170
Bharat Petroleum Corp. Ltd.	18,016	162
Birla Corp. Ltd.	27,906	118
HDFC Bank Ltd. ADR	2,100	217
Hero Honda Motors Ltd.	5,825	170
Larsen & Toubro Ltd.	7,555	247
Maruti Suzuki India Ltd.	6,275	140
Oil & Natural Gas Corp. Ltd.	7,807	173
Punjab National Bank Ltd.	26,523	375
Tata Steel Ltd.	43,925	358
Union Bank Of India	49,781	252

		4,183

Indonesia—1.7%
Astra International Tbk.	193,000	448
PT Bank Central Asia Tbk	1,023,500	351
PT Perusahaan Gas Negara	604,000	185
PT United Tractors Tbk.	173,000	168

		1,152

Israel—3.1%
Israel Chemicals Ltd.	22,391	220
Makhteshim-Agan Industries Ltd.	66,768	329
Teva Pharmaceutical Industries Ltd. ADR	30,100	1,485

		2,034

Korea (Republic of)—0.9%
Kyeryong Construction Industrial Co., Ltd.	11,460	200
LG Dacom Corp.	8,520	118
Youngone Corp. (c)	29,600	267

		585

Kuwait—0.1%
Global Investment House KSCC GDR (b)(c)	43,440	80

Malaysia—1.1%
Burniputra Commerce Holdings Bhd	125,000	321
Lion Industries Corp. Bhd	729,800	258
Tenaga Nasional BHD	68,700	149

		728

Mexico—1.9%
America Movil S.A. de C.V. ADR, Class L	23,500	910
Cemex SAB de C.V. ADR (b)	34,528	322

		1,232

Philippines—0.3%
Robinsons Land Corp.	1,540,300	217

Russia—4.1%
Evraz Group S.A. GDR	36,352	689
LUKOIL ADR	15,600	692
Mobile Telesystems ADR	11,000	406
OAO Gazprom ADR	22,450	456
Sistema JSFC GDR (b)	39,300	476

		2,719

	Shares	Value (000s)

South Africa—7.4%
ABSA Group Ltd.	28,827	$411
Aveng Ltd.	86,386	392
FirstRand Ltd.	79,779	146
Harmony Gold Mining Co., Ltd. ADR (b)	33,700	348
Impala Platinum Holdings Ltd.	19,810	438
Kumba Iron Ore Ltd.	11,351	267
MTN Group Ltd.	64,507	991
Naspers Ltd.	31,925	841
Sanlam Ltd.	221,342	496
Standard Bank Group Ltd.	27,748	319
Truworths International Ltd.	51,011	245

		4,894

South Korea—13.8%
Daewoo Securities Co., Ltd.	16,600	245
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	14,250	222
Honam Petrochemical Corp.	3,090	185
Hyosung Corp.	4,110	299
Hyundai Mobis	2,081	181
Hyundai Motor Co.	12,192	705
Kolon Industries, Inc.	14,070	370
Korea Zinc Co., Ltd.	3,641	394
LG Chemical Ltd.	5,019	547
LG Corp.	13,620	648
LG Display Co., Ltd.	30,160	752
LG Electronics, Inc.	17,640	1,611
LG Telecom Ltd.	103,650	651
NCSoft Corp.	1,980	283
POSCO	1,320	439
Samsung Electronics Co., Ltd.	1,499	693
SK Energy Co., Ltd.	4,673	374
SK Holdings Co., Ltd.	6,135	510

		9,109

Taiwan—11.2%
AU Optronics Corp.	1,675,000	1,617
Compal Electronics, Inc.	1,322,000	1,069
Formosa Plastics Corp.	103,000	183
Inventec Co., Ltd.	591,000	340
KGI Securities Co., Ltd.	639,000	290
Lite-On Technology Corp.	342,000	296
Macronix International	332,000	150
MediaTek, Inc.	68,000	807
POU Chen Corp.	230,000	140
Quanta Computer, Inc.	686,990	1,104
Taiwan Semi-conductor Manufacturing Co., Ltd. ADR	37,200	350
Tatung Co., Ltd. (b)	1,014,000	249
Uni-President Enterprises Corp.	278,000	286
Walsin Technology Corp.	855,000	273
WPG Holdings Co., Ltd.	266,000	262

		7,416

Thailand—2.5%
PTT Exploration & Production PCL	63,900	253
PTT PCL	118,200	809
Thoresen Thai Agencies PCL	907,100	583

		1,645

Turkey—3.6%
Kardemir Karabuk Demir Celik Sanayi ve Ticaret AS (b)	1,933,976	660
KOC Holding AS (b)	342,316	585
Tupras Turkiye Petrol Rafine	15,828	192
Turk Hava Yollari	488,010	730
Turkiye Garanti Bankasi AS (b)	65,673	176

		2,343

28	Allianz Funds Annual Report	06.30.09

Schedule of Investments (cont.)

NACM Emerging Markets Opportunities Fund

June 30, 2009

	Shares	Value (000s)

United Kingdom—0.4%
British American Tobacco PLC	9,453	$261

Total Common Stock (cost—$55,284)		63,193

PREFERRED STOCK—4.1%
Brazil—4.1%
Bradespar S.A.	16,600	217
Centrais Eletricas Brasileiras S.A., Class B	43,400	565
Contax Participacoes S.A.	7,500	206
Investimentos Itau S.A.	245,090	1,091
Metalurgica Gerdau S.A.	21,300	280
Usinas Siderurgicas de Minas Gerais S.A.	15,475	328

Total Preferred Stock (cost—$2,370)		2,687

Total Investments (cost—$57,654) (a)—99.8%		65,880

Other assets less liabilities—0.2%		144

Net Assets—100.0%		$66,024

Notes to Schedule of Investments (amounts in thousands):
(a) Securities with an aggregate value of $47,781, representing 72.4% of net assets, were valued utilizing modeling tools provided by a third-party vendor as described in Note 2 in the Notes to Financial Statements.

(b) Non-income producing.

(c) Fair-valued security.

Glossary:
ADR—American Depositary Receipt
GDR—Global Depositary Receipt

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	29

Schedule of Investments

NACM Global Fund

June 30, 2009

	Shares	Value (000s)

COMMON STOCK—98.9%
Australia—1.6%
BHP Billiton Ltd.	14,282	$391

Belgium—3.1%
Anheuser-Busch InBev NV	11,435	415
Umicore	14,587	332

		747

Bermuda—0.0%
Peace Mark Holdings Ltd. (b)(d)	382,000	—(c)

Brazil—0.6%
Companhia Brasileira de Meios de Pagamento (b)	16,600	143

China—1.6%
China Mobile Ltd.	39,000	391

Finland—1.0%
Sampo Oyj, Class A	12,632	239

France—4.3%
BNP Paribas	5,391	351
Gaz De France	9,206	345
Ingenico	16,808	322

		1,018

Germany—4.0%
BAYER AG	4,260	229
Fresenius Medical Care AG & Co. KGaA	8,904	400
RWE AG	4,085	322

		951

Ireland—1.4%
Icon PLC ADR (b)	15,100	326

Israel—1.5%
Teva Pharmaceutical Industries Ltd. ADR	7,500	370

Japan—9.6%
ABC-Mart, Inc.	11,800	303
Asics Corp.	37,000	338
Fanuc Ltd.	4,700	377
Marubeni Corp.	67,000	296
Mitsubishi UFJ Financial Group, Inc.	58,300	360
Nissin Food Products Co., Ltd.	8,900	269
Tsumura & Co.	11,000	343

		2,286

Kuwait—0.2%
Global Investment House KSCC GDR (b)(d)	22,200	41

Netherlands—5.0%
ING Groep NV	40,821	413
Nutreco Holding NV	8,004	313
Royal KPN NV	32,881	454

		1,180

Spain—5.1%
Iberdrola Renovables S.A. (b)	91,580	420
Tecnicas Reunidas S.A.	7,632	362
Telefonica S.A.	18,835	428

		1,210

Switzerland—9.2%
ABB Ltd. (b)	18,616	294
ACE Ltd.	6,700	296
Alcon, Inc.	3,500	406
Nestle S.A.	9,966	376
Roche Holdings AG	3,043	415
Transocean Ltd. (b)	5,300	394

		2,181

	Shares	Value (000s)

United Kingdom—11.7%
ARM Holdings PLC	207,591	$409
BG Group PLC	23,568	397
Croda International	36,281	319
HSBC Holdings PLC	52,561	438
IG Group Holdings PLC	79,035	365
Marks & Spencer Group PLC	52,133	263
Petrofac Ltd.	29,879	330
Wellstream Holdings PLC	32,692	276

		2,797

United States—39.0%
Anadarko Petroleum Corp.	8,100	368
Ansys, Inc. (b)	13,000	405
Apple, Inc. (b)	3,400	484
Bank of America Corp.	31,800	420
Bank of New York Mellon Corp.	12,100	355
Best Buy Co., Inc.	7,600	254
Corning, Inc.	31,200	501
Ecolab, Inc.	12,200	476
FedEx Corp.	6,900	384
Guess?, Inc.	11,800	304
JPMorgan Chase & Co.	14,600	498
Kellogg Co.	9,900	461
Lockheed Martin Corp.	5,000	403
Monsanto Co.	3,900	290
Nike, Inc., Class B	7,000	362
Occidental Petroleum Corp.	5,800	382
Oracle Corp.	27,400	587
Praxair, Inc.	5,800	412
Procter & Gamble Co.	7,400	378
Target Corp.	8,300	327
Thermo Fisher Scientific, Inc. (b)	10,100	412
URS Corp. (b)	8,500	421
XTO Energy, Inc.	10,425	398

		9,282

Total Common Stock (cost—$25,495)		23,553

	Principal Amount (000s)
Repurchase Agreement—0.8%
State Street Bank & Trust Co., dated 6/30/09, 0.01%, due 7/1/09, proceeds $198; collateralized by Fannie Mae, 6.00%, due 4/18/36, valued at $204 including accrued interest (cost—$198)	$198	198

Total Investments (cost—$25,693) (a)—99.7%		23,751

Other assets less liabilities—0.3%		67

Net Assets—100.0%		$23,818

Notes to Schedule of Investments (amounts in thousands):
(a) Securities with an aggregate value of $12,295 representing 51.6% of net assets, have been valued utilizing modeling tools provided by a third-party vendor as described in Note 2 in the Notes to Financial Statements.

(b) Non-income producing

(c) Amount less than $500

(d) Fair-valued security

Glossary:
ADR—American Depositary Receipt
GDR—Global Depository Receipt

30	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

Schedule of Investments

NACM International Fund

June 30, 2009

	Shares	Value (000s)

COMMON STOCK—97.5%
Australia—4.5%
BHP Billiton Ltd.	31,855	$873
BlueScope Steel Ltd.	193,634	393
Caltex Australia Ltd.	104,652	1,162
Commonwealth Bank of Australia	56,319	1,765
ING Office Fund, REIT	850,097	314
OneSteel Ltd.	199,380	412
Suncorp-Metway Ltd.	211,605	1,138

		6,057

Belgium—1.7%
Anheuser-Busch InBev NV	12,209	443
Delhaize Group	26,629	1,875

		2,318

Bermuda—1.1%
Jardine Matheson Holdings Ltd.	16,400	448
Seadrill Ltd.	39,600	571
VTech Holdings Ltd.	67,000	456

		1,475

Finland—0.4%
Huhtamaki Oyj	36,500	377
Sponda OYJ (b)	77,200	220

		597

France—11.8%
AXA S.A.	22,118	418
BNP Paribas	40,527	2,643
Credit Agricole S.A.	157,826	1,979
Fonciere Des Regions, REIT	5,611	423
France Telecom S.A.	54,676	1,244
Groupe Steria SCA	19,070	351
Sanofi-Aventis S.A.	45,540	2,691
SCOR SE	14,496	298
Total S.A.	49,959	2,708
Unibail-Rodamco, REIT	6,902	1,032
Vinci S.A.	9,613	434
Vivendi Universal S.A.	59,401	1,426
Wendel	8,479	275

		15,922

Germany—5.4%
Bayerische Motoren Werke AG	36,725	1,387
Bilfinger Berger AG	13,832	644
Deutsche Bank AG	33,839	2,057
E.ON AG	34,368	1,220
HeidelbergCement AG	8,546	352
K&S AG	5,727	323
RWE AG	17,428	1,375

		7,358

Greece—1.0%
Public Power Corp. (b)	67,870	1,400

Hong Kong—3.3%
BOC Hong Kong Holdings Ltd.	1,163,000	2,023
Noble Group Ltd.	644,000	803
Shun TAK Holdings Ltd.	952,000	598
Swire Pacific Ltd.	61,000	606
Techtronic Industries Co.	629,000	434

		4,464

Italy—4.9%
Enel SpA	494,931	2,416
Eni SpA	130,832	3,103
Finmeccanica SpA	58,101	819
Italmobiliare SpA (b)	8,428	284

		6,622

	Shares	Value (000s)

Japan—21.6%
Canon, Inc.	12,000	$392
COMSYS Holdings Corp.	37,000	408
Cosmo Oil Co., Ltd.	355,000	1,202
Credit Saison Co., Ltd.	30,600	388
East Japan Railway Co.	11,200	674
Fast Retailing Co., Ltd.	4,200	547
Honda Motor Co., Ltd.	51,000	1,403
Hosiden Corp.	35,100	449
Ines Corp.	60,000	408
Itochu Corp.	248,000	1,721
JFE Holdings, Inc.	10,700	359
KDDI Corp.	147	780
Kyorin Co., Ltd.	28,000	425
Marubeni Corp.	213,000	942
Mitsubishi UFJ Financial Group, Inc.	176,600	1,091
Nintendo Co., Ltd.	2,400	664
Nippo Corp.	73,000	677
Nippon Electric Glass Co., Ltd.	94,000	1,051
Nippon Mining Holdings, Inc.	251,000	1,297
Nippon Soda Co., Ltd.	92,000	412
Nippon Telegraph & Telephone Corp.	16,800	684
Nissan Motor Co., Ltd.	184,000	1,117
Nomura Holdings, Inc.	82,600	697
Osaka Gas Co., Ltd.	169,000	539
Pacific Metals Co., Ltd.	43,000	332
Sasebo Heavy Industries Co., Ltd.	160,000	334
Seven & I Holdings Co., Ltd.	24,100	565
Shionogi & Co., Ltd.	38,000	734
Sojitz Corp.	255,100	560
Square Enix Holdings Co., Ltd.	15,200	357
Sumitomo Metal Mining Co., Ltd.	130,000	1,826
Sumitomo Osaka Cement Co., Ltd.	320,000	691
Sumitomo Trust & Banking Co., Ltd.	99,000	531
Taiheiyo Cement Corp.	174,000	298
Taiyo Yuden Co., Ltd.	68,000	749
Tokuyama Corp.	103,000	756
Tokyo Electric Power Co., Inc.	35,300	908
Toyo Suisan Kaisha Ltd.	63,000	1,298
Toyota Motor Corp.	24,800	938

		29,204

Luxembourg—0.4%
ArcelorMittal	16,693	552

Netherlands—2.2%
Koninklijke Ahold NV	122,053	1,407
Koninklijke Wessanen NV	97,341	373
Royal KPN NV	83,682	1,155

		2,935

Norway—0.3%
Marine Harvest (b)	578,000	389

Singapore—1.1%
Keppel Corp. Ltd.	89,000	422
SembCorp Marine Ltd.	245,000	452
Wilmar International Ltd.	168,000	579

		1,453

Spain—7.6%
Banco Santander Central
Hispano S.A.	292,264	3,533
Mapfre S.A.	606,841	1,983
Repsol YPF S.A.	101,489	2,272
Telefonica S.A.	109,613	2,489

		10,277

	Shares	Value (000s)

Sweden—3.0%
Boliden AB	160,900	$1,220
Hennes & Mauritz AB, Class B	10,275	513
Securitas AB, Class B	138,517	1,180
Svenska Cellulosa AB	108,200	1,139

		4,052

Switzerland—4.9%
Credit Suisse Group AG	31,251	1,432
Nestle S.A.	19,717	744
Novartis AG	30,953	1,260
Swiss Reinsurance	33,199	1,103
Syngenta AG	1,489	346
Zurich Financial Services AG	10,164	1,797

		6,682

United Kingdom—22.3%
Anglo American PLC	20,002	585
AstraZeneca PLC	76,236	3,361
Autonomy Corp. PLC (b)	20,713	491
BAE Systems PLC	291,890	1,631
Barclays PLC	220,778	1,026
BHP Billiton PLC	19,886	448
British American Tobacco PLC	85,290	2,354
Brixton PLC, REIT	299,672	199
Diageo PLC	41,554	597
GlaxoSmithKline PLC	229,835	4,060
J Sainsbury PLC	70,331	363
Kingfisher PLC	623,841	1,830
Logica PLC	1,686,749	2,197
Pearson PLC	35,280	355
Premier Foods PLC (b)	586,900	357
Prudential PLC	315,925	2,160
Rio Tinto PLC	9,691	336
Royal Dutch Shell PLC, Class B	115,251	2,902
RSA Insurance Group PLC	759,683	1,508
Taylor Woodrow PLC (b)	603,505	333
Vodafone Group PLC	1,337,563	2,601
Xstrata PLC	37,360	406

		30,100

Total Common Stock (cost—$130,288)		131,857

RIGHTS—0.0%
Australia—0.0%
ING Office Fund (b)(c) (cost—$0)	340,038	7

	Principal Amount (000s)
Repurchase Agreement—1.7%
State Street Bank & Trust Co., dated 6/30/09, 0.01%, due 7/1/09, proceeds $2,238; collateralized by Fannie Mae, 5.80%, due 2/9/26, valued at $2,283 including accrued interest (cost—$2,238)	$2,238	2,238

Total Investments (cost—$132,526) (a)—99.2%		134,102

Other assets less liabilities—0.8%		1,067

Net Assets—100.0%		$135,169

06.30.09	Allianz Funds Annual Report	31

Schedule of Investments (cont.)

NACM International Fund

June 30, 2009

Notes to Schedule of Investments (amounts in thousands):
(a) Securities with an aggregate value of $131,521 representing 97.3% of net assets, were valued utilizing modeling tools provided by a third-party vendor as described in Note 2 in the Notes to Financial Statements.

(b) Non-income producing.

(c) Fair-valued security.

Glossary:
REIT—Real Estate Investment Trust

32	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

Schedule of Investments

NACM Pacific Rim Fund

June 30, 2009

	Shares	Value (000s)

COMMON STOCK—96.6%
Australia—15.9%
ABB Grain Ltd., Class B	91,772	$687
Australia & New Zealand Banking Group Ltd.	202,187	2,679
BHP Billiton Ltd.	230,528	6,316
Cochlear Ltd.	62,287	2,891
CSL Ltd.	50,752	1,312
Incitec Pivot Ltd.	1,473,231	2,804
Rio Tinto Ltd.	71,797	2,999
Westpac Capital Corp.	236,285	3,844
Woodside Petroleum Ltd.	56,196	1,941
WorleyParsons Ltd.	49,352	941

		26,414

Bermuda—1.3%
China Yurun Food Group Ltd.	561,000	843
Haier Electronics Group Co., Ltd.	2,567,000	363
Huabao International Holdings Ltd.	950,000	917

		2,123

Cayman Islands—1.5%
Belle International Holdings Ltd.	1,013,000	875
Minth Group Ltd.	2,024,000	1,667

		2,542

China—7.5%
Anhui Conch Cement Co., Ltd.	216,000	1,342
China Life Insurance Co., Ltd.	341,000	1,262
China Life Insurance Co., Ltd. ADR	7,400	408
China Shenhua Energy Co., Class H	507,500	1,841
Great Wall Motor Co., Ltd.	575,500	454
Hengan International Group Co., Ltd.	192,000	890
Maanshan Iron & Steel (b)	2,824,000	1,761
Shandong Weigao Group Medical Polymer Co., Ltd.	608,000	1,558
Tencent Holdings Ltd.	105,000	1,214
ZTE Corp.	477,640	1,650

		12,380

Hong Kong—5.2%
China Everbright International Ltd.	3,139,000	881
China Mobile Ltd.	44,500	446
China Mobile Ltd. ADR	8,100	406
Hong Kong Electric Holdings	625,000	3,476
Hong Kong Exchange & Clearing Ltd.	28,000	433
MTR Corp.	296,000	890
Wharf Holdings Ltd.	512,000	2,162

		8,694

Japan—55.4%
Aisin Seiki Co., Ltd.	96,400	2,083
Astellas Pharma, Inc.	104,400	3,687
Bridgestone Corp.	104,000	1,629
Canon, Inc.	49,400	1,614
Daiseki Co., Ltd.	24,800	545
East Japan Railway Co.	38,500	2,318
EPS Co., Ltd.	317	1,215
Fanuc Ltd.	26,200	2,100
Hitachi Construction Machinery Co., Ltd.	62,200	1,011
Honda Motor Co., Ltd.	106,100	2,919
Japan Steel Works Ltd.	244,000	3,007
JFE Holdings, Inc.	26,600	894
Kamigumi Co., Ltd.	110,000	930

	Shares	Value (000s)
Kirin Brewery Co., Ltd.	132,000	$1,842
Kubota Corp.	219,000	1,803
Marubeni Corp.	525,000	2,322
Mitsubishi Corp.	51,500	950
Mitsubishi Electric Corp.	398,000	2,515
Mitsubishi UFJ Financial Group, Inc.	974,500	6,017
Mitsui & Co., Ltd.	129,000	1,529
Mitsui Fudosan Co., Ltd.	97,000	1,682
Mitsui Sumitomo Insurance Group Holdings, Inc.	46,700	1,222
Mizuho Financial Group, Inc.	654,000	1,519
Nikon Corp.	79,000	1,367
Nippon Building Fund, Inc., REIT	76	650
Nippon Telegraph & Telephone Corp.	50,200	2,044
Nitori Co., Ltd.	25,750	1,823
Nomura Holdings, Inc.	258,900	2,185
Osaka Gas Co., Ltd.	412,000	1,313
Panasonic Corp.	95,000	1,280
Pigeon Corp.	32,000	1,020
Sankyo Co., Ltd.	26,100	1,392
Seven & I Holdings Co., Ltd.	67,200	1,576
Softbank Corp.	97,500	1,899
Sony Corp.	62,700	1,636
Sumitomo Corp.	284,500	2,892
Sumitomo Metal Industries Ltd.	557,000	1,481
Sumitomo Mitsui Financial Group, Inc.	22,077	893
Suzuki Motor Corp.	56,800	1,274
Tokai Tokyo Securities Co., Ltd.	481,000	1,746
Tokio Marine Holdings, Inc.	27,300	750
Tokyo Electric Power Co., Inc.	169,500	4,358
Toshiba Plant Systems & Services Corp.	37,000	419
Towa Pharmaceutical Co., Ltd.	55,300	2,771
Toyo Tanso Co., Ltd.	32,100	1,225
Toyota Motor Corp.	114,100	4,315
Toyota Motor Corp. ADR	33,100	2,500
Tsumura & Co.	41,000	1,279
Unicharm Corp.	18,800	1,436
Yamada Denki Co., Ltd.	16,280	947

		91,824

Korea (Republic of)—2.1%
Hynix Semiconductor, Inc. (b)	162,980	1,732
Hyundai Motor Co.	30,339	1,755

		3,487

Papua New Guinea—0.5%
Lihir Gold Ltd. (b)	359,880	842

Singapore—2.7%
DBS Group Holdings Ltd.	314,224	2,548
Singapore Exchange Ltd.	160,000	779
Wilmar International Ltd.	321,000	1,107

		4,434

South Korea—0.5%
NHN Corp. (b)	6,620	913

Taiwan—1.5%
Taiwan Semi-conductor Manufacturing Co., Ltd. ADR	261,286	2,459

United Kingdom—2.5%
HSBC Holdings PLC	247,933	2,069
Standard Chartered PLC	107,900	2,073

		4,142

Total Common Stock (cost—$185,321)		160,254

	Principal Amount (000s)	Value (000s)
Repurchase Agreement—3.9%
State Street Bank & Trust Co., dated 6/30/09, 0.01%, due 7/1/09, proceeds $6,441; collateralized by Fannie Mae, 5.80%, due 2/9/26, valued at $6,573 including accrued interest (cost—$6,441)	$6,441	$6,441

Total Investments (cost—$191,762) (a)—100.5%		166,695

Liabilities in excess of other assets—(0.5)%		(831)

Net Assets—100.0%		$165,864

Notes to Schedule of Investments (amounts in thousands):
(a) Securities with an aggregate value of $154,481, representing 93.1% of net assets, have been valued utilizing modeling tools provided by a third-party vendor as described in Note 2 in the Notes to Financial Statements.

(b) Non-income producing.

Glossary:
ADR—American Depositary Receipt
REIT—Real Estate Investment Trust

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	33

Schedule of Investments

NFJ International Value Fund

June 30, 2009

	Shares	Value (000s)

COMMON STOCK—95.3%
Australia—1.0%
Australia & New Zealand Banking Group Ltd. ADR	794,400	$10,486

Belgium—2.5%
Etablissements Delhaize Group ADR	375,000	26,430

Bermuda—7.1%
Accenture Ltd.	272,700	9,124
Axis Capital Holding Ltd.	671,800	17,588
Ingersoll-Rand PLC	800,000	16,720
RenaissanceRe Holdings Ltd.	700,000	32,578

		76,010

Brazil—9.4%
Cia de Saneamento Basico do Estado de S.A. ADR	1,300,000	38,987
Cia Paranaense de Energia ADR	1,500,000	21,195
Petroleo Brasileiro S.A. ADR	550,000	22,539
Tele Norte Leste Participacoes S.A. ADR	1,200,000	17,844

		100,565

Canada—14.0%
Agrium, Inc.	450,000	17,951
Canadian Pacific Railway Ltd.	600,000	23,880
Nexen, Inc.	1,200,000	25,980
Petro-Canada	521,400	20,032
Toronto-Dominion Bank	500,000	25,855
TransCanada Corp.	800,000	21,528
Yamana Gold, Inc.	1,600,000	14,144

		149,370

Chile—1.0%
Lan Airlines S.A. ADR	903,600	10,870

Colombia—2.4%
BanColombia S.A. ADR	850,000	25,925

Finland—0.8%
Nokia OYJ ADR	575,000	8,383

France—5.3%
AXA S.A. ADR	1,600,000	30,336
France Telecom S.A. ADR	1,150,000	26,232

		56,568

Germany—2.7%
BASF SE ADR	470,000	18,722
SAP AG ADR	256,100	10,293

		29,015

Ireland—2.1%
Covidien PLC	600,000	22,464

Israel—0.9%
Teva Pharmaceutical Industries Ltd. ADR	200,000	9,868

Japan—2.4%
Mitsui & Co., Ltd. ADR	110,000	25,854

Korea (Republic of)—3.6%
POSCO ADR	252,000	20,833
SK Telecom Co., Ltd. ADR	1,150,000	17,422

		38,255

Luxembourg—2.2%
Tenaris S.A. ADR	881,000	23,822

Marshall Islands—1.2%
Teekay Corp.	600,000	12,618

	Shares	Value (000s)

Mexico—4.8%
Cemex SAB de C.V. ADR (a)	2,278,132	$21,278
Coca-Cola Femsa SAB DE CV ADR	734,200	29,456

		50,734

Netherlands—2.6%
Royal Dutch Shell PLC ADR, Class A	562,200	28,217

Norway—2.9%
Statoil ASA ADR	1,550,000	30,644

South Africa—3.1%
Sasol Ltd. ADR	950,000	33,079

Spain—2.0%
Banco Bilbao Vizcaya Argentaria S.A. ADR	1,660,000	20,850

Taiwan—0.9%
AU Optronics Corp. ADR	1	—(b)
Siliconware Precision Industries Co. ADR	1,526,100	9,462

		9,462

Turkey—0.9%
Turkcell Iletisim Hizmet AS ADR	720,700	9,989

United Kingdom—19.5%
AstraZeneca PLC ADR	700,000	30,898
British American Tobacco PLC ADR	300,000	16,740
Compass Group PLC ADR	3,814,400	21,704
Diageo PLC ADR	400,000	22,900
GlaxoSmithKline PLC ADR	870,000	30,746
HSBC Holdings PLC ADR	675,000	28,195
Pearson PLC ADR	2,638,800	26,678
Unilever PLC ADR	900,000	21,150
United Utilities Group PLC ADR	550,000	9,003

		208,014

Total Common Stock (cost—$1,182,143)		1,017,492

	Principal Amount (000s)
Repurchase Agreement—3.8%
State Street Bank & Trust Co., dated 6/30/09, 0.01%, due 7/1/09, proceeds $40,514; collateralized by Fannie Mae, 3.00%-4.125%, due 5/12/14- 2/11/15, valued at $41,325 including accrued interest (cost—$40,514)	$40,514	40,514

Total Investments (cost—$1,222,657)—99.1%		1,058,006

Other assets less liabilities—0.9%		9,197

Net Assets—100.0%		$1,067,203

Notes to Schedule of Investments:
(a) Non-income producing.

(b) Amount less than $500

Glossary:
ADR—American Depositary Receipt

34	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

Schedule of Investments

RCM Disciplined International Equity Fund

June 30, 2009

	Shares	Value (000s)

COMMON STOCK—98.0%
Belgium—1.2%
Anheuser-Busch InBev NV	13,800	$500

Brazil—1.0%
Petroleo Brasileiro S.A. ADR	10,100	414

Cayman Islands—1.0%
Netease.com, Inc. ADR (b)	12,200	429

China—1.3%
CNOOC Ltd.	426,000	525

Czech Republic—0.5%
CEZ AS	5,000	225

Denmark—1.4%
Novo Nordisk AS, Class B	10,900	594

France—14.5%
Capgemini S.A.	12,285	455
Groupe Danone	9,600	476
Ipsen S.A.	8,930	391
Pernod-Ricard S.A.	5,000	316
Pinault-Printemps-Redoute S.A.	5,370	440
Sanofi-Aventis S.A.	9,900	585
Societe Generale	10,700	587
Total S.A.	31,300	1,697
Vinci S.A.	14,800	668
Vivendi Universal S.A.	14,000	336

		5,951

Germany—7.3%
BAYER AG	12,994	698
Deutsche Bank AG	6,700	407
Merck KGaA	4,600	468
SAP AG	13,804	557
Siemens AG	12,475	863

		2,993

Greece—0.8%
Alpha Bank AE (b)	30,000	328

Hong Kong—1.5%
Cheung Kong Ltd.	53,000	605

India—2.1%
Bharti Airtel Ltd. (b)	29,395	494
ICICI Bank Ltd.	25,000	377

		871

Indonesia—0.9%
PT Perusahaan Gas Negara	1,200,000	368

Italy—3.9%
Eni SpA	31,000	735
Intesa Sanpaola SpA (b)	175,000	566
Saipem SpA	12,000	293

		1,594

Japan—20.6%
Asahi Glass Co., Ltd.	63,000	505
East Japan Railway Co.	15,500	933
Fanuc Ltd.	6,400	513
Ibiden Co., Ltd.	14,000	392
KDDI Corp.	149	790
Kirin Brewery Co., Ltd.	40,000	558
Kuraray Co., Ltd.	46,000	510
Mitsui Fudosan Co., Ltd.	31,000	538
Mizuho Financial Group, Inc.	159,000	369
Nidec Corp.	11,100	676
Nintendo Co., Ltd.	3,200	886
Nippon Electric Glass Co., Ltd.	50,000	559
Promise Co., Ltd.	14,000	179
Sumitomo Mitsui Financial Group, Inc.	16,900	684

	Shares	Value (000s)

T&D Holdings, Inc.	12,500	$357

		8,449

Netherlands—4.3%
Akzo Nobel NV	12,001	531
Royal KPN NV	39,407	544
Unilever NV	28,500	689

		1,764

South Korea—1.0%
Samsung Electronics Co., Ltd.	870	402

Spain—2.7%
Telefonica S.A.	48,000	1,090

Sweden—2.2%
Hennes & Mauritz AB, Class B	18,000	899

Switzerland—9.8%
ABB Ltd. (b)	59,000	932
Nestle S.A.	17,600	664
Roche Holdings AG	9,330	1,271
UBS AG (b)	20,000	246
Zurich Financial Services AG	5,100	901

		4,014

Taiwan—1.1%
Taiwan Semi-conductor Manufacturing Co., Ltd. ADR	46,000	433

Turkey—0.6%
Turkiye Garanti Bankasi AS (b)	100,000	267

United Kingdom—18.3%
BHP Billiton PLC	18,000	406
Carnival PLC	14,000	373
Centrica PLC	137,000	504
HSBC Holdings PLC	153,833	1,281
Inmarsat PLC	53,000	477
Prudential PLC	126,000	861
Reckitt Benckiser Group PLC	17,125	782
Rio Tinto PLC	18,100	627
Serco Group PLC	62,600	435
Shire PLC	41,074	567
Vodafone Group PLC	608,097	1,183

		7,496

Total Common Stock (cost—$48,842)		40,211

RIGHTS (b)—0.3%
United Kingdom—0.3%
Rio Tinto PLC (cost—$351)	9,502	109

	Principal Amount (000s)
Repurchase Agreement—0.6%
State Street Bank & Trust Co., dated 6/30/09, 0.01%, due 7/1/09, proceeds $235; collateralized by Fannie Mae, 5.80%, due 2/9/26, valued at $240 including accrued interest (cost—$235)	$235	235

Total Investments (cost—$49,428) (a)—98.9%		40,555

Other assets less liabilities—1.1%		460

Net Assets—100.0%		$41,015

Notes to Schedule of Investments (amounts in thousands):
(a) Securities with an aggregate value of $38,308, representing 93.4% of net assets, have been valued utilizing modeling tools provided by a third-party vendor as described in Note 2 in the Notes to Financial Statements.

(b) Non-income producing.

Glossary:
ADR—American Depositary Receipt

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	35

Schedule of Investments

RCM Global Resources Fund

June 30, 2009

	Shares	Value (000s)
COMMON STOCK—99.2%
Australia—2.2%
BHP Billiton Ltd.	28,066	$770

Brazil—5.3%
Petroleo Brasileiro S.A. ADR	28,200	1,155
Vale S.A. ADR	37,255	657

		1,812

Canada—7.6%
Barrick Gold Corp.	10,250	345
Canadian Natural Resources Ltd.	11,949	629
Suncor Energy, Inc.	28,123	855
Teck Cominco Ltd., Class B (b)	50,725	808

		2,637

Denmark—1.5%
Vestas Wind Systems A/S (b)	7,011	503

Spain—1.1%
Gamesa Corp. Tecnologica S.A.	19,875	379

Switzerland—2.7%
Noble Corp.	17,865	541
Transocean Ltd. (b)	5,430	403

		944

United Kingdom—6.5%
Anglo American PLC	16,965	496
BG Group PLC	49,260	829
Xstrata PLC	83,155	904

		2,229

United States—72.3%
Alcoa, Inc.	44,370	458
Anadarko Petroleum Corp.	19,405	881
Arch Coal, Inc.	17,090	263
Arena Resources, Inc. (b)	17,325	552
BJ Services Co.	37,870	516
Carrizo Oil & Gas, Inc. (b)	57,515	986
Cliffs Natural Resources, Inc.	41,110	1,006
Concho Resources, Inc. (b)	13,965	401
Consol Energy, Inc.	12,965	440
Continental Resources, Inc. (b)	16,645	462
Core Laboratories NV	7,825	682
Devon Energy Corp.	9,675	527
Diamond Offshore Drilling, Inc.	4,400	365
EOG Resources, Inc.	9,230	627
First Solar, Inc. (b)	2,095	340
Freeport-McMoRan Copper & Gold, Inc.	13,550	679
Goodrich Petroleum Corp. (b)	31,420	773
Hess Corp.	6,880	370
Marathon Oil Corp.	12,690	382
Monsanto Co.	5,170	384
Nabors Industries Ltd. (b)	22,215	346
National-Oilwell Varco, Inc. (b)	20,455	668
Newfield Exploration Co. (b)	20,665	675
Newmont Mining Corp.	8,230	336
Noble Energy, Inc.	10,350	610
Nucor Corp.	14,770	656
Peabody Energy Corp.	12,830	387
PetroHawk Energy Corp. (b)	51,740	1,154
SandRidge Energy, Inc. (b)	109,300	931
Schlumberger Ltd.	21,800	1,180
Smith International, Inc.	18,650	480
Southwestern Energy Co. (b)	51,500	2,001
Steel Dynamics, Inc.	59,645	879
U.S. Steel Corp.	30,005	1,072
Weatherford International Ltd. (b)	66,130	1,294
XTO Energy, Inc.	30,200	1,152

		24,915

Total Common Stock (cost—$32,659)		34,189

	Principal Amount (000s)	Value (000s)
Repurchase Agreement—1.0%
State Street Bank & Trust Co., dated 6/30/09, 0.01%, due 7/1/09, proceeds $341; collateralized by Fannie Mae, 5.80%, due 2/9/26, valued at $350 including accrued interest (cost—$341)	$341	$341

Total Investments (cost—$33,000) (a)—100.2%		34,530

Liabilities in excess of other assets—(0.2)%		(80)

Net Assets—100.0%		$34,450

Notes to Schedule of Investments (amounts in thousands):
(a) Securities with an aggregate value of $3,880, representing 11.3% of net assets, have been valued utilizing modeling tools provided by a third-party vendor as described in Note 2 in the Notes to Financial Statements.

(b) Non-income producing.

Glossary:
ADR—American Depositary Receipt

36	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

Schedule of Investments

RCM Global Small-Cap Fund

June 30, 2009

	Shares	Value (000s)

COMMON STOCK—97.8%
Austria—1.6%
Andritz AG	14,760	$623
Intercell AG (b)	13,882	477

		1,100

Belgium—0.4%
Hansen Transmissions International NV (b)	119,300	304

Bermuda—1.1%
Lazard Ltd., Class A	28,100	756
Peace Mark Holdings Ltd. (b)(d)	932,000	—(c)

		756

Brazil—0.4%
Gafisa S.A.	30,910	259

British Virgin Islands—0.7%
Yucheng Technologies Ltd. (b)	56,560	482

Canada—0.6%
MDC Partners, Inc., Class A (b)	74,825	413

Cayman Islands—2.3%
Daphne International Holdings Ltd.	682,000	355
Perfect World Co., Ltd. ADR, Class B (b)	22,870	654
Xinyi Glass Holdings Co., Ltd.	704,000	604

		1,613

China—1.3%
China Dongxiang Group Co.	1,342,000	896

Denmark—1.3%
D/S Norden	12,611	432
SimCorp A/S	3,048	474

		906

Finland—0.9%
Nokian Renkaat OYJ	33,302	627

France—0.9%
Saft Groupe S.A.	16,460	653

Germany—1.2%
Phoenix Solar AG	9,285	425
Software AG	5,805	412

		837

Greece—0.8%
JUMBO S.A.	60,446	592

Ireland—1.2%
Icon PLC ADR (b)	37,951	819

Italy—0.8%
Ansaldo STS SpA	31,170	574

Japan—10.0%
Accordia Golf Co., Ltd.	448	363
Capcom Co., Ltd.	15,740	283
Hosiden Corp.	45,300	579
JFE Shoji Holdings, Inc.	171,700	633
Kakaku.com, Inc.	157	595
Kuraray Co., Ltd.	46,955	521
Modec, Inc.	21,600	379
Nichi-iko Pharmaceutical Co., Ltd.	15,560	486
Nitori Co., Ltd.	7,240	513
SHO-BOND Holdings Co., Ltd.	18,600	353
Torishima Pump Manufacturing Co., Ltd.	40,950	600
Toyo Tire & Rubber Co. Ltd. (b)	199,000	476

	Shares	Value (000s)

Unicharm Petcare Corp.	19,630	$586
Yokogawa Electric Corp.	93,700	631

		6,998

Korea (Republic of)—1.7%
CJ Internet Corp.	33,940	372
LG Telecom Ltd.	38,550	242
Woongjin Thinkbig Co., Ltd.	30,760	550

		1,164

Luxembourg—0.6%
Acergy S.A.	39,560	391

Malaysia—1.5%
Gamuda Bhd	688,900	541
Knm Group Bhd	2,173,300	516

		1,057

Marshall Islands—0.7%
Genco Shipping & Trading Ltd.	21,110	459

Mexico—0.9%
Desarrolladora Homex S.A. de C.V. ADR (b)	22,100	616

Netherlands—1.5%
Aalberts Industries NV	66,435	523
Fugro NV	13,375	557

		1,080

Philippines—0.7%
Filinvest Land, Inc.	34,870,000	499

Poland—1.6%
Asseco Poland S.A.	29,603	508
PBG S.A. (b)	8,094	600

		1,108

Portugal—0.8%
Jeronimo Martins SGPS S.A.	83,478	569

Russia—1.5%
Comstar United Telesystems OJSC GDR	69,475	299
Severstal-Avto	49,445	348
Veropharm (b)	18,415	382

		1,029

Singapore—0.8%
SembCorp Industries Ltd.	263,000	545

Spain—1.7%
Tecnicas Reunidas S.A.	13,775	654
Viscofan S.A.	23,325	498

		1,152

Switzerland—3.2%
Bank Sarasin & Cie AG, Class B (b)	17,125	534
Georg Fischer AG (b)	1,356	232
Romande Energie Holding S.A.	213	402
Swissquote Group Holding S.A.	8,900	426
Winterthur Technologie AG	21,102	607

		2,201

United Kingdom—9.1%
Carillion PLC	116,180	483
Connaught PLC	68,970	427
Cookson Group PLC	165,270	712
Dana Petroleum PLC (b)	43,470	1,003
Debenhams PLC	347,980	465
Enterprise Inns PLC	157,230	323
Micro Focus International PLC	87,880	543

	Shares	Value (000s)

Moneysupermarket.com Group PLC	570,965	$462
Persimmon PLC	75,660	437
Restaurant Group PLC	299,880	706
SIG PLC	262,660	426
Taylor Woodrow PLC (b)	631,750	349

		6,336

United States—46.0%
Affiliated Managers Group, Inc. (b)	10,765	626
Alberto-Culver Co.	22,110	562
American Public Education, Inc. (b)	12,430	492
Arena Resources, Inc. (b)	17,158	547
Atlas Air Worldwide Holdings, Inc. (b)	23,445	544
Autoliv, Inc.	20,300	584
Bally Technologies, Inc. (b)	18,395	550
BE Aerospace, Inc. (b)	64,755	930
Blackboard, Inc. (b)	14,380	415
Capella Education Co. (b)	6,297	378
Carrizo Oil & Gas, Inc. (b)	30,115	516
Christopher & Banks Corp.	73,340	492
Clean Harbors, Inc. (b)	9,436	509
Comtech Telecommunications Corp. (b)	16,580	529
Corporate Office
Properties Trust, REIT	21,050	617
Cybersource Corp. (b)	35,120	537
DTS, Inc. (b)	21,980	595
Dupont Fabros Technology, Inc., REIT	39,875	376
Ebix, Inc. (b)	18,345	575
Esterline Technologies Corp. (b)	18,240	494
Factset Research Systems, Inc.	18,697	932
Genesee & Wyoming, Inc., Class A (b)	16,420	435
GFI Group, Inc.	49,188	332
Goodrich Petroleum Corp. (b)	15,040	370
Goodyear Tire & Rubber Co. (b)	41,135	463
Gymboree Corp. (b)	17,560	623
Hansen Natural Corp. (b)	12,220	377
Harman International Industries, Inc.	20,525	386
Hibbett Sports, Inc. (b)	17,015	306
HMS Holdings Corp. (b)	17,330	706
Human Genome Sciences, Inc. (b)	80,540	230
ICF International, Inc. (b)	18,895	521
Jabil Circuit, Inc.	40,450	300
JDA Software Group, Inc. (b)	35,580	532
Knoll, Inc.	66,935	507
LaSalle Hotel Properties, REIT	26,365	325
Liberty Media Corp., Class A (b)	42,505	576
LogMeIn, Inc. (b)	4,205	67
Macrovision Solutions Corp. (b)	24,298	530
Mettler Toledo International, Inc. (b)	5,495	424
Monolithic Power Systems, Inc. (b)	32,405	726
Natus Medical, Inc. (b)	43,284	500
NCI, Inc., Class A (b)	10,875	331
ON Semi-conductor Corp. (b)	107,200	735
Onyx Pharmaceuticals, Inc. (b)	10,350	293
Packaging Corp. of America	37,240	603
Palm, Inc. (b)	59,510	986
Pricesmart, Inc.	15,930	267
PrivateBancorp, Inc.	31,034	690
Rosetta Stone, Inc. (b)	15,025	412
SandRidge Energy, Inc. (b)	48,125	410
Silgan Holdings, Inc.	10,575	519
Snap-On, Inc.	19,991	575
Solera Holdings, Inc. (b)	20,489	520
Stanley, Inc. (b)	16,165	532

06.30.09	Allianz Funds Annual Report	37

Schedule of Investments (cont.)

RCM Global Small-Cap Fund

June 30, 2009

	Shares	Value (000s)

Steel Dynamics, Inc.	34,871	$514
Stifel Financial Corp. (b)	15,795	760
Sun Healthcare Group, Inc. (b)	38,067	321
Sunstone Hotel Investors, Inc., REIT	70,585	378
United Natural Foods, Inc. (b)	21,185	556
United Therapeutics Corp. (b)	8,650	721
Vocus, Inc. (b)	27,975	553
Western Alliance Bancorp (b)	44,140	302

		32,014

Total Common Stock (cost—$64,685)		68,049

	Principal Amount (000s)
Repurchase Agreement—2.5%
State Street Bank & Trust Co., dated 6/30/09, 0.01%, due 7/1/09, proceeds $1,760; collateralized by Fannie Mae, 5.80%, due 2/9/26, valued at $1,797 including accrued interest (cost—$1,760)	$1,760	1,760

Total Investments (cost—$66,445) (a)—100.3%		69,809

Liabilities in excess of other assets—(0.3)%		(204)

Net Assets—100.0%		$69,605

Notes to Schedule of Investments (amounts in thousands):
(a) Securities with an aggregate value of $30,547, representing 43.9% of net assets, have been valued utilizing modeling tools provided by a third-party vendor as described in Note 2 in the Notes to Financial Statements.

(b) Non-income producing.

(c) Amount less than $500.

(d) Fair valued security.

Glossary:
ADR—American Depositary Receipt
GDR—Global Depositary Receipt
REIT—Real Estate Investment Trust

38	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

Schedule of Investments

RCM Technology Fund

June 30, 2009

	Shares	Value (000s)

COMMON STOCK—80.7%
Auto Components—0.2%
Johnson Controls, Inc.	58,880	$1,279

Chemicals—1.4%
Monsanto Co.	171,445	12,745

Communications Equipment—12.4%
Cisco Systems, Inc. (d)	474,277	8,841
F5 Networks, Inc. (d)	309,345	10,700
Juniper Networks, Inc. (c)(d)	58,940	1,391
Motorola, Inc.	507,450	3,364
QUALCOMM, Inc.	918,020	41,494
Research In Motion Ltd. (d)	150,450	10,689
Riverbed Technology, Inc. (d)	1,204,810	27,940
Starent Networks Corp. (d)	225,260	5,499

		109,918

Computers & Peripherals—17.6%
Apple, Inc. (c)(d)	461,990	65,801
Data Domain, Inc. (d)	1,015,280	33,860
Dell, Inc. (d)	304,735	4,184
EMC Corp. (c)(d)	60,840	797
Hewlett-Packard Co.	460,515	17,799
HTC Corp.	49,000	688
International Business Machines Corp.	130,620	13,639
Netapp, Inc. (d)	215,510	4,250
SanDisk Corp. (d)	759,160	11,152
Synaptics, Inc. (d)	117,220	4,531

		156,701

Construction & Engineering—0.4%
Fluor Corp.	1,000	51
Quanta Services, Inc. (d)	144,915	3,352

		3,403

Diversified Telecommunication Services—1.3%
China Telecom Corp. Ltd.	13,028,000	6,466
China Telecom Corp. Ltd. ADR	95,185	4,736
Clearwire Corp., Class A (d)	124,150	687

		11,889

Electrical Equipment—2.6%
ABB Ltd. (d)	77,850	1,229
ABB Ltd. ADR	137,980	2,177
Energy Conversion Devices, Inc. (d)	32,825	465
First Solar, Inc. (d)	98,535	15,975
Solar World AG	2,110	50
Suntech Power Holdings Co., Ltd. ADR (d)	175,530	3,135

		23,031

Electronic Equipment, Instruments & Components—2.0%
Amphenol Corp., Class A	419,910	13,286
Itron, Inc. (c)(d)	87,800	4,835
Kyocera Corp.	100	7
Mabuchi Motor Co., Ltd.	100	5

		18,133

Hotels, Restaurants & Leisure—0.0%
Ctrip.com International Ltd. ADR	100	5

Internet & Catalog Retail—2.4%
Amazon.com, Inc. (c)(d)	225,825	18,893
Expedia, Inc. (d)	72,730	1,099
Netflix, Inc. (d)	34,965	1,445

		21,437

	Shares	Value (000s)

Internet Software & Services—10.5%
Alibaba.com Ltd. (d)	141,500	$250
Baidu.com, Inc. ADR (d)	50,580	15,229
Equinix, Inc. (d)	72,780	5,294
Google, Inc., Class A (c)(d)	91,590	38,613
Netease.com, Inc. ADR (c)(d)	506,020	17,802
Tencent Holdings Ltd.	1,023,183	11,826
WebMD Health Corp., Class A (d)	20,615	617
Yahoo!, Inc. (d)	242,965	3,805

		93,436

IT Services—2.8%
Cognizant Technology Solutions Corp., Class A (c)(d)	698,150	18,641
Cybersource Corp. (d)	73,640	1,127
Visa, Inc., Class A	80,440	5,008

		24,776

Media—0.8%
Comcast Corp., Class A (c)	449,855	6,518
Liberty Media Corp., Ser. A (d)	24,100	645

		7,163

Semiconductors & Semiconductor Equipment—9.7%
Advantest Corp.	580,700	10,575
ASML Holding NV	336,250	7,280
Cree, Inc. (d)	31,000	911
Intel Corp. (c)	90,830	1,503
MEMC Electronic Materials, Inc. (d)	265,200	4,723
ON Semi-conductor Corp. (c)(d)	2,291,505	15,720
Samsung Electronics Co., Ltd.	35,200	16,275
Samsung Electronics Co., Ltd. GDR (a)	5,365	1,252
Taiwan Semiconductor Manufacturing Co., Ltd.	7,346,000	12,056
Taiwan Semiconductor Manufacturing Co., Ltd. ADR	293,075	2,758
Texas Instruments, Inc.	631,980	13,461

		86,514

Software—15.4%
Activision Blizzard, Inc. (c)(d)	657,795	8,308
Ariba, Inc. (d)	523,910	5,155
AsiaInfo Holdings, Inc. (d)	28,815	496
Autonomy Corp. PLC (d)	539,505	12,783
BMC Software, Inc. (c)(d)	26,485	895
Concur Technologies, Inc. (d)	242,320	7,531
Longtop Financial Technologies Ltd. ADR (d)	80,240	1,971
McAfee, Inc. (d)	393,630	16,607
Microsoft Corp. (c)	623,255	14,815
Nuance Communications, Inc. (d)	82,455	997
Oracle Corp. (c)	1,321,720	28,311
Red Hat, Inc. (d)	387,210	7,795
Salesforce.com, Inc. (c)(d)	297,670	11,362
Shanda Interactive Entertainment Ltd. ADR (d)	344,800	18,030
Symantec Corp. (d)	100	2
Vmware, Inc., Class A (d)	58,470	1,594

		136,652

Technology—0.5%
Infineon Technologies AG (d)	1,103,000	4,016

	Shares	Value (000s)

Wireless Telecommunication Services—0.7%
American Tower Corp., Class A (d)	64,485	$2,033
Bharti Airtel Ltd. (d)	241,330	4,059

		6,092

Total Common Stock (cost—$574,389)		717,190

SHORT-TERM INVESTMENTS—14.6%
	Credit Rating (Moody’s/ S&P)*	Principal Amount (000s)
Convertible Bonds—1.8%
Financial Services—1.8%
Goldman Sachs Group, Inc., zero coupon, 12/8/09 (a)	NR/NR	$76	5,806
zero coupon, 3/29/10	A1/NR	9	9,751

Total Convertible Bonds (cost—$15,266)			15,557

Repurchase Agreement—12.8%
State Street Bank & Trust Co., dated 6/30/09, 0.01%, due 7/1/09, proceeds $113,654; collateralized by Fannie Mae, 3.00%-4.00%, due 1/28/13-5/12/14, valued at $90,211 including accrued interest and Freddie Mac, 5.935%, due 7/31/13, valued at $25,719 including accrued interest (cost—$113,654)	113,654	113,654

Total Short-Term Investments (cost—$128,920)		129,211

OPTIONS PURCHASED (d)—4.4%
	Contracts
Call Options—3.4%
American Tower Corp. (CBOE), strike price $32.50, expires 10/17/09	8,400	1,596
Cisco Systems, Inc. (CBOE), strike price $21, expires 10/17/09	14,348	732
Dell, Inc. (CBOE), strike price $11, expires 11/21/09	2,000	670
Equinix, Inc. (CBOE), strike price $75, expires 1/22/11	660	924
First Solar, Inc. (CBOE), strike price $130, expires 9/19/09	600	2,277
Hewlett Packard Co. (CBOE), strike price $32.50, expires 8/22/09	2,780	1,751
strike price $37.50, expires 1/16/10	6,100	2,562
Intel Corp. (CBOE), strike price $17.50, expires 1/16/10	16,000	1,952
Intuit, Inc. (CBOE), strike price $22.50, expires 1/16/10	7,300	4,782

06.30.09	Allianz Funds Annual Report	39

Schedule of Investments (cont.)

RCM Technology Fund

June 30, 2009

	Contracts	Value (000s)

Itron, Inc. (CBOE), strike price $60, expires 8/22/09	500	$85
Microsoft Corp. (CBOE), strike price $21, expires 10/17/09	13,400	4,556
strike price $23, expires 10/17/09	26,400	5,438
Symantec Corp. (CBOE), strike price $16, expires 10/17/09	11,000	1,210
Yahoo!, Inc. (CBOE), strike price $15, expires 1/16/10	9,200	2,116

		30,651

Put Options—1.0%
NVIDIA Corp. (CBOE), strike price $10, expires 7/18/09	3,100	46
Philadelphia Semiconductor (CBOE), strike price $255, expires 7/18/09	4,500	2,430
PowerShares QQQ (CBOE), strike price $36, expires 8/22/09	21,000	2,625
SPDR Trust (CBOE), strike price $91, expires 8/22/09	12,000	3,660

		8,761

Total Options Purchased (cost—$31,964)		39,412

Total Investments before options written and securities sold short (cost—$735,273)—99.7%		885,813

OPTIONS WRITTEN (d)—(2.6)%
Call Options—(1.4)%
Amazon.com, Inc. (CBOE), strike price $95, expires 10/17/09	1,061	(355)
Apple, Inc. (CBOE), strike price $130, expires 7/18/09	500	(657)
strike price $150, expires 7/18/09	400	(52)
Baidu.com (CBOE), strike price $300, expires 7/18/09	424	(538)
CA, Inc. (CBOE), strike price $22.50, expires 8/22/09	4,000	(30)
Comcast Corp. (CBOE), strike price $12.50, expires 10/17/09	4,400	(1,089)
First Solar, Inc. (CBOE), strike price $210, expires 9/19/09	1,238	(483)
Intuit, Inc. (CBOE), strike price $27.50, expires 1/16/10	7,300	(2,190)
iShares Russell 2000 Index (CBOE), strike price $38, expires 7/18/09	3,200	(3)
MEMC Electronic Materials, Inc. (CBOE), strike price $20, expires 10/17/09	3,117	(468)

	Contracts	Value (000s)

Monsanto Co. (CBOE), strike price $90, expires 7/18/09	1,500	$(7)
NVIDIA Corp. (CBOE), strike price $12, expires 7/18/09	3,100	(78)
Philadelphia Semiconductor (CBOE), strike price $280, expires 7/18/09	3,000	(518)
PowerShares QQQ (CBOE), strike price $39, expires 8/22/09	21,000	(735)
Red Hat, Inc. (CBOE), strike price $20, expires 9/19/09	3,872	(620)
Shanda Interactive Entertainment Ltd. (CBOE), strike price $60, expires 7/18/09	1,224	(80)
strike price $40, expires 9/19/09	1,224	(1,659)
strike price $50, expires 9/19/09	1,000	(670)
SPDR Trust (CBOE), strike price $98, expires 8/22/09	12,000	(1,104)
Symantec Corp. (CBOE), strike price $19, expires 10/17/09	11,000	(275)
Vmware, Inc. (CBOE), strike price $32, expires 7/18/09	729	(7)
Yahoo!, Inc. (CBOE), strike price $20, expires 1/16/10	9,200	(589)

		(12,207)

Put Options—(1.2)%
Activision Blizzard, Inc. (CBOE), strike price $11, expires 7/18/09	9,000	(90)
strike price $7.50, expires 8/22/09	4,000	(20)
Amazon.com, Inc. (CBOE), strike price $55, expires 7/18/09	1,774	(7)
strike price $60, expires 7/18/09	1,200	(5)
American Tower Corp. (CBOE), strike price $27.50, expires 10/17/09	8,000	(840)
Apple, Inc. (CBOE), strike price $70, expires 7/18/09	770	(2)
strike price $80, expires 7/18/09	850	(1)
strike price $80, expires 1/16/10	1,864	(191)
Baidu.com (CBOE), strike price $120, expires 9/19/09	300	(6)
CA, Inc. (CBOE), strike price $15, expires 8/22/09	13,000	(286)
China Telecom Corp. Ltd. (CBOE), strike price $35, expires 1/16/10	3,000	(442)
Cisco Systems, Inc. (CBOE), strike price $15, expires 10/17/09	24,496	(784)
strike price $17, expires 10/17/09	10,852	(846)

	Contracts	Value (000s)

Data Domain, Inc. (CBOE), strike price $10, expires 9/19/09	3,000	$(60)
Dell, Inc. (CBOE), strike price $8, expires 11/21/09	11,200	(101)
Equinix, Inc. (CBOE), strike price $55, expires 1/22/11	660	(502)
First Solar, Inc. (CBOE), strike price $100, expires 9/19/09	600	(118)
Hewlett Packard Co. (CBOE), strike price $25, expires 8/22/09	2,780	(28)
strike price $32.50, expires 1/16/10	6,100	(921)
Intel Corp. (CBOE), strike price $14, expires 1/16/10	8,000	(688)
strike price $15, expires 1/16/10	8,000	(960)
International Business Machines Corp. (CBOE), strike price $90, expires 7/18/09	990	(10)
Intuit, Inc. (CBOE), strike price $20, expires 1/16/10	8,300	(374)
iShares Russell 2000 Index (CBOE), strike price $29, expires 7/18/09	8,104	(162)
Itron, Inc. (CBOE), strike price $35, expires 8/22/09	500	(10)
Microsoft Corp. (CBOE), strike price $16, expires 10/17/09	4,800	(53)
strike price $17, expires 10/17/09	35,000	(630)
Oil Service HLDRs Trust (CBOE), strike price $90, expires 7/18/09	2,000	(210)
Philadelphia Semiconductor (CBOE), strike price $225, expires 7/18/09	4,500	(202)
PowerShares QQQ (CBOE), strike price $32, expires 8/22/09	21,000	(672)
QUALCOMM, Inc. (CBOE), strike price $30, expires 7/18/09	2,785	(6)
strike price $36, expires 7/18/09	1,120	(3)
strike price $37.50, expires 7/18/09	800	(4)
SanDisk Corp. (CBOE), strike price $6, expires 7/18/09	5,000	(22)
strike price $7, expires 7/18/09	4,300	(4)
strike price $8, expires 7/18/09	2,400	(5)
SPDR Trust (CBOE), strike price $82, expires 8/22/09	12,000	(1,032)
Symantec Corp. (CBOE), strike price $12.50, expires 10/17/09	11,000	(412)

40	Allianz Funds Annual Report	06.30.09

Schedule of Investments (cont.)

RCM Technology Fund

June 30, 2009

	Contracts	Value (000s)

Yahoo!, Inc. (CBOE), strike price $10, expires 1/16/10	13,380	$(401)

		(11,110)

Total Options Written (premiums received—$52,356)		(23,317)

SECURITIES SOLD SHORT—(0.5)%
	Shares
Chemicals—(0.0)%
CF Industries Holdings, Inc.	100	(7)
Mosaic Co.	100	(5)

		(12)

Electrical Equipment—(0.1)%
Q-Cells AG (d)	38,495	(787)

Electronic Equipment, Instruments & Components—(0.4)%
Nidec Corp.	63,100	(3,841)

Total Securities Sold Short (proceeds—$4,380)		(4,640)

Total Investments net of options written and securities sold short (cost—$678,537) (b)—96.6%		857,856

Other assets less other liabilities—3.4%		30,694

Net Assets—100.0%		$888,550

Notes to Schedule of Investments (amounts in thousands):
* Unaudited.

(a) 144A Security—Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, typically only to qualified institutional buyers. Unless otherwise indicated these securities are not considered to be illiquid.

(b) Securities with an aggregate value of $75,659 representing 8.5% of net assets, have been valued utilizing modeling tools provided by a third-party vendor as described in Note 2 in the Notes to Financial Statements.

(c) All or partial amount segregated as collateral for options written and securities sold short.

(d) Non-income producing.

Glossary:
ADR—American Depositary Receipt
CBOE—Chicago Board Options Exchange
GDR—Global Depositary Receipt
NR—Not Rated

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	41

Schedule of Investments

RCM Wellness Fund

June 30, 2009

	Shares	Value (000s)

COMMON STOCK—96.7%
Biotechnology—15.2%
Amgen, Inc. (b)	69,760	$3,693
BioMarin Pharmaceutical, Inc. (b)	61,325	957
Gilead Sciences, Inc. (b)	130,200	6,099
Human Genome Sciences, Inc. (b)	435,970	1,247
Onyx Pharmaceuticals, Inc. (b)	38,175	1,079
Protalix Biotherapeutics, Inc. (b)	53,545	242
United Therapeutics Corp. (b)	12,400	1,033
Vertex Pharmaceuticals, Inc. (b)	79,200	2,823

		17,173

Food & Staples Retailing—1.5%
CVS Caremark Corp.	36,600	1,167
Whole Foods Market, Inc.	30,325	571

		1,738

Food Products—4.0%
Astra Agro Lestari Tbk. PT	459,500	754
Fresh Del Monte Produce, Inc. (b)	49,415	803
General Mills, Inc.	20,600	1,154
Golden Agri-Resources Ltd.	3,460,000	902
Kuala Lumpur Kepong Bhd	256,000	865

		4,478

Health Care Equipment & Supplies—12.9%
Alcon, Inc.	31,400	3,646
Baxter International, Inc.	43,790	2,319
Boston Scientific Corp. (b)	121,075	1,228
Edwards Lifesciences Corp. (b)	16,570	1,127
Enteromedics, Inc. (b)	129,384	431
Inverness Med Innovations, Inc. (b)	40,175	1,430
NuVasive, Inc. (b)	13,700	611
St. Jude Medical, Inc. (b)	91,050	3,742

		14,534

Health Care Providers & Services—16.6%
Aetna, Inc.	100,600	2,520
DaVita, Inc. (b)	33,945	1,679
Express Scripts, Inc. (b)	94,500	6,497
Fresenius Medical Care AG & Co. KGaA	28,230	1,269
Henry Schein, Inc. (b)	24,405	1,170
McKesson Corp.	31,795	1,399
Medco Health Solutions, Inc. (b)	65,900	3,006
WellPoint, Inc. (b)	23,020	1,171

		18,711

Health Care Technology—0.7%
Medidata Solutions, Inc. (b)	47,600	780

Internet & Catalog Retail—0.8%
NutriSystem, Inc.	63,400	919

Life Sciences Tools & Services—9.0%
Icon PLC ADR (b)	65,255	1,408
Illumina, Inc. (b)	45,170	1,759
Life Technologies Corp. (b)	55,000	2,295
Mettler Toledo International, Inc. (b)	7,200	555
Qiagen NV (b)	70,300	1,307
Thermo Fisher Scientific, Inc. (b)	68,820	2,806

		10,130

	Shares	Value (000s)

Multi-Utilities—1.1%
Veolia Environnement	40,400	$1,194

Personal Products—1.1%
Herbalife Ltd.	40,500	1,277

Pharmaceuticals—29.9%
Abbott Laboratories	51,210	2,409
Allergan, Inc.	26,190	1,246
AstraZeneca PLC	25,600	1,129
BAYER AG	23,700	1,274
Johnson & Johnson	119,900	6,811
Nichi-iko Pharmaceutical Co., Ltd.	11,600	362
Perrigo Co.	48,100	1,336
Schering-Plough Corp.	236,700	5,946
Shire PLC	256,000	3,533
Teva Pharmaceutical Industries Ltd. ADR	96,900	4,781
Towa Pharmaceutical Co., Ltd.	8,000	401
Wyeth	98,200	4,457

		33,685

Software—1.2%
Nintendo Co., Ltd.	5,100	1,411

Specialty Retail—0.7%
Dick’s Sporting Goods, Inc. (b)	48,565	835

Textiles, Apparel & Luxury Goods—2.0%
Adidas AG	28,500	1,086
Lululemon Athletica, Inc. (b)	85,730	1,117

		2,203

Total Common Stock (cost—$98,783)		109,068

RIGHTS (b)—0.1%
Food Products—0.1%
Golden Agri-Resources Ltd. (c) (cost—$0)	588,200	81

	Principal Amount (000s)
Repurchase Agreement—3.6%
State Street Bank & Trust Co., dated 6/30/09, 0.01%, due 7/1/09, proceeds $4,017; collateralized by Fannie Mae, 6.00%, due 4/18/36, valued at $4,099 including accrued interest (cost—$4,017)	$4,017	4,017

	Contracts	Value (000s)

OPTIONS PURCHASED (b)—0.4%
Call Options—0.4%
Baxter International, Inc. (CBOE), strike price $50, expires 8/22/09	995	$418
Boston Scientific Corp. (CBOE), strike price $7.50, expires 8/22/09	260	70

Total Options Purchased (cost—$285)		488

Total Investments (cost—$103,085) (a)—100.8%		113,654

Liabilities in excess of other assets—(0.8)%		(851)

Net Assets—100.0%		$112,803

Notes to Schedule of Investments (amounts in thousands):
(a) Securities with an aggregate value of $14,180, representing 12.6% of net assets, have been valued utilizing modeling tools provided by a third-party vendor as described in Note 2 in the Notes to Financial Statements.

(b) Non-income producing.

(c) Fair-valued security.

Glossary:
ADR—American Depositary Receipt
CBOE—Chicago Board Options Exchange

42	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

(THIS PAGE INTENTIONALLY LEFT BLANK)

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	43

Statements of Assets and Liabilities

June 30, 2009
Amounts in thousands, except per share amounts	NACM Emerging Markets Opportunities Fund	NACM Global Fund	NACM International Fund	NACM Pacific Rim Fund

Assets:
Investments, at value	$65,880	$23,553	$131,864	$160,254
Repurchase agreements, at value	—	198	2,238	6,441
Cash	—	1	—	1
Foreign currency, at value	1,153	—	70	644
Receivable for investments sold	1,177	560	1,465	3,690
Receivable for Fund shares sold	427	20	54	152
Dividends and interest receivable (net of foreign taxes)	436	39	482	255
Deposits with brokers for short sales collateral	—	—	—	—
Investments in Affiliated Funds–Trustee Deferred Compensation Plan (see Note 5)	9	3	34	24
Total Assets	69,082	24,374	136,207	171,461

Liabilities:
Payable for investments purchased	$1,773	$445	$556	$4,668
Payable for securities sold short	—	—	—	—
Payable to custodian for cash overdraft	547	—	—	—
Options written, at value	—	—	—	—
Payable for Fund shares redeemed	476	70	277	648
Dividends payable	—	—	—	—
Investment advisory fees payable	49	14	69	124
Administration fees payable	31	10	62	78
Distribution fees payable	8	9	23	29
Servicing fees payable	10	5	17	26
Trustee Deferred Compensation Plan (see Note 5)	9	3	34	24
Recoupment payable to Manager	5	—	—	—
Foreign tax payable	150	—	—	—
Total Liabilities	3,058	556	1,038	5,597
Net Assets	$66,024	$23,818	$135,169	$165,864

Net Assets Consist of:
Paid-in-capital	$156,316	$42,289	$347,789	$267,616
Undistributed (dividends in excess of) net investment income	357	(6)	3,158	808
Accumulated net realized loss	(98,727)	(16,523)	(217,364)	(77,505)
Net unrealized appreciation/depreciation of investments, options written and foreign currency transactions	8,078	(1,942)	1,586	(25,055)
Net Assets	$66,024	$23,818	$135,169	$165,864

Net Assets:
Class A	$26,153	$7,661	$38,008	$35,087
Class B	—	8,124	—	14,283
Class C	13,090	5,578	35,034	31,399
Class D	7,964	1,675	5,440	40,638
Class R	—	554	38	—
Class P	665	194	2,076	6,064
Institutional Class	18,152	16	54,566	38,393
Administrative Class	—	16	7	—

Shares Issued and Outstanding:
Class A	1,506	655	3,410	3,737
Class B	—	737	—	1,603
Class C	765	505	3,177	3,549
Class D	452	143	491	4,339
Class R	—	48	3	—
Class P	38	16	187	628
Institutional Class	1,043	1	4,896	3,973
Administrative Class	—	1	1	—

44	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

NFJ International Value Fund	RCM Disciplined International Equity Fund	RCM Global Resources Fund	RCM Global Small-Cap Fund	RCM Technology Fund	RCM Wellness Fund

$1,017,492	$40,320	$34,189	$68,049	$772,159	$109,637
40,514	235	341	1,760	113,654	4,017
1	1	1	—	—	—
—	46	—	30	4,332	—
—	567	459	237	17,845	1,192
4,166	27	59	22	1,308	5
8,536	133	39	240	277	33
—	—	—	—	30,000	—
52	5	2	15	75	8
1,070,761	41,334	35,090	70,353	939,650	114,892

$—	$226	$534	$432	$18,806	$1,769
—	—	—	—	4,640	—
—	—	12	—	—	—
—	—	—	—	23,317	—
2,219	29	44	192	2,994	167
—	—	—	—	17	—
531	17	21	55	658	73
487	20	14	28	288	41
103	14	5	14	77	8
166	8	6	12	115	23
52	5	2	15	75	8
—	—	2	—	—	—
—	—	—	—	113	—
3,558	319	640	748	51,100	2,089
$1,067,203	$41,015	$34,450	$69,605	$888,550	$112,803

$1,753,320	$107,485	$53,466	$139,160	$1,227,179	$227,901
2,205	1,195	(28)	(149)	(724)	(253)
(523,660)	(58,790)	(20,518)	(72,749)	(517,255)	(125,414)
(164,662)	(8,875)	1,530	3,343	179,350	10,569
$1,067,203	$41,015	$34,450	$69,605	$888,550	$112,803

$500,695	$11,190	$11,395	$21,515	$297,181	$11,635
—	5,029	—	11,064	16,529	5,229
164,246	18,604	8,187	11,267	99,134	7,528
101,451	848	6,093	14,257	140,496	88,411
—	—	—	—	—	—
53,466	—	423	759	2,409	—
247,345	5,231	8,352	10,743	302,275	—
—	113	—	—	30,526	—

32,953	1,160	954	1,361	10,265	626
—	526	—	739	609	298
10,883	1,950	701	753	3,655	428
6,681	87	510	902	4,907	4,760
—	—	—	—	—	—
3,490	—	35	46	80	—
16,147	532	693	656	10,106	—
—	12	—	—	1,033	—

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	45

Statements of Assets and Liabilities  (Cont.)

June 30, 2009
Amounts in thousands, except per share amounts	NACM Emerging Markets Opportunities Fund	NACM Global Fund	NACM International Fund	NACM Pacific Rim Fund

Net Asset Value and Redemption Price Per Share (Net Asset Per Share Outstanding)
Class A	$17.37	$11.70	$11.15	$9.39
Class B	—	11.03	—	8.91
Class C	17.11	11.06	11.03	8.85
Class D	17.63	11.71	11.08	9.37
Class R	—	11.50	11.08	—
Class P	17.24	12.07	11.09	9.65
Institutional Class	17.41	12.08	11.15	9.66
Administrative Class	—	11.86	11.62	—

Cost of Investments	$57,654	$25,495	$130,288	$185,321
Cost of Repurchase Agreement	$—	$198	$2,238	$6,441
Cost of Foreign Currency	$1,152	$—	$70	$641
Premiums Received for Options Written	$—	$—	$—	$—
Proceeds on Securities Sold Short	$—	$—	$—	$—

46	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

NFJ International Value Fund	RCM Disciplined International Equity Fund	RCM Global Resources Fund	RCM Global Small-Cap Fund	RCM Technology Fund	RCM Wellness Fund

$15.19	$9.65	$11.95	$15.81	$28.95	$18.58
—	9.55	—	14.97	27.13	17.56
15.09	9.54	11.69	14.96	27.12	17.57
15.18	9.71	11.94	15.81	28.63	18.57
—	—	—	—	—	—
15.32	—	12.01	16.37	29.89	—
15.32	9.83	12.04	16.37	29.91	—
—	9.92	—	—	29.56	—

$1,182,143	$49,193	$32,659	$64,685	$621,619	$99,068
$40,514	$235	$341	$1,760	$113,654	$4,017
$—	$46	$(12)	$30	$4,260	$—
$—	$—	$—	$—	$52,356	$—
$—	$—	$—	$—	$4,380	$—

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	47

Statements of Operations

For the Year Ended June 30, 2009
Amounts in thousands	NACM Emerging Markets Opportunities Fund	NACM Global Fund	NACM International Fund	NACM Pacific Rim Fund

Investment Income:
Interest	$10	$5	$23	$46
Dividends, net of foreign withholding taxes	3,838	587	6,462	4,996
Security lending income (net)	—	—	35	69
Miscellaneous income	—	—	1	1
Total Income	3,848	592	6,521	5,112

Expenses:
Investment advisory fees	794	220	1,206	1,826
Administration fees	491	157	1,095	1,160
Distribution fees — Class B	—	84	—	150
Distribution fees — Class C	102	54	399	334
Distribution fees — Class R	—	1	—	—
Servicing fees — Class A	74	26	166	140
Servicing fees — Class B	—	28	—	50
Servicing fees — Class C	34	18	133	111
Servicing fees — Class D	49	5	18	110
Servicing fees — Class R	—	1	—	—
Distribution and/or servicing fees — Administrative Class	—	—	—	—
Dividends on securities sold short	—	—	—	—
Trustees’ fees	9	3	31	31
Interest expense	78	2	21	14
Tax expense	1	—	2	—
Miscellaneous expense	4	—	—	—
Total Expenses	1,636	599	3,071	3,926
Reimbursement from Adviser	—	—	—	—
Net Expenses	1,636	599	3,071	3,926
Net Investment Income (Loss)	2,212	(7)	3,450	1,186

Realized and Change in Unrealized Gain (Loss):
Net realized gain (loss) on:
Investments	(88,332)	(14,849)	(148,877)	(77,387)
Options written	—	—	—	—
Securities sold short	—	—	—	—
Foreign currency transactions	(1,320)	(52)	56	(279)
Payments from Affiliate (see Note 11)	—	—	—	—
Net change in unrealized appreciation/depreciation of:
Investments	7,662	(5,276)	5,001	(33,382)
Options written	—	—	—	—
Securities sold short	—	—	—	—
Foreign currency transactions	25	—	(3)	26
Net Realized and Change in Unrealized Loss	(81,965)	(20,177)	(143,823)	(111,022)
Net Decrease in Net Assets Resulting from Investment Operations	$(79,753)	$(20,184)	$(140,373)	$(109,836)

48	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

NFJ International Value Fund	RCM Disciplined International Equity Fund	RCM Global Resources Fund	RCM Global Small-Cap Fund	RCM Technology Fund	RCM Wellness Fund

$274	$2	$6	$6	$1,015	$18
41,983	1,221	427	1,063	8,607	1,095
168	8	—	157	605	2
3	—	1	13	26	—
42,428	1,231	434	1,239	10,253	1,115

6,430	243	226	949	7,752	843
5,962	282	152	456	3,410	474
—	54	—	115	143	40
1,469	156	69	125	766	56
—	—	—	—	—	—
1,441	35	31	78	742	29
—	18	—	38	48	13
490	52	23	42	255	19
254	2	11	48	351	202
—	—	—	—	—	—
—	—	—	—	64	—
—	—	—	—	324	—
162	7	3	14	131	17
4	1	2	13	42	6
—	—	1	—	1	—
—	—	—	—	—	—
16,212	850	518	1,878	14,029	1,699
—	—	—	(16)	—	(16)
16,212	850	518	1,862	14,029	1,683
26,216	381	(84)	(623)	(3,776)	(568)

(519,647)	(10,791)	(20,447)	(61,591)	(430,348)	(59,983)
—	—	—	—	17,969	389
—	—	—	—	12,079	(310)
(28)	23	(44)	(316)	(2,012)	(347)
—	—	—	—	17	—

(100,134)	(14,653)	(13,293)	(6,852)	96,509	46,158
—	—	—	—	19,556	—
—	—	—	—	(6,441)	(63)
2	(1)	—	(11)	187	—
(619,807)	(25,422)	(33,784)	(68,770)	(292,484)	(14,156)
$(593,591)	$(25,041)	$(33,868)	$(69,393)	$(296,260)	$(14,724)

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	49

Statements of Changes in Net Assets

Amounts in thousands	NACM Emerging Markets Opportunities Fund		NACM Global Fund		NACM International Fund

	Year Ended June 30, 2009	Year Ended June 30, 2008	Year Ended June 30, 2009	Year Ended June 30, 2008	Year Ended June 30, 2009	Year Ended June 30, 2008

Increase (Decrease) in Net Assets from:

Investment Operations:
Net investment income (loss)	$2,212	$2,622	$(7)	$(5)	$3,450	$7,132
Net realized gain (loss) on investments and options written, securities sold short and foreign currency transactions	(89,652)	3,386	(14,901)	(250)	(148,821)	(39,337)
Payments from Affiliate (see Note 11)	—	51	—	—	—	—
Net change in unrealized appreciation/depreciation of investments, options written, securities sold short, foreign currency transactions and contingent receivable from Letter of Credit	7,687	(24,002)	(5,276)	(2,840)	4,998	(75,632)
Net increase (decrease) resulting from investment operations	(79,753)	(17,943)	(20,184)	(3,095)	(140,373)	(107,837)

Dividends and Distributions to Shareholders from:
Net investment income
Class A	(844)	(76)	—	—	(1,885)	(3,859)
Class B	—	—	—	—	—	—
Class C	(381)	(1)	—	—	(955)	(1,312)
Class D	(266)	(146)	—	—	(232)	(302)
Class R	—	—	—	—	(2)	(1)
Class P	—	—	—	—	—	—
Institutional Class	(1,033)	(122)	—	—	(3,306)	(2,665)
Administrative Class	—	—	—	—	—	—
Net realized capital gains
Class A	—	(2,565)	(29)	(1,372)	—	(42,837)
Class B	—	—	(31)	(2,361)	—	—
Class C	—	(761)	(21)	(1,277)	—	(26,767)
Class D	—	(2,709)	(5)	(262)	—	(3,242)
Class R	—	—	(2)	(6)	—	(7)
Class P	—	—	—	—	—	—
Institutional Class	—	(3,887)	—	(2)	—	(19,860)
Administrative Class	—	—	—	(2)	—	(2)
Total Dividends and Distributions to Shareholders	(2,524)	(10,267)	(88)	(5,282)	(6,380)	(100,854)

Fund Share Transactions:
Net proceeds from the sale of Fund shares	41,247	293,739	7,670	26,574	33,821	172,018
Issued in reinvestment of distributions	2,233	9,221	70	4,395	5,736	84,405
Cost of shares redeemed	(117,867)	(136,530)	(19,289)	(16,409)	(153,806)	(390,376)
Net increase (decrease) from Fund share transactions	(74,387)	166,430	(11,549)	14,560	(114,249)	(133,953)
Fund Redemption Fees	16	183	2	3	15	21
Total Increase (Decrease) in Net Assets	(156,648)	138,403	(31,819)	6,186	(260,987)	(342,623)

Net Assets:
Beginning of year	222,672	84,269	55,637	49,451	396,156	738,779
End of year*	$66,024	$222,672	$23,818	$55,637	$135,169	$396,156
* Including undistributed (dividends in excess of) net investment income of:	$357	$1,952	$(6)	$(24)	$3,158	$5,647

50	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

NACM Pacific Rim Fund		NFJ International Value Fund		RCM Disciplined International Equity Fund		RCM Global Resources Fund		RCM Global Small-Cap Fund

Year Ended June 30, 2009	Year Ended June 30, 2008	Year Ended June 30, 2009	Year Ended June 30, 2008	Year Ended June 30, 2009	Year Ended June 30, 2008	Year Ended June 30, 2009	Year Ended June 30, 2008	Year Ended June 30, 2009	Year Ended June 30, 2008

$1,186	$340	$26,216	$37,489	$381	$299	$(84)	$85	$(623)	$(2,017)
(77,666)	44,203	(519,675)	53,911	(10,768)	7,658	(20,491)	2,037	(61,907)	(3,806)
—	31	—	—	—	—	—	—	—	—
(33,356)	(88,517)	(100,132)	(131,898)	(14,654)	(15,299)	(13,293)	10,731	(6,863)	(55,170)
(109,836)	(43,943)	(593,591)	(40,498)	(25,041)	(7,342)	(33,868)	12,853	(69,393)	(60,993)

(17)	—	(15,543)	(19,804)	(234)	(218)	(25)	—	—	—
—	—	—	—	—	(72)	—	—	—	—
—	—	(4,074)	(6,155)	(126)	(112)	(3)	—	—	—
(23)	—	(2,887)	(2,838)	(14)	(17)	(10)	—	—	—
—	—	—	—	—	—	—	—	—	—
—	—	(91)	—	—	—	—	—	—	—
(58)	—	(6,231)	(4,458)	(118)	(136)	(47)	—	—	—
—	—	—	—	(2)	(3)	—	—	—	—

(709)	(17,243)	(19,287)	(22,155)	—	—	(491)	(495)	(1)	(8,022)
(260)	(6,606)	—	—	—	—	—	—	—	(4,273)
(595)	(13,937)	(6,369)	(9,991)	—	—	(364)	(288)	—	(4,513)
(551)	(12,313)	(3,252)	(2,681)	—	—	(157)	(130)	—	(5,035)
—	—	—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—	—	—
(479)	(7,304)	(5,646)	(3,909)	—	—	(259)	(275)	—	(2,492)
—	—	—	—	—	—	—	—	—	—
(2,692)	(57,403)	(63,380)	(71,991)	(494)	(558)	(1,356)	(1,188)	(1)	(24,335)

45,512	151,391	1,023,212	1,296,394	6,067	34,722	22,172	56,312	9,353	63,529
2,064	42,420	47,205	48,399	442	492	1,213	1,084	1	21,300
(125,017)	(172,689)	(818,700)	(263,790)	(22,508)	(37,961)	(24,640)	(16,324)	(60,328)	(119,200)
(77,441)	21,122	251,717	1,081,003	(15,999)	(2,747)	(1,255)	41,072	(50,974)	(34,371)
21	49	241	102	1	3	11	53	2	10
(189,948)	(80,175)	(405,013)	968,616	(41,533)	(10,644)	(36,468)	52,790	(120,366)	(119,689)

355,812	435,987	1,472,216	503,600	82,548	93,192	70,918	18,128	189,971	309,660
$165,864	$355,812	$1,067,203	$1,472,216	$41,015	$82,548	$34,450	$70,918	$69,605	$189,971
$808	$(1)	$2,205	$4,843	$1,195	$357	$(28)	$83	$(149)	$(105)

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	51

Statements of Changes in Net Assets  (Cont.)

Amounts in thousands	RCM Technology Fund		RCM Wellness Fund

	Year Ended June 30, 2009	Year Ended June 30, 2008	Year Ended June 30, 2009	Year Ended June 30, 2008

Increase (Decrease) in Net Assets from:

Investment Operations:
Net investment loss	$(3,776)	$(8,962)	$(568)	$(733)
Net realized gain (loss) on investments, options written, securities sold short and foreign currency transactions	(402,312)	165,447	(60,251)	515
Payments from Affiliate (see Note 11)	17	—	—	—
Net change in unrealized appreciation/depreciation of investments, options written, securities sold short and foreign currency transactions	109,811	(226,874)	46,095	(5,420)
Net decrease resulting from investment operations	(296,260)	(70,389)	(14,724)	(5,638)

Distributions to Shareholders from:
Net realized capital gains
Class A	(26,363)	(18,792)	—	—
Class B	(1,713)	(2,155)	—	—
Class C	(9,596)	(7,479)	—	—
Class D	(12,638)	(9,430)	—	—
Class R	—	—	—	—
Class P	(1)	—	—	—
Institutional Class	(23,440)	(17,392)	—	—
Administrative Class	(2,115)	(1,592)	—	—
Total Distributions to Shareholders	(75,866)	(56,840)	—	—

Fund Share Transactions:
Net proceeds from the sale of Fund shares	193,810	604,817	8,055	7,909
Issued in reorganization	—	—	93,308	—
Issued in reinvestment of distributions	69,555	51,672	—	—
Cost of shares redeemed	(284,167)	(453,459)	(42,828)	(22,468)
Net increase (decrease) from Fund share transactions	(20,802)	203,030	58,535	(14,559)
Fund Redemption Fees	145	290	17	2
Total Increase (Decrease) in Net Assets	(392,783)	76,091	43,828	(20,195)

Net Assets:
Beginning of year	1,281,333	1,205,242	68,975	89,170
End of year*	$888,550	$1,281,333	$112,803	$68,975
* Including dividends in excess of net investment income of:	$(724)	$—	$(253)	$—

52	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

(THIS PAGE INTENTIONALLY LEFT BLANK)

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	53

Financial Highlights

Selected Per Share Data for the Year or Period Ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss) (a)	Net Realized and Change in Unrealized Gain (Loss) on Investments (a)	Total from Investment Operations	Dividends from Net Investment Income	Distributions to Shareholders from Net Realized Gains
NACM Emerging Markets Opportunities Fund
Class A
6/30/2009	$29.98	$0.47	$(12.51)	$(12.04)	$(0.57)	$—
6/30/2008	30.45	0.46	0.58	1.04	(0.04)	(1.50)
8/21/2006† - 6/30/2007	20.13	(0.06)	10.38	10.32	—	—
Class C
6/30/2009	$29.57	$0.30	$(12.28)	$(11.98)	$(0.48)	$—
6/30/2008	30.25	0.23	0.56	0.79	— (b)	(1.50)
8/21/2006† - 6/30/2007	20.13	(0.22)	10.34	10.12	—	—
Class D
6/30/2009	$29.95	$0.50	$(12.46)	$(11.96)	$(0.36)	$—
6/30/2008	30.47	0.43	0.60	1.03	(0.07)	(1.50)
8/21/2006† - 6/30/2007	20.13	(0.11)	10.45	10.34	—	—
Class P
7/7/2008† - 6/30/2009	$28.67	$0.53	$(11.13)	$(10.60)	$(0.83)	$—
Institutional Class
6/30/2009	$30.19	$0.53	$(12.61)	$(12.08)	$(0.70)	$—
6/30/2008	30.56	0.49	0.65	1.14	(0.05)	(1.50)
6/30/2007	19.43	(0.01)	11.63	11.62	(0.03)	(0.46)
4/1/2006 - 6/30/2006	20.59	0.07	(1.23)	(1.16)	—	—
3/31/2006	12.62	0.28	7.96	8.24	(0.27)	—
5/27/2004† - 3/31/2005	10.00	0.08	2.55	2.63	(0.01)	—
*	Annualized
†	Commencement of operations.
(a)	Calculated on average shares outstanding during the period.
(b)	Less than $0.01 per share.
(c)	If the Adviser did not reimburse expenses, the ratio of expenses to average net assets would have been 2.83%.
(d)	Due to the realignment of the Fund’s portfolio in connection with the combination with Emerging Countries Fund on March 24, 2005, the cost of purchases of $2,958,229 and proceeds from sales of $3,564,155 have been excluded from the Portfolio Turnover calculation.
(e)	If the Adviser did not reimburse expenses, the ratio of expenses to average net assets would have been 2.21%.
(f)	If the Adviser did not reimburse expenses, the ratio of expenses to average net assets would have been 2.79.%.
(g)	If the Adviser did not reimburse expenses, the ratio of expenses to average net assets would have been 3.56%.
(h)	If the Adviser did not reimburse expenses, the ratio of expenses to average net assets would have been 1.94%.

54	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

Total Dividends and Distributions	Fund Redemption Fees (a)		Net Asset Value End of Period	Total Return	Net Assets End of Period (000s)	Ratio of Expenses to Average Net Assets with Waiver and Reimbursement		Ratio of Expenses to Average Net Assets without Waiver and Reimbursement		Ratio of Net Investment Income (Loss) to Average Net Assets		Portfolio Turnover Rate

$(0.57)	$—	(b)	$17.37	(39.66)%	$26,153	1.86%		1.86%		2.58%		182%
(1.54)	0.03		29.98	2.93	69,165	1.77		1.77		1.43		194
—	—	(b)	30.45	51.95	16,359	1.88	*(f)	1.88	*(f)	(0.27	)*	77

$(0.48)	$—	(b)	$17.11	(40.10)%	$13,090	2.62%		2.62%		1.73%		182%
(1.50)	0.03		29.57	2.08	24,888	2.52		2.52		0.72		194
—	—	(b)	30.25	51.00	4,407	2.64	*(g)	2.64	*(g)	(0.98	)*	77

$(0.36)	$—	(b)	$17.63	(39.63)%	$7,964	1.85%		1.85%		2.52%		182%
(1.57)	0.02		29.95	2.86	66,283	1.77		1.77		1.31		194
—	—	(b)	30.47	52.05	3,669	1.94	*	1.94	*	(0.49	)*	77

$(0.83)	$—	(b)	$17.24	(36.23)%	$665	1.46	%*	1.46	%*	3.26	%*	182%

$(0.70)	$—	(b)	$17.41	(39.40)%	$18,152	1.47%		1.47%		2.89%		182%
(1.55)	0.04		30.19	3.26	62,336	1.37		1.37		1.51		194
(0.49)	—	(b)	30.56	61.11	59,834	1.61	(h)	1.61	(h)	(0.06)		77
—	—		19.43	(5.63)	21,682	1.55		1.55		1.42		28
(0.27)	—		20.59	65.89	20,725	1.68	(e)	1.68	(e)	1.88		119
(0.01)	—		12.62	26.32	26,517	1.75	*(c)	1.75	*(c)	0.56	*	59 (d)

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	55

Financial Highlights  (Cont.)

Selected Per Share Data for the Year or Period Ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss) (a)	Net Realized and Change in Unrealized Gain (Loss) on Investments (a)	Total from Investment Operations	Dividends from Net Investment Income	Distributions to Shareholders from Net Realized Gains
NACM Global Fund
Class A
6/30/2009	$18.03	$0.05	$(6.35)	$(6.30)	$—	$(0.03)
6/30/2008	20.66	0.10	(0.79)	(0.69)	—	(1.94)
6/30/2007	17.47	— (b)	4.21	4.21	—	(1.02)
6/30/2006	15.43	0.03	2.69	2.72	—	(0.68)
6/30/2005	14.23	— (b)	1.80	1.80	—	(0.61)
Class B
6/30/2009	$17.12	$(0.04)	$(6.02)	$(6.06)	$—	$(0.03)
6/30/2008	19.84	(0.05)	(0.73)	(0.78)	—	(1.94)
6/30/2007	16.94	(0.13)	4.05	3.92	—	(1.02)
6/30/2006	15.09	(0.09)	2.62	2.53	—	(0.68)
6/30/2005	14.03	(0.10)	1.76	1.66	—	(0.61)
Class C
6/30/2009	$17.17	$(0.04)	$(6.04)	$(6.08)	$—	$(0.03)
6/30/2008	19.89	(0.05)	(0.73)	(0.78)	—	(1.94)
6/30/2007	16.98	(0.13)	4.06	3.93	—	(1.02)
6/30/2006	15.13	(0.11)	2.64	2.53	—	(0.68)
6/30/2005	14.05	(0.10)	1.78	1.68	—	(0.61)
Class D
6/30/2009	$18.05	$0.06	$(6.37)	$(6.31)	$—	$(0.03)
6/30/2008	20.67	0.10	(0.78)	(0.68)	—	(1.94)
6/30/2007	17.48	0.03	4.18	4.21	—	(1.02)
6/30/2006	15.44	0.08	2.64	2.72	—	(0.68)
6/30/2005	14.24	— (b)	1.80	1.80	—	(0.61)
Class R
6/30/2009	$17.76	$0.06	$(6.29)	$(6.23)	$—	$(0.03)
6/30/2008	20.41	0.07	(0.78)	(0.71)	—	(1.94)
6/30/2007	17.31	(0.03)	4.15	4.12	—	(1.02)
6/30/2006	15.34	(0.05)	2.70	2.65	—	(0.68)
6/30/2005	14.18	(0.05)	1.81	1.76	—	(0.61)
Class P
7/7/2008† - 6/30/2009	$17.97	$0.19	$(6.06)	$(5.87)	$—	$(0.03)
Institutional Class
6/30/2009	$18.54	$0.11	$(6.54)	$(6.43)	$—	$(0.03)
6/30/2008	21.11	0.18	(0.81)	(0.63)	—	(1.94)
6/30/2007	17.76	0.09	4.28	4.37	—	(1.02)
6/30/2006	15.62	(0.03)	2.85	2.82	—	(0.68)
6/30/2005	14.34	0.05	1.83	1.88	—	(0.61)
Administrative Class
6/30/2009	$18.24	$0.08	$(6.43)	$(6.35)	$—	$(0.03)
6/30/2008	20.85	0.13	(0.80)	(0.67)	—	(1.94)
6/30/2007	17.59	0.03	4.25	4.28	—	(1.02)
6/30/2006	15.52	0.02	2.73	2.75	—	(0.68)
6/30/2005	14.28	0.02	1.82	1.84	—	(0.61)
*	Annualized
†	Commencement of operations.
(a)	Calculated on average shares outstanding during the period.
(b)	Less than $0.01 per share.
(c)	Effective April 1, 2005, the Administration Fee was reduced by 0.10%.

56	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

Total Dividends and Distributions	Fund Redemption Fees (a)		Net Asset Value End of Period	Total Return	Net Assets End of Period (000s)	Ratio of Expenses to Average Net Assets with Waiver and Reimbursement		Ratio of Expenses to Average Net Assets without Waiver and Reimbursement		Ratio of Net Investment Income (Loss) to Average Net Assets	Portfolio Turnover Rate

$(0.03)	$—	(b)	$11.70	(34.90)%	$7,661	1.47%		1.47%		0.42%	106%
(1.94)	—	(b)	18.03	(4.23)	17,701	1.46		1.46		0.51	80
(1.02)	—	(b)	20.66	24.75	13,501	1.46		1.46		(0.01)	102
(0.68)	—	(b)	17.47	17.85	10,485	1.47	(e)	1.47	(e)	0.20	114
(0.61)	0.01		15.43	12.87	3,701	1.57	(c)	1.57	(c)	0.01	148

$(0.03)	$—	(b)	$11.03	(35.35)%	$8,124	2.22%		2.22%		(0.36)%	106%
(1.94)	—	(b)	17.12	(4.94)	21,813	2.21		2.21		(0.28)	80
(1.02)	—	(b)	19.84	23.85	21,545	2.21		2.21		(0.70)	102
(0.68)	—	(b)	16.94	16.98	14,627	2.22	(f)	2.22	(f)	(0.52)	114
(0.61)	0.01		15.09	12.04	4,098	2.31	(c)	2.31	(c)	(0.71)	148

$(0.03)	$—	(b)	$11.06	(35.36)%	$5,578	2.22%		2.22%		(0.32)%	106%
(1.94)	—	(b)	17.17	(4.88)	12,689	2.21		2.21		(0.27)	80
(1.02)	—	(b)	19.89	23.79	12,756	2.21		2.21		(0.73)	102
(0.68)	—	(b)	16.98	16.93	10,123	2.22	(f)	2.22	(f)	(0.64)	114
(0.61)	0.01		15.13	12.16	4,831	2.32	(c)	2.32	(c)	(0.71)	148

$(0.03)	$—	(b)	$11.71	(34.91)%	$1,675	1.47%		1.47%		0.47%	106%
(1.94)	—	(b)	18.05	(4.18)	3,253	1.46		1.46		0.52	80
(1.02)	—	(b)	20.67	24.74	1,460	1.46		1.46		0.14	102
(0.68)	—	(b)	17.48	17.48	654	1.47	(g)	1.47	(g)	0.45	114
(0.61)	0.01		15.44	12.86	73	1.57	(c)	1.57	(c)	0.02	148

$(0.03)	$—	(b)	$11.50	(35.03)%	$554	1.71%		1.71%		0.56%	106%
(1.94)	—	(b)	17.76	(4.39)	69	1.71		1.71		0.34	80
(1.02)	—	(b)	20.41	24.45	138	1.71		1.71		(0.19)	102
(0.68)	—	(b)	17.31	17.49	90	1.73		1.73		(0.32)	114
(0.61)	0.01		15.34	12.63	16	1.83	(c)	1.83	(c)	(0.31)	148

$(0.03)	$—	(b)	$12.07	(32.62)%	$194	1.16	%*	1.16	%*	1.68%*	106%

$(0.03)	$—	(b)	$12.08	(34.64)%	$16	1.07%		1.07%		0.87%	106%
(1.94)	—	(b)	18.54	(3.83)	87	1.06		1.06		0.92	80
(1.02)	—	(b)	21.11	25.26	25	1.06		1.06		0.47	102
(0.68)	—	(b)	17.76	18.29	11	1.06	(h)	1.06	(h)	(0.22)	114
(0.61)	0.01		15.62	13.34	1,120	1.15	(d)	1.15	(d)	0.37	148

$(0.03)	$—	(b)	$11.86	(34.77)%	$16	1.32%		1.32%		0.67%	106%
(1.94)	—	(b)	18.24	(4.09)	25	1.31		1.31		0.63	80
(1.02)	—	(b)	20.85	24.99	26	1.31		1.31		0.17	102
(0.68)	—	(b)	17.59	17.94	21	1.32		1.32		0.12	114
(0.61)	0.01		15.52	13.11	17	1.40	(d)	1.40	(d)	0.13	148
(d)	Effective April 1, 2005, the Administration Fee was reduced by 0.05%.
(e)	If the Adviser did not reimburse expenses, the ratio of expenses to average net assets would have been 1.48%.
(f)	If the Adviser did not reimburse expenses, the ratio of expenses to average net assets would have been 2.23%.
(g)	If the Adviser did not reimburse expenses, the ratio of expenses to average net assets would have been 1.48%.
(h)	If the Adviser did not reimburse expenses, the ratio of expenses to average net assets would have been 1.07%.

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	57

Financial Highlights  (Cont.)

Selected Per Share Data for the Year or Period Ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss) (a)	Net Realized and Change in Unrealized Gain (Loss) on Investments (a)	Total from Investment Operations	Dividends from Net Investment Income	Distributions to Shareholders from Net Realized Gains
NACM International Fund
Class A
6/30/2009	$18.60	$0.20	$(7.27)	$(7.07)	$(0.38)	$—
6/30/2008	26.08	0.28	(4.02)	(3.74)	(0.28)	(3.46)
6/30/2007	21.84	0.34	4.98	5.32	(0.10)	(0.98)
6/30/2006	16.24	0.34	5.92	6.26	(0.15)	(0.51)
10/29/2004† - 6/30/2005	14.81	0.32	1.20	1.52	(0.09)	—
Class C
6/30/2009	$18.29	$0.11	$(7.14)	$(7.03)	$(0.23)	$—
6/30/2008	25.75	0.13	(3.98)	(3.85)	(0.15)	(3.46)
6/30/2007	21.65	0.17	4.91	5.08	— (b)	(0.98)
6/30/2006	16.17	0.19	5.89	6.08	(0.09)	(0.51)
10/29/2004† - 6/30/2005	14.81	0.27	1.17	1.44	(0.08)	—
Class D
6/30/2009	$18.56	$0.22	$(7.28)	$(7.06)	$(0.42)	$—
6/30/2008	26.05	0.31	(4.05)	(3.74)	(0.29)	(3.46)
6/30/2007	21.84	0.38	4.94	5.32	(0.13)	(0.98)
6/30/2006	16.26	0.38	5.89	6.27	(0.18)	(0.51)
10/29/2004† - 6/30/2005	14.81	0.30	1.23	1.53	(0.08)	—
Class R
6/30/2009	$18.67	$0.22	$(7.35)	$(7.13)	$(0.46)	$—
6/30/2008	26.25	0.29	(4.11)	(3.82)	(0.30)	(3.46)
6/30/2007	21.94	0.44	4.85	5.29	— (b)	(0.98)
1/10/2006† - 6/30/2006	20.25	0.17	1.52	1.69	—	—
Class P
7/7/2008† - 6/30/2009	$18.21	$0.52	$(7.05)	$(6.53)	$(0.59)	$—
Institutional Class
6/30/2009	$18.80	$0.29	$(7.40)	$(7.11)	$(0.54)	$—
6/30/2008	26.35	0.43	(4.12)	(3.69)	(0.40)	(3.46)
6/30/2007	22.01	0.36	5.11	5.47	(0.15)	(0.98)
6/30/2006	16.29	0.32	6.05	6.37	(0.14)	(0.51)
6/30/2005	14.54	0.36	2.35	2.71	(0.34)	(0.62)
Administrative Class
6/30/2009	$19.08	$0.27	$(7.50)	$(7.23)	$(0.23)	$—
6/30/2008	26.34	0.28	(4.07)	(3.79)	(0.01)	(3.46)
6/30/2007	21.98	0.76	4.65	5.41	(0.07)	(0.98)
1/10/2006† - 6/30/2006	20.25	0.21	1.52	1.73	—	—
*	Annualized
†	Commencement of operations.
(a)	Calculated on average shares outstanding during the period.
(b)	Less than $0.01 per share.
(c)	If the investment manager did not reimburse expenses, the ratio of expenses to average net assets would have been 1.23%.
(d)	Effective April 1, 2005, the Administration Fee was reduced by 0.05%.

58	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

Total Dividends and Distributions	Fund Redemption Fees (a)		Net Asset Value End of Period	Total Return	Net Assets End of Period (000s)	Ratio of Expenses to Average Net Assets with Waiver and Reimbursement		Ratio of Expenses to Average Net Assets without Waiver and Reimbursement		Ratio of Net Investment Income (Loss) to Average Net Assets		Portfolio Turnover Rate

$(0.38)	$—	(b)	$11.15	(37.92)%	$38,008	1.48%		1.48%		1.61%		197%
(3.74)	—	(b)	18.60	(16.09)	148,264	1.47		1.47		1.23		159
(1.08)	—	(b)	26.08	24.88	382,549	1.49		1.49		1.42		166
(0.66)	—	(b)	21.84	39.18	168,092	1.47		1.47		1.61		152
(0.09)	—		16.24	10.30	16,358	1.45	*	1.45	*	3.02	*	107

$(0.23)	$—	(b)	$11.03	(38.39)%	$35,034	2.24%		2.24%		0.93%		197%
(3.61)	—	(b)	18.29	(16.74)	110,540	2.22		2.22		0.58		159
(0.98)	—	(b)	25.75	23.94	200,824	2.24		2.24		0.70		166
(0.60)	—	(b)	21.65	38.19	84,052	2.22		2.22		0.91		152
(0.08)	—		16.17	9.77	8,844	2.20	*	2.20	*	2.49	*	107

$(0.42)	$—	(b)	$11.08	(37.94)%	$5,440	1.48%		1.48%		1.79%		197%
(3.75)	—	(b)	18.56	(16.12)	14,082	1.47		1.47		1.37		159
(1.11)	—	(b)	26.05	24.90	29,959	1.49		1.49		1.58		166
(0.69)	—	(b)	21.84	39.20	3,768	1.47		1.47		1.80		152
(0.08)	—		16.26	10.34	80	1.45	*	1.45	*	2.79	*	107

$(0.46)	$—	(b)	$11.08	(38.09)%	$38	1.73%		1.73%		1.88%		197%
(3.76)	—	(b)	18.67	(16.32)	50	1.72		1.72		1.32		159
(0.98)	—	(b)	26.25	24.60	52	1.73		1.73		1.78		166
—	—	(b)	21.94	8.35	11	1.73	*	1.73	*	1.68	*	152

$(0.59)	$—	(b)	$11.09	(35.70)%	$2,076	1.14	%*	1.14	%*	4.93	%*	197%

$(0.54)	$—	(b)	$11.15	(37.67)%	$54,566	1.08%		1.08%		2.38%		197%
(3.86)	—	(b)	18.80	(15.75)	123,209	1.07		1.07		1.97		159
(1.13)	—	(b)	26.35	25.43	125,273	1.09		1.09		1.48		166
(0.65)	—	(b)	22.01	39.76	104,672	1.07		1.07		1.57		152
(0.96)	—		16.29	19.49	45,195	1.06	(c)(d)	1.06	(c)(d)	2.26		107

$(0.23)	$—	(b)	$11.62	(37.85)%	$7	1.33%		1.33%		2.16%		197%
(3.47)	—	(b)	19.08	(16.02)	11	1.32		1.32		1.13		159
(1.05)	—	(b)	26.34	25.12	122	1.33		1.33		3.01		166
—	—	(b)	21.98	8.54	11	1.33	*	1.33	*	2.08	*	152

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	59

Financial Highlights  (Cont.)

Selected Per Share Data for the Year or Period Ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss) (a)	Net Realized and Change in Unrealized Gain (Loss) on Investments (a)	Total from Investment Operations	Dividends from Net Investment Income	Distributions to Shareholders from Net Realized Gains
NACM Pacific Rim Fund
Class A
6/30/2009	$14.16	$0.08	$(4.72)	$(4.64)	$— (b)	$(0.13)
6/30/2008	17.76	0.05	(1.45)	(1.40)	—	(2.20)
6/30/2007	14.08	(0.03)	4.78	4.75	—	(1.07)
6/30/2006	9.97	— (b)	4.58	4.58	(0.04)	(0.44)
6/30/2005	9.23	0.01	0.86	0.87	—	(0.13)
Class B
6/30/2009	$13.55	$— (b)	$(4.51)	$(4.51)	$— (b)	$(0.13)
6/30/2008	17.20	(0.08)	(1.37)	(1.45)	—	(2.20)
6/30/2007	13.77	(0.15)	4.65	4.50	—	(1.07)
6/30/2006	9.80	(0.10)	4.50	4.40	— (b)	(0.44)
6/30/2005	9.14	(0.06)	0.85	0.79	—	(0.13)
Class C
6/30/2009	$13.46	$— (b)	$(4.48)	$(4.48)	$— (b)	$(0.13)
6/30/2008	17.10	(0.07)	(1.37)	(1.44)	—	(2.20)
6/30/2007	13.69	(0.15)	4.63	4.48	—	(1.07)
6/30/2006	9.75	(0.10)	4.47	4.37	— (b)	(0.44)
6/30/2005	9.09	(0.06)	0.85	0.79	—	(0.13)
Class D
6/30/2009	$14.13	$0.07	$(4.69)	$(4.62)	$(0.01)	$(0.13)
6/30/2008	17.72	0.05	(1.44)	(1.39)	—	(2.20)
6/30/2007	14.05	(0.03)	4.77	4.74	—	(1.07)
6/30/2006	9.97	0.01	4.57	4.58	(0.07)	(0.44)
6/30/2005	9.23	0.02	0.85	0.87	—	(0.13)
Class P
7/7/2008† - 6/30/2009	$14.12	$(0.03)	$(4.29)	$(4.32)	$(0.02)	$(0.13)
Institutional Class
6/30/2009	$14.53	$0.12	$(4.84)	$(4.72)	$(0.02)	$(0.13)
6/30/2008	18.10	0.12	(1.49)	(1.37)	—	(2.20)
6/30/2007	14.27	0.03	4.87	4.90	—	(1.07)
6/30/2006	10.10	0.04	4.66	4.70	(0.10)	(0.44)
6/30/2005	9.31	0.04	0.88	0.92	—	(0.13)
*	Annualized
†	Commencement of operations.
(a)	Calculated on average shares outstanding during the period.
(b)	Less than $0.01 per share.
(c)	Effective April 1, 2005, the Administration Fee was reduced by 0.10%.
(d)	Effective April 1, 2005, the Administration Fee was reduced by 0.05%.
(e)	Payments from Affiliates increased the end of year net asset value and total return by less than $0.01 per share and 0.01%, respectively.
(f)	Payments from Affiliates increased the end of year net asset value by less than $0.01 per share and the total return by 0.01%. If the Affiliates had not made these payment, the end of year net asset value and total return would have been $13.77 and 45.37%, respectively.
(g)	Payments from Affiliates increased the end of year net asset value by less than $0.01 per share and the total return by 0.12%. If the Affiliates had not made these payment, the end of year net asset value and total return would have been $14.05 and 46.43%, respectively.
(h)	Payments from Affiliates increased the end of year net asset value by less than $0.01 per share and the total return by 0.11%. If the Affiliates had not made these payment, the end of year net asset value and total return would have been $14.27 and 47.07%, respectively.
(i)	Payments from Affiliates increased the end of year net asset value by less than $0.01 per share and the total return by 0.01%. If the Affiliates had not made these payment, the end of year net asset value and total return would have been $13.46 and (10.17)%, respectively.

60	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

Total Dividends and Distributions	Fund Redemption Fees (a)		Net Asset Value End of Period		Total Return		Net Assets End of Period (000s)	Ratio of Expenses to Average Net Assets		Ratio of Net Investment Income (Loss) to Average Net Assets	Portfolio Turnover Rate

$(0.13)	$—	(b)	$9.39		(32.70)%		$35,087	1.78%		0.75%	53%
(2.20)	—	(b)	14.16	(e)	(9.53	)(e)	106,693	1.77		0.28	67
(1.07)	—	(b)	17.76		35.33		132,890	1.76		(0.23)	62
(0.48)	0.01		14.08	(e)	46.50	(e)	79,631	1.77		0.02	96
(0.13)	—		9.97		9.49		23,351	1.94	(c)	0.10	101

$(0.13)	$—	(b)	$8.91		(33.24)%		$14,283	2.53%		(0.01)%	53%
(2.20)	—	(b)	13.55	(e)	(10.17	)(e)	38,469	2.52		(0.48)	67
(1.07)	—	(b)	17.20		34.27		48,908	2.51		(0.98)	62
(0.44)	0.01		13.77	(f)	45.39	(f)	34,395	2.52		(0.73)	96
(0.13)	—		9.80		8.70		9,844	2.69	(c)	(0.61)	101

$(0.13)	$—	(b)	$8.85		(33.31)%		$31,399	2.53%		(0.01)%	53%
(2.20)	—	(b)	13.46	(i)	(10.17	)(i)	84,215	2.52		(0.47)	67
(1.07)	—	(b)	17.10		34.33		102,990	2.51		(0.99)	62
(0.44)	0.01		13.69	(e)	45.31	(e)	68,962	2.52		(0.73)	96
(0.13)	—		9.75		8.75		17,268	2.69	(c)	(0.62)	101

$(0.14)	$—	(b)	$9.37		(32.75)%		$40,638	1.78%		0.75%	53%
(2.20)	—	(b)	14.13		(9.50)		72,340	1.77		0.28	67
(1.07)	—	(b)	17.72		35.24		96,389	1.76		(0.16)	62
(0.51)	0.01		14.05	(g)	46.55	(g)	20,824	1.77		0.05	96
(0.13)	—		9.97		9.49		4,731	1.90	(c)	0.22	101

$(0.15)	$—	(b)	$9.65		(30.61)%		$6,064	1.44	%*	(0.30)%*	53%

$(0.15)	$—	(b)	$9.66		(32.46)%		$38,393	1.37%		1.18%	53%
(2.20)	—	(b)	14.53		(9.16)		54,095	1.37		0.72	67
(1.07)	—	(b)	18.10		35.84		54,810	1.36		0.18	62
(0.54)	0.01		14.27	(h)	47.18	(h)	36,150	1.37		0.30	96
(0.13)	—		10.10		9.94		459	1.51	(d)	0.47	101

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	61

Financial Highlights  (Cont.)

Selected Per Share Data for the Year or Period Ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss) (a)	Net Realized and Change in Unrealized Gain (Loss) on Investments (a)	Total from Investment Operations	Dividends from Net Investment Income	Distributions to Shareholders from Net Realized Gains
NFJ International Value Fund
Class A
6/30/2009	$24.81	$0.39	$(9.06)	$(8.67)	$(0.43)	$(0.52)
6/30/2008	26.51	1.04	(0.88)	0.16	(0.82)	(1.04)
6/30/2007	19.28	0.47	7.37	7.84	(0.34)	(0.27)
6/30/2006	15.36	0.50	3.77	4.27	(0.21)	(0.15)
3/31/2005† - 6/30/2005	15.21	0.13	0.12	0.25	(0.10)	—
Class C
6/30/2009	$24.69	$0.27	$(9.02)	$(8.75)	$(0.33)	$(0.52)
6/30/2008	26.34	0.81	(0.85)	(0.04)	(0.57)	(1.04)
6/30/2007	19.20	0.31	7.32	7.63	(0.22)	(0.27)
6/30/2006	15.35	0.38	3.75	4.13	(0.14)	(0.15)
3/31/2005† - 6/30/2005	15.21	0.11	0.12	0.23	(0.09)	—
Class D
6/30/2009	$24.80	$0.40	$(9.07)	$(8.67)	$(0.43)	$(0.52)
6/30/2008	26.55	1.00	(0.84)	0.16	(0.87)	(1.04)
6/30/2007	19.30	0.46	7.40	7.86	(0.34)	(0.27)
6/30/2006	15.37	0.59	3.68	4.27	(0.20)	(0.15)
3/31/2005† - 6/30/2005	15.21	0.20	0.04	0.24	(0.08)	—
Class P
7/7/2008† - 6/30/2009	$24.02	$0.85	$(8.56)	$(7.71)	$(0.47)	$(0.52)
Institutional Class
6/30/2009	$24.99	$0.48	$(9.15)	$(8.67)	$(0.48)	$(0.52)
6/30/2008	26.73	1.17	(0.91)	0.26	(0.96)	(1.04)
6/30/2007	19.43	0.64	7.36	8.00	(0.43)	(0.27)
6/30/2006	15.38	0.49	3.88	4.37	(0.18)	(0.15)
6/30/2005	14.73	0.62	3.15	3.77	(0.64)	(2.48)
*	Annualized
†	Commencement of operations.
(a)	Calculated on average shares outstanding during the period.
(b)	Less than $0.01 per share.
(c)	Effective May 1, 2005, the Fund paid an Advisory Fee of 0.60%.
(d)	Effective April 1, 2005, the Administration Fee was reduced by 0.05%.

62	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

Total Dividends and Distributions	Fund Redemption Fees (a)		Net Asset Value End of Period	Total Return	Net Assets End of Period (000s)	Ratio of Expenses to Average Net Assets with Waiver and Reimbursement		Ratio of Expenses to Average Net Assets without Waiver and Reimbursement		Ratio of Net Investment Income (Loss) to Average Net Assets		Portfolio Turnover Rate

$(0.95)	$—	(b)	$15.19	(34.63)%	$500,695	1.45%		1.45%		2.47%		59%
(1.86)	—	(b)	24.81	0.29	798,257	1.44		1.44		3.96		23
(0.61)	—	(b)	26.51	41.29	299,476	1.46		1.46		2.09		26
(0.36)	0.01		19.28	28.12	64,699	1.48		1.48		2.65		25
(0.10)	—		15.36	1.62	1,009	1.34	*(c)	1.34	*(c)	3.51	*	61

$(0.85)	$—	(b)	$15.09	(35.10)%	$164,246	2.20%		2.20%		1.71%		59%
(1.61)	—	(b)	24.69	(0.44)	321,056	2.19		2.19		3.11		23
(0.49)	—	(b)	26.34	40.19	156,470	2.21		2.21		1.36		26
(0.29)	0.01		19.20	27.14	35,186	2.22		2.22		2.01		25
(0.09)	—		15.35	1.52	351	2.03	*(c)	2.03	*(c)	3.07	*	61

$(0.95)	$—	(b)	$15.18	(34.63)%	$101,451	1.45%		1.45%		2.50%		59%
(1.91)	—	(b)	24.80	0.32	141,563	1.44		1.44		3.81		23
(0.61)	—		26.55	41.30	14,043	1.46		1.46		2.01		26
(0.35)	0.01		19.30	28.09	3,409	1.50		1.50		3.07		25
(0.08)	—		15.37	1.61	20	1.31	*(c)	1.31	*(c)	5.46	*	61

$(0.99)	$—	(b)	$15.32	(31.77)%	$53,466	1.12	%*	1.12	%*	5.86	%*	59%

$(1.00)	$—	(b)	$15.32	(34.37)%	$247,345	1.05%		1.05%		3.03%		59%
(2.00)	—	(b)	24.99	0.70	211,340	1.04		1.04		4.43		23
(0.70)	—	(b)	26.73	41.84	33,611	1.06		1.06		2.71		26
(0.33)	0.01		19.43	28.63	3,026	1.08		1.08		2.70		25
(3.12)	—		15.38	27.08	2,501	0.53	(c)(d)	0.53	(c)(d)	4.06		61

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	63

Financial Highlights  (Cont.)

Selected Per Share Data for the Year or Period Ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss) (a)	Net Realized and Change in Unrealized Gain (Loss) on Investments (a)	Total from Investment Operations	Dividends from Net Investment Income	Distributions to Shareholders from Net Realized Gains
RCM Disciplined International Equity Fund
Class A
6/30/2009	$14.12	$0.11	$(4.41)	$(4.30)	$(0.17)	$—
6/30/2008	15.41	0.14	(1.27)	(1.13)	(0.16)	—
6/30/2007	12.69	0.13	2.71	2.84	(0.12)	—
6/30/2006	9.96	0.08	2.82	2.90	(0.17)	—
6/30/2005	9.30	0.11	0.64	0.75	(0.09)	—
Class B
6/30/2009	$13.81	$0.02	$(4.28)	$(4.26)	$—	$—
6/30/2008	15.09	—	(1.22)	(1.22)	(0.06)	—
6/30/2007	12.45	0.02	2.66	2.68	(0.04)	—
6/30/2006	9.80	—	2.76	2.76	(0.11)	—
6/30/2005	9.19	0.03	0.64	0.67	(0.06)	—
Class C
6/30/2009	$13.90	$0.05	$(4.35)	$(4.30)	$(0.06)	$—
6/30/2008	15.16	(0.02)	(1.20)	(1.22)	(0.04)	—
6/30/2007	12.50	0.02	2.68	2.70	(0.04)	—
6/30/2006	9.81	(0.02)	2.79	2.77	(0.08)	—
6/30/2005	9.20	0.02	0.65	0.67	(0.06)	—
Class D
6/30/2009	$14.19	$0.12	$(4.44)	$(4.32)	$(0.16)	$—
6/30/2008	15.48	0.11	(1.24)	(1.13)	(0.16)	—
6/30/2007	12.78	0.11	2.74	2.85	(0.15)	—
6/30/2006	10.01	0.07	2.84	2.91	(0.14)	—
6/30/2005	9.34	0.10	0.65	0.75	(0.09)	—
Institutional Class
6/30/2009	$14.39	$0.16	$(4.50)	$(4.34)	$(0.22)	$—
6/30/2008	15.70	0.21	(1.29)	(1.08)	(0.23)	—
6/30/2007	12.91	0.19	2.75	2.94	(0.15)	—
6/30/2006	10.14	0.12	2.88	3.00	(0.23)	—
6/30/2005	9.45	0.10	0.70	0.80	(0.11)	—
Administrative Class
6/30/2009	$14.51	$0.14	$(4.54)	$(4.40)	$(0.19)	$—
6/30/2008	15.82	0.13	(1.27)	(1.14)	(0.17)	—
6/30/2007	13.00	0.13	2.81	2.94	(0.12)	—
6/30/2006	10.04	0.08	2.88	2.96	—	—
6/30/2005	9.36	0.11	0.67	0.78	(0.10)	—
(a)	Calculated on average shares outstanding during the period.
(b)	Less than $0.01 per share.
(c)	Effective April 1, 2005, the Administration Fee was reduced by 0.10%.
(d)	Effective April 1, 2005, the Administration Fee was reduced by 0.05%.

64	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

Total Dividends and Distributions	Fund Redemption Fees (a)		Net Asset Value End of Period	Total Return	Net Assets End of Period (000s)	Ratio of Expenses to Average Net Assets		Ratio of Net Investment Income (Loss) to Average Net Assets	Portfolio Turnover Rate

$(0.17)	$—	(b)	$9.65	(30.29)%	$11,190	1.37%		1.14%	34%
(0.16)	—	(b)	14.12	(7.42)	23,718	1.37		0.90	51
(0.12)	—	(b)	15.41	22.43	21,738	1.37		0.91	52
(0.17)	—	(b)	12.69	29.25	17,672	1.38		0.64	79
(0.09)	—		9.96	8.09	12,370	1.53	(c)	1.08	138

$—	$—	(b)	$9.55	(30.85)%	$5,029	2.13%		0.25%	34%
(0.06)	—	(b)	13.81	(8.10)	14,150	2.12		(0.03)	51
(0.04)	—	(b)	15.09	21.50	16,240	2.12		0.16	52
(0.11)	—	(b)	12.45	28.38	12,660	2.13		0.02	79
(0.06)	—		9.80	7.30	6,542	2.28	(c)	0.36	138

$(0.06)	$—	(b)	$9.54	(30.91)%	$18,604	2.12%		0.48%	34%
(0.04)	—	(b)	13.90	(8.07)	33,116	2.12		(0.10)	51
(0.04)	—	(b)	15.16	21.50	45,029	2.12		0.13	52
(0.08)	—	(b)	12.50	28.36	39,409	2.13		(0.17)	79
(0.06)	—		9.81	7.25	32,649	2.29	(c)	0.23	138

$(0.16)	$—	(b)	$9.71	(30.31)%	$848	1.37%		1.26%	34%
(0.16)	—	(b)	14.19	(7.40)	1,442	1.36		0.69	51
(0.15)	—	(b)	15.48	22.44	1,744	1.37		0.81	52
(0.14)	—	(b)	12.78	29.26	1,639	1.38		0.60	79
(0.09)	0.01		10.01	8.08	1,189	1.53	(c)	1.00	138

$(0.22)	$—	(b)	$9.83	(30.02)%	$5,231	0.97%		1.62%	34%
(0.23)	—	(b)	14.39	(7.01)	9,939	0.96		1.35	51
(0.15)	—	(b)	15.70	22.95	8,092	0.97		1.34	52
(0.23)	—	(b)	12.91	29.82	7,177	0.98		1.02	79
(0.11)	—		10.14	8.47	4,928	1.07	(d)	1.01	138

$(0.19)	$—	(b)	$9.92	(30.18)%	$113	1.22%		1.44%	34%
(0.17)	—	(b)	14.51	(7.22)	183	1.22		0.81	51
(0.12)	—	(b)	15.82	22.61	349	1.22		0.95	52
—	—	(b)	13.00	29.49	363	1.23		0.70	79
(0.10)	—		10.04	8.32	308	1.35	(d)	1.15	138

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	65

Financial Highlights  (Cont.)

For a Share Outstanding for the Period Ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss) (a)	Net Realized and Change in Unrealized Gain (Loss) (a)	Total from Investment Operations	Dividends from Net Investment Income	Distributions to Shareholders from Net Realized Gains
RCM Global Resources Fund
Class A
6/30/2009	$25.96	$(0.02)	$(13.35)	$(13.37)	$(0.03)	$(0.61)
6/30/2008	19.59	0.07	6.88	6.95	—	(0.61)
6/30/2007	17.06	(0.08)	3.95	3.87	(0.02)	(1.33)
3/31/2006† - 6/30/2006	16.42	— (b)	0.64	0.64	—	—
Class C
6/30/2009	$25.51	$(0.12)	$(13.09)	$(13.21)	$—	$(0.61)
6/30/2008	19.39	(0.08)	6.79	6.71	—	(0.61)
6/30/2007	17.03	(0.21)	3.91	3.70	(0.02)	(1.33)
3/31/2006† - 6/30/2006	16.42	(0.03)	0.64	0.61	—	—
Class D
6/30/2009	$25.96	$(0.02)	$(13.35)	$(13.37)	$(0.04)	$(0.61)
6/30/2008	19.59	0.11	6.85	6.96	—	(0.61)
6/30/2007	17.06	(0.08)	3.95	3.87	(0.02)	(1.33)
3/31/2006† - 6/30/2006	16.42	— (b)	0.64	0.64	—	—
Class P
7/7/2008† - 6/30/2009	$23.99	$0.08	$(11.32)	$(11.24)	$(0.13)	$(0.61)
Institutional Class
6/30/2009	$26.23	$0.04	$(13.52)	$(13.48)	$(0.10)	$(0.61)
6/30/2008	19.71	0.11	6.99	7.10	—	(0.61)
6/30/2007	17.08	(0.01)	3.97	3.96	—	(1.33)
6/30/2006	13.45	0.01	6.08	6.09	—	(2.46)
6/30/2005	10.00	0.05	3.40	3.45	—	—
*	Annualized
†	Commencement of operations
(a)	Calculated on average shares outstanding during the period.
(b)	Amount less than $0.01 per share.
(c)	Effective April 1, 2005, the administrative expense was reduced by 0.05%.

66	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

Total Dividends and Distributions	Fund Redemption Fees (a)		Net Asset Value End of Period	Total Return	Net Assets End of Period (000s)	Ratio of Expenses to Average Net Assets with Waiver and Reimbursement		Ratio of Expenses to Average Net Assets without Waiver and Reimbursement		Ratio of Net Investment Income (Loss) to Average Net Assets	Portfolio Turnover Rate

$(0.64)	$—	(b)	$11.95	(51.07)%	$11,395	1.47%		1.47%		(0.13)%	158%
(0.61)	0.03		25.96	36.07	29,504	1.46		1.46		0.32	75
(1.35)	0.01		19.59	24.30	5,327	1.47		1.47		(0.47)	111
—	—	(b)	17.06	3.90	1,290	1.45	*	1.45	*	0.03 *	128

$(0.61)	$—	(b)	$11.69	(51.37)%	$8,187	2.22%		2.22%		(0.87)%	158%
(0.61)	0.02		25.51	35.14	20,802	2.21		2.21		(0.36)	75
(1.35)	0.01		19.39	23.30	4,525	2.22		2.22		(1.23)	111
—	—	(b)	17.03	3.71	736	2.20	*	2.20	*	(0.71)*	128

$(0.65)	$—	(b)	$11.94	(51.08)%	$6,093	1.47%		1.47%		(0.16)%	158%
(0.61)	0.02		25.96	36.07	9,905	1.47		1.47		0.47	75
(1.35)	0.01		19.59	24.31	837	1.47		1.47		(0.48)	111
—	—	(b)	17.06	3.90	233	1.47	*	1.52	*	0.06 *	128

$(0.74)	$—	(b)	$12.01	(46.30)%	$423	1.14	%*	1.14	%*	0.66%*	158%

$(0.71)	$—	(b)	$12.04	(50.88)%	$8,352	1.07%		1.07%		0.31%	158%
(0.61)	0.03		26.23	36.62	10,707	1.07		1.07		0.49	75
(1.33)	—	(b)	19.71	24.73	7,439	1.07		1.07		(0.08)	111
(2.46)	—	(b)	17.08	47.81	5,963	1.07		1.07		0.07	128
—	—		13.45	34.50	4,036	1.10	(c)	1.58	(c)	0.41	128

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	67

Financial Highlights  (Cont.)

Selected Per Share Data for the Year or Period Ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss) (a)	Net Realized/ and Change in Unrealized Gain (Loss) on Investments (a)	Total from Investment Operations	Dividends from Net Investment Income	Distributions to Shareholders from Net Realized Gains
RCM Global Small-Cap Fund
Class A
6/30/2009	$25.52	$(0.08)	$(9.63)	$(9.71)	$—	$—
6/30/2008	34.78	(0.16)	(6.44)	(6.60)	—	(2.66)
6/30/2007	27.88	(0.12)	7.02	6.90	—	—
6/30/2006	22.48	(0.14)	5.53	5.39	—	—
6/30/2005	19.63	(0.08)	2.92	2.84	—	—
Class B
6/30/2009	$24.34	$(0.20)	$(9.17)	$(9.37)	$—	$—
6/30/2008	33.53	(0.38)	(6.15)	(6.53)	—	(2.66)
6/30/2007	27.08	(0.34)	6.79	6.45	—	—
6/30/2006	21.99	(0.33)	5.41	5.08	—	—
6/30/2005	19.35	(0.23)	2.86	2.63	—	—
Class C
6/30/2009	$24.33	$(0.20)	$(9.17)	$(9.37)	$—	$—
6/30/2008	33.52	(0.38)	(6.15)	(6.53)	—	(2.66)
6/30/2007	27.07	(0.34)	6.79	6.45	—	—
6/30/2006	21.98	(0.34)	5.42	5.08	—	—
6/30/2005	19.34	(0.25)	2.88	2.63	—	—
Class D
6/30/2009	$25.52	$(0.08)	$(9.63)	$(9.71)	$—	$—
6/30/2008	34.78	(0.17)	(6.43)	(6.60)	—	(2.66)
6/30/2007	27.88	(0.07)	6.97	6.90	—	—
6/30/2006	22.47	(0.13)	5.53	5.40	—	—
6/30/2005	19.62	(0.10)	2.94	2.84	—	—
Class P
7/7/2008† - 6/30/2009	$25.27	$0.06	$(8.96)	$(8.90)	$—	$—
Institutional Class
6/30/2009	$26.32	$— (b)	$(9.95)	$(9.95)	$—	$—
6/30/2008	35.64	(0.03)	(6.63)	(6.66)	—	(2.66)
6/30/2007	28.45	0.01	7.18	7.19	—	—
6/30/2006	22.84	(0.06)	5.66	5.60	—	—
6/30/2005	19.86	(0.01)	2.98	2.97	—	—
*	Annualized
†	Commencement of operations
(a)	Calculated on average shares outstanding during the period.
(b)	Less than $0.01 per share.
(c)	Effective April 1, 2005, the Administrative Fee was reduced by 0.10%.
(d)	Effective April 1, 2005, the Administrative Fee was reduced by 0.05%.
(e)	Payments from Affiliates increased the end of year net asset value by less than $0.01 per share and the total return by 0.01%. If the Affiliates had not made these payments, the end of year net asset value and total return would have been $27.88 and 24.01%, respectively.
(f)	Payments from Affiliates increased the end of year net asset value by less than $0.01 per share and the total return by 0.01%. If the Affiliates had not made these payments, the end of year net asset value and total return would have been $27.08 and 23.14%, respectively.
(g)	Payments from Affiliates increased the end of year net asset value by less than $0.02 per share and the total return by 0.07%. If the Affiliates had not made these payments, the end of year net asset value and total return would have been $27.07 and 23.15%, respectively.
(h)	Payments from Affiliates increased the end of year net asset value by less than $0.01 per share and the total return by 0.01%. If the Affiliates had not made these payments, the end of year net asset value and total return would have been $27.88 and 24.07%, respectively.
(i)	Payments from Affiliates increased the end of year net asset value by less than $0.01 per share and the total return by 0.06%. If the Affiliates had not made these payments, the end of year net asset value and total return would have been $28.45 and 24.55%, respectively.

68	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

Total Dividends and Distributions	Fund Redemption Fees (a)		Net Asset Value End of Period		Total Return	Net Assets End of Period (000s)	Ratio of Expenses to Average Net Assets with Waiver and Reimbursement		Ratio of Expenses to Average Net Assets without Waiver and Reimbursement		Ratio of Net Investment Income (Loss) to Average Net Assets	Portfolio Turnover Rate

$—	$—	(b)	$15.81		(38.07)%	$21,515	1.77%		1.79%		(0.47)%	124%
(2.66)	—	(b)	25.52		(20.20)	63,178	1.77		1.77		(0.53)	100
—	—	(b)	34.78		24.75	98,080	1.76		1.76		(0.39)	80
—	0.01		27.88	(e)	24.02 (e)	71,293	1.77		1.77		(0.52)	73
—	0.01		22.48		14.52	25,389	1.84	(c)	1.84	(c)	(0.38)	96

$—	$—	(b)	$14.97		(38.52)%	$11,064	2.52%		2.54%		(1.22)%	124%
(2.66)	—	(b)	24.34		(20.77)	31,948	2.52		2.52		(1.29)	100
—	—	(b)	33.53		23.77	57,203	2.52		2.52		(1.16)	80
—	0.01		27.08	(f)	23.19 (f)	48,365	2.52		2.52		(1.28)	73
—	0.01		21.99		13.64	17,637	2.59	(c)	2.59	(c)	(1.11)	96

$—	$—	(b)	$14.96		(38.51)%	$11,267	2.52%		2.54%		(1.22)%	124%
(2.66)	—	(b)	24.33		(20.79)	34,014	2.52		2.52		(1.28)	100
—	—	(b)	33.52		23.79	57,007	2.52		2.52		(1.13)	80
—	0.01		27.07	(g)	23.16 (g)	40,499	2.52		2.52		(1.32)	73
—	0.01		21.98		13.65	19,212	2.60	(c)	2.60	(c)	(1.22)	96

$—	$—	(b)	$15.81		(38.07)%	$14,257	1.77%		1.79%		(0.45)%	124%
(2.66)	—	(b)	25.52		(20.20)	38,282	1.77		1.77		(0.55)	100
—	—	(b)	34.78		24.75	63,232	1.76		1.76		(0.22)	80
—	0.01		27.88	(h)	24.08 (h)	31,328	1.77		1.77		(0.50)	73
—	0.01		22.47		14.53	11,943	1.85	(c)	1.85	(c)	(0.50)	96

$—	$—	(b)	$16.37		(35.22)%	$759	1.39	%*	1.43	%*	0.36%*	124%

$—	$—	(b)	$16.37		(37.80)%	$10,743	1.36%		1.38%		(0.01)%	124%
(2.66)	—	(b)	26.32		(19.90)	22,549	1.37		1.37		(0.10)	100
—	—	(b)	35.64		25.23	34,138	1.36		1.36		0.04	80
—	0.01		28.45	(i)	24.61 (i)	23,763	1.37		1.37		(0.22)	73
—	0.01		22.84		15.00	16,392	1.42	(d)	1.42	(d)	(0.05)	96

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	69

Financial Highlights  (Cont.)

Selected Per Share Data for the Year or Period Ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss) (a)	Net Realized and Change in Unrealized Gain (Loss) on Investments (a)	Total from Investment Operations	Dividends from Net Investment Income	Distributions to Shareholders from Net Realized Gains
RCM Technology Fund
Class A
6/30/2009	$42.11	$(0.13)	$(10.27)	$(10.40)	$—	$(2.76)
6/30/2008	45.29	(0.30)	(1.00)	(1.30)	—	(1.89)
6/30/2007	36.18	(0.35)	9.46	9.11	—	—
6/30/2006	33.61	(0.44)	3.00	2.56	—	—
6/30/2005	32.53	(0.39)	1.46	1.07	—	—
Class B
6/30/2009	$40.04	$(0.34)	$(9.81)	$(10.15)	$—	$(2.76)
6/30/2008	43.47	(0.64)	(0.91)	(1.55)	—	(1.89)
6/30/2007	34.98	(0.64)	9.13	8.49	—	—
6/30/2006	32.75	(0.70)	2.92	2.22	—	—
6/30/2005	31.94	(0.55)	1.36	0.81	—	—
Class C
6/30/2009	$40.02	$(0.33)	$(9.81)	$(10.14)	$—	$(2.76)
6/30/2008	43.45	(0.63)	(0.92)	(1.55)	—	(1.89)
6/30/2007	34.97	(0.63)	9.11	8.48	—	—
6/30/2006	32.73	(0.70)	2.93	2.23	—	—
6/30/2005	31.91	(0.57)	1.38	0.81	—	—
Class D
6/30/2009	$41.69	$(0.13)	$(10.17)	$(10.30)	$—	$(2.76)
6/30/2008	44.86	(0.30)	(0.99)	(1.29)	—	(1.89)
6/30/2007	35.84	(0.36)	9.38	9.02	—	—
6/30/2006	33.29	(0.43)	2.97	2.54	—	—
6/30/2005	32.23	(0.41)	1.47	1.06	—	—
Class P
7/7/2008† - 6/30/2009	$42.41	$0.02	$(9.78)	$(9.76)	$—	$(2.76)
Institutional Class
6/30/2009	$43.18	$(0.02)	$(10.49)	$(10.51)	$—	$(2.76)
6/30/2008	46.22	(0.12)	(1.04)	(1.16)	—	(1.89)
6/30/2007	36.78	(0.20)	9.64	9.44	—	—
6/30/2006	34.03	(0.29)	3.03	2.74	—	—
6/30/2005	32.81	(0.28)	1.50	1.22	—	—
Administrative Class
6/30/2009	$42.83	$(0.09)	$(10.42)	$(10.51)	$—	$(2.76)
6/30/2008	45.97	(0.24)	(1.02)	(1.26)	—	(1.89)
6/30/2007	36.67	(0.30)	9.60	9.30	—	—
6/30/2006	34.01	(0.39)	3.04	2.65	—	—
3/31/2005 - 6/30/2005	32.82	(0.05)	1.24	1.19	—	—
*	Annualized
†	Commencement of operations
(a)	Calculated on average shares outstanding during the period.
(b)	Less than $0.01 per share.
(c)	Effective April 1, 2005, the Administration Fee was reduced by 0.10%.
(d)	Payments from Affiliates increased the end of year net asset value by less than $0.02 per share and the total return by 0.07%. If the Affiliates had not made these payments, the end of year net asset value and total return would have been $36.16 and 7.58%, respectively.
(e)	Payments from Affiliates increased the end of year net asset value by less than $0.02 per share and the total return by 0.07%. If the Affiliates had not made these payments, the end of year net asset value and total return would have been $36.65 and 7.75%, respectively.

70	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

Total Dividends and Distributions	Fund Redemption Fees (a)		Net Asset Value End of Period		Total Return		Net Assets End of Period (000s)	Ratio of Expenses to Average Net Assets		Ratio of Net Investment Income (Loss) to Average Net Assets	Portfolio Turnover Rate

$(2.76)	$—	(b)	$28.95	(j)	(22.63	)%(j)	$297,181	1.66%		(0.47)%	251%
(1.89)	0.01		42.11		(3.58)		436,692	1.65		(0.65)	269
—	—	(b)	45.29		25.18		383,969	1.66		(0.90)	209
—	0.01		36.18	(d)	7.65	(d)	328,815	1.64		(1.15)	272
—	0.01		33.61		3.32		293,550	1.71	(c)	(1.19)	238

$(2.76)	$—	(b)	$27.13	(j)	(23.19	)%(j)	$16,529	2.41%		(1.23)%	251%
(1.89)	0.01		40.04		(4.32)		33,229	2.40		(1.42)	269
—	—	(b)	43.47		24.24		66,220	2.41		(1.69)	209
—	0.01		34.98	(e)	6.84	(e)	117,008	2.39		(1.91)	272
—	—		32.75		2.54		161,675	2.40	(c)	(1.69)	238

$(2.76)	$—	(b)	$27.12	(j)	(23.20	)%(j)	$99,134	2.41%		(1.22)%	251%
(1.89)	0.01		40.02		(4.32)		155,023	2.40		(1.41)	269
—	—	(b)	43.45		24.25		174,303	2.41		(1.66)	209
—	0.01		34.97	(f)	6.84	(f)	192,675	2.39		(1.90)	272
—	0.01		32.73		2.57		219,872	2.40	(c)	(1.74)	238

$(2.76)	$—	(b)	$28.63	(j)	(22.64	)%(j)	$140,496	1.66%		(0.46)%	251%
(1.89)	0.01		41.69		(3.59)		211,829	1.65		(0.66)	269
—	—	(b)	44.86		25.20		219,831	1.66		(0.91)	209
—	0.01		35.84	(g)	7.66	(g)	246,345	1.64		(1.15)	272
—	—		33.29		3.29		227,046	1.74	(c)	(1.28)	238

$(2.76)	$—	(b)	$29.89	(j)	(21.00	)%(j)	$2,409	1.30	%*	0.05%*	251%

$(2.76)	$—	(b)	$29.91	(j)	(22.32	)%(j)	$302,275	1.26%		(0.07)%	251%
(1.89)	0.01		43.18		(3.20)		408,183	1.25		(0.25)	269
—	—	(b)	46.22		25.69		330,275	1.26		(0.50)	209
—	0.01		36.78	(j)	8.08	(j)	323,919	1.24		(0.75)	272
—	—		34.03		3.72		261,860	1.32	(c)	(0.87)	238

$(2.76)	$—	(b)	$29.56	(j)	(22.52	)%(j)	$30,526	1.51%		(0.31)%	251%
(1.89)	0.01		42.83		(3.42)		36,377	1.50		(0.50)	269
—	—	(b)	45.97		25.36		30,644	1.51		(0.74)	209
—	0.01		36.67	(j)	7.82	(j)	24,685	1.50		(0.98)	272
—	—		34.01		3.63		1,360	1.50	*	(0.61)*	238
(f)	Payments from Affiliates increased the end of year net asset value by less than $0.02 per share and the total return by 0.07%. If the Affiliates had not made these payments, the end of year net asset value and total return would have been $34.95 and 6.77%, respectively.
(g)	Payments from Affiliates increased the end of year net asset value by less than $0.02 per share and the total return by 0.07%. If the Affiliates had not made these payments, the end of year net asset value and total return would have been $35.82 and 7.59%, respectively.
(h)	Payments from Affiliates increased the end of year net asset value by less than $0.02 per share and the total return by 0.02%. If the Affiliates had not made these payments, the end of year net asset value and total return would have been $36.76 and 8.01%, respectively.
(i)	Payments from Affiliates increased the end of year net asset value by less than $0.02 per share and the total return by 0.07%. If the Affiliates had not made these payments, the end of year net asset value and total return would have been $36.65 and 7.75%, respectively.
(j)	Payments from Affiliates increased the end of year net asset value and total return by less than $0.01 per share and 0.01%, respectively.

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	71

Financial Highlights  (Cont.)

Selected Per Share Data for the Year or Period Ended:	Net Asset Value Beginning of Period	Net Investment Income (Loss) (a)	Net Realized and Change in Unrealized Gain (Loss) on Investments (a)	Total from Investment Operations	Dividends from Net Investment Income	Distributions to Shareholders from Net Realized Gains
RCM Wellness Fund
Class A
6/30/2009	$22.14	$(0.08)	$(3.48)	$(3.56)	$—	$—
6/30/2008	23.82	(0.19)	(1.49)	(1.68)	—	—
6/30/2007	21.23	(0.09)	2.68	2.59	—	—
6/30/2006	21.19	(0.11)	0.15	0.04	—	—
6/30/2005	20.80	(0.05)	0.44	0.39	—	—
Class B
6/30/2009	$21.09	$(0.21)	$(3.32)	$(3.53)	$—	$—
6/30/2008	22.86	(0.35)	(1.42)	(1.77)	—	—
6/30/2007	20.53	(0.25)	2.58	2.33	—	—
6/30/2006	20.64	(0.27)	0.16	(0.11)	—	—
6/30/2005	20.41	(0.21)	0.44	0.23	—	—
Class C
6/30/2009	$21.10	$(0.21)	$(3.32)	$(3.53)	$—	$—
6/30/2008	22.87	(0.35)	(1.42)	(1.77)	—	—
6/30/2007	20.53	(0.25)	2.59	2.34	—	—
6/30/2006	20.64	(0.27)	0.16	(0.11)	—	—
6/30/2005	20.42	(0.21)	0.43	0.22	—	—
Class D
6/30/2009	$22.14	$(0.08)	$(3.49)	$(3.57)	$—	$—
6/30/2008	23.82	(0.19)	(1.49)	(1.68)	—	—
6/30/2007	21.22	(0.09)	2.69	2.60	—	—
6/30/2006	21.18	(0.11)	0.15	0.04	—	—
6/30/2005	20.79	(0.06)	0.45	0.39	—	—
(a)	Calculated on average shares outstanding during the period.
(b)	Less than $0.01 per share.
(c)	Effective April 1, 2005, the Administration Fee was reduced by 0.05%.
(d)	Payments from Affiliates increased the end of year net asset value by less than $0.01 per share and the total return by 0.02%. If the Affiliates had not made these payments, the end of year net asset value and total return would have been $21.23 and 0.17%, respectively.
(e)	Payments from Affiliates increased the end of period net asset value by less than $0.01 per share and the total return by 0.02%. If the Affiliates had not made these payments, the end of period net asset value and total return would have been $20.53 and (0.55)%, respectively.
(f)	Payments from Affiliates increased the end of period net asset value by less than $0.01 per share and the total return by 0.02%. If the Affiliates had not made these payments, the end of period net asset value and total return would have been $21.22 and 0.22%, respectively.
(g)	Effective January 1, 2007, the Advisory Fee was reduce by 0.05%.

72	Allianz Funds Annual Report	06.30.09	See accompanying Notes to Financial Statements

Total Dividends and Distributions	Fund Redemption Fees (a)		Net Asset Value End of Period		Total Return		Net Assets End of Period (000s)	Ratio of Expenses to Average Net Assets with Waiver and Reimbursement		Ratio of Expenses to Average Net Assets without Waiver and Reimbursement		Ratio of Net Investment Income (Loss) to Average Net Assets	Portfolio Turnover Rate

$—	$—	(b)	$18.58		(16.08)%		$11,635	1.51%		1.52%		(0.44)%	365%
—	—	(b)	22.14		(7.05)		9,241	1.52		1.52		(0.81)	171
—	—	(b)	23.82		12.20		11,879	1.55	(g)	1.55	(g)	(0.38)	254
—	—	(b)	21.23	(d)	0.19	(d)	14,526	1.57		1.57		(0.49)	280
—	—		21.19		1.88		18,752	1.60	(c)	1.60	(c)	(0.25)	210

$—	$—	(b)	$17.56		(16.74)%		$5,229	2.26%		2.28%		(1.19)%	365%
—	—	(b)	21.09		(7.74)		4,705	2.27		2.27		(1.56)	171
—	—	(b)	22.86		11.35		6,183	2.30	(g)	2.30	(g)	(1.13)	254
—	—	(b)	20.53	(e)	(0.53	)(e)	8,043	2.32		2.32		(1.24)	280
—	—		20.64		1.13		9,725	2.35	(c)	2.35	(c)	(1.02)	210

$—	$—	(b)	$17.57		(16.73)%		$7,528	2.25%		2.26%		(1.19)%	365%
—	—	(b)	21.10		(7.74)		4,895	2.27		2.27		(1.56)	171
—	—		22.87		11.34		5,554	2.30	(g)	2.30	(g)	(1.13)	254
—	—	(b)	20.53	(e)	(0.53	)(e)	7,444	2.32		2.32		(1.24)	280
—	—		20.64		1.08		9,875	2.35	(c)	2.35	(c)	(1.02)	210

$—	$—	(b)	$18.57		(16.12)%		$88,411	1.51%		1.52%		(0.45)%	365%
—	—	(b)	22.14		(7.05)		50,134	1.52		1.52		(0.81)	171
—	—	(b)	23.82		12.20		65,554	1.55	(g)	1.55	(g)	(0.38)	254
—	—	(b)	21.22	(f)	0.24	(f)	83,410	1.57		1.57		(0.51)	280
—	—		21.18		1.88		125,756	1.60	(c)	1.60	(c)	(0.29)	210

See accompanying Notes to Financial Statements	06.30.09	Allianz Funds Annual Report	73

Notes to Financial Statements

June 30, 2009

1.	ORGANIZATION

Allianz Funds (the “Trust”) is registered under the Investment Company Act of 1940 (the “Act”), as amended, as an open-end investment management company organized as a Massachusetts business trust. The Trust currently consists of thirty separate investment funds (the “Fund or “Funds”). The Trust may offer up to eight classes of shares: Institutional, Administrative, A, B, C, D, P and R. These financial statements pertain to ten of the funds offered by the Trust.

2.	SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Trust in the preparation of its financial statements in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

Under the Trust’s organizational documents, each Trustee, officer, employee or other agent of the Trust (including the Trust’s investment adviser) is indemnified against certain liabilities that may arise out of performance of their duties to the Funds. Additionally, in the normal course of business, the Funds enter into contracts that contain a variety of indemnification clauses. The Funds’ maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Funds that have not yet occurred. However, the Funds have not had prior claims or losses pursuant to these contracts, and believe the risk of loss to be remote.

The following is a summary of significant accounting policies consistently followed by the Funds:

Valuation of Investments.  Portfolio securities and other financial instruments for which market quotations are readily available are stated at market value. Market value is generally determined on the basis of last reported sales prices, or if no sales are reported, on the basis of quotes obtained from a quotation reporting system, established market makers, or independent pricing services.

Portfolio securities and other financial instruments for which market quotations are not readily available or if a development occurs that may significantly impact the value of a security are fair valued, in good faith, pursuant to guidelines established by the Board of Trustees or persons acting at their direction pursuant to procedures approved by the Board of Trustees. The Funds’ investments are valued daily using prices supplied by an independent pricing service or dealer quotations, using the last sale price on the exchange that is the primary market for such securities, or the last quoted mean price between the last quoted bid and ask price for those securities for which the over-the-counter market is the primary market or for listed securities in which there were no sales. The market value for NASDAQ National Market and Small Cap Securities may also be calculated using the NASDAQ Official Closing Price instead of the last reported sales price. Independent pricing services use information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. Exchange traded options are valued at the settlement price determined by the relevant exchange.

Short-term investments maturing in 60 days or less are valued at amortized cost, if their original term to maturity was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if the original term to maturity exceeded 60 days. Investments initially valued in currencies other than U.S. dollar are converted to the U.S. dollar using exchange rates obtained from pricing services. As a result, the Net Asset Value (“NAV”) of a Fund‘s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of securities traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the New York Stock Exchange (“NYSE”) is closed and the NAV may change on days when an investor is not able to purchase or sell shares. The prices used by the Funds to value securities may differ from the value that would be realized if the securities were sold and these differences could be material to the financial statements. Each Fund’s NAV is normally determined as of the close of regular trading (normally, 4:00 p.m. Eastern time) on the NYSE on each day the NYSE is open for business.

The prices of certain portfolio securities or financial instruments may be determined at a time prior to the close of regular trading on the NYSE. When fair valuing securities, the Funds may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the time a Fund’s NAV is calculated. With respect to certain foreign securities, the Funds may fair value securities using modeling tools provided by a third-party vendor. The Funds have retained a statistical research service to assist in determining the fair value of foreign securities. This service utilizes statistics and programs based on historical performance of markets and other economic data to assist in making fair value estimates. Fair value estimates used by the Funds for foreign securities may differ from the value realized from the sale of those securities and the difference could be material to the financial statements. Fair value pricing may require subjective determinations about the value of a security or other asset, and fair values used to determine a Fund’s NAV may differ from quoted or published prices, or from prices that are used by others, for the same investments. In addition, the use of fair value pricing may not always result in adjustments to the prices of securities or other assets held by a Fund.

Fair Value Measurement.  The Funds have adopted Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). This standard clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of the fair value measurements. Under this standard, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e. the “exit price”) in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy under SFAS 157 are described below:

•	Level 1—quoted prices in active markets for identical investments that the Funds have the ability to access
•

Level 2—valuations based on other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.) or quotes from inactive exchanges

•	Level 3—valuations based on significant unobservable inputs (including the Funds’ own assumptions in determining the fair value of investments)

The Fund has adopted FASB Staff Position No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability have Significantly Decreased and Identifying Transactions that are not Orderly” (“FAS 157-4”).

FAS 157-4 provides guidance on determining when there has been a significant decrease in the volume and level of activity for an asset or liability, when a transaction is not orderly, and how that information must be incorporated into a fair value measurement. FAS 157-4 emphasizes that even if there has been a significant decrease in the volume and level of activity for an asset or liability and regardless of the valuation techniques used, the objective of a fair value measurement remains the same.

74	Allianz Funds Annual Report	06.30.09

An investment asset or liability’s level within the fair value hierarchy is based on the lowest level input, individually or in the aggregate, that is significant to fair value measurement.

The valuation techniques used by the Funds to measure fair value during the fiscal year ended June 30, 2009 maximized the use of observable inputs and minimized the use of unobservable inputs.

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

A summary of the inputs used as of June 30, 2009, in valuing each Fund’s assets and liabilities is listed below by industries, countries or investment types, for more detail on the Total Investment in Securities, please refer to each Fund’s Schedule of Investment.

	Level 1–Quoted Prices	Level 2–Other Significant Observable Inputs	Level 3–Significant Unobservable Inputs		Value at 6/30/2009

NACM Emerging Markets Opportunities Fund:
Investments in Securities–Assets
Common Stock:
Brazil	$8,111	$—	$—		$8,111
Chile	1,096	—	—		1,096
India	217	3,966	—		4,183
Israel	1,485	549	—		2,034
Korea (Republic of)	—	318	267		585
Kuwait	—	—	80		80
Mexico	1,232	—	—		1,232
Russia	1,787	932	—		2,719
South Africa	348	4,546	—		4,894
South Korea	439	8,670	—		9,109
Taiwan	350	7,066	—		7,416
All Other	—	21,734			21,734
Preferred Stock–Brazil	2,687	—	—		2,687
Total Investments in Securities	17,752	47,781	347		65,880

NACM Global Fund:
Investments in Securities–Assets
Common Stock:
Bermuda	$—	$—	$—	(a)	$—	(a)
Brazil	143	—	—		143
Ireland	326	—	—		326
Israel	370	—	—		370
Kuwait	—	—	41		41
Switzerland	1,096	1,085	—		2,181
United States	9,282	—	—		9,282
All Other	—	11,210	—		11,210
Short-Term Investments	—	198	—		198
Total Investments in Securities	11,217	12,493	41		23,751

NACM International Fund:
Investments in Securities–Assets
Common Stock:
United Kingdom	$336	$29,764	$—		$30,100
All Other	—	101,757	—		101,757
Rights–Australia	—	—	7		7
Short-Term Investments	—	2,238	—		2,238
Total Investments in Securities	336	133,759	7		134,102

NACM Pacific Rim Fund:
Investments in Securities–Assets
Common Stock:
China	$408	$11,972	$—		$12,380
Hong Kong	406	8,288	—		8,694
Japan	2,500	89,324	—		91,824
Taiwan	2,459	—	—		2,459
All Other	—	44,897	—		44,897
Short-Term Investments	—	6,441	—		6,441
Total Investments in Securities	5,773	160,922	—		166,695

06.30.09	Allianz Funds Annual Report	75

Notes to Financial Statements  (Cont.)

June 30, 2009

	Level 1–Quoted Prices	Level 2–Other Significant Observable Inputs	Level 3–Significant Unobservable Inputs		Value at 6/30/2009
NFJ International Value Fund:
Investments in Securities–Assets
Common Stock:
Germany	$10,293	$18,722	$—		$29,015
United Kingdom	199,011	9,003	—		208,014
All Other	780,463	—	—		780,463
Short-Term Investments	—	40,514	—		40,514
Total Investments in Securities	989,767	68,239	—		1,058,006

RCM Disciplined International Equity Fund:
Investments in Securities–Assets
Common Stock:
Brazil	$414	$—	$—		$414
Cayman Islands	429	—	—		429
Taiwan	433	—	—		433
All Other	—	38,935	—		38,935
Rights–United Kingdom	109	—	—		109
Short-Term Investments	—	235	—		235
Total Investments in Securities	1,385	39,170	—		40,555

RCM Global Resources Fund:
Investments in Securities–Assets
Common Stock:
Australia	$—	$770	$—		$770
Denmark	—	503	—		503
Spain	—	379	—		379
United Kingdom	—	2,229	—		2,229
All Other	30,308	—	—		30,308
Short-Term Investments	—	341	—		341
Total Investments in Securities	30,308	4,222	—		34,530

RCM Global Small-Cap Fund:
Investments in Securities–Assets
Common Stock:
Austria	$—	$1,100	$—		$1,100
Belgium	—	304	—		304
Bermuda	—	—	—	(a)	—
Cayman Islands	654	959	—		1,613
China	—	896	—		896
Denmark	—	906	—		906
Finland	—	627	—		627
France	—	653	—		653
Germany	—	837	—		837
Greece	—	592	—		592
Italy	—	574	—		574
Japan	—	6,998	—		6,998
Korea (Republic of)	—	1,164	—		1,164
Luxembourg	—	391	—		391
Malaysia	—	1,057	—		1,057
Netherlands	—	1,080	—		1,080
Philippines	—	499	—		499
Poland	—	1,108	—		1,108
Portugal	—	569	—		569
Russia	647	382	—		1,029
Singapore	—	545	—		545
Spain	—	1,152	—		1,152
Switzerland	—	2,201	—		2,201
United Kingdom	—	6,336	—		6,336
All Other	35,818	—	—		35,818
Short-Term Investments	—	1,760	—		1,760
Total Investments in Securities	37,119	32,690	—		69,809

(a)	Amount less than $500.

76	Allianz Funds Annual Report	06.30.09

	Level 1–Quoted Prices	Level 2–Other Significant Observable Inputs	Level 3–Significant Unobservable Inputs	Value at 6/30/2009
RCM Technology Fund:
Investments in Securities–Assets
Common Stock	$636,903	$80,287	$—	$717,190
Convertible Bonds	—	15,557	—	15,557
Short-Term Investments	—	113,654	—	113,654
Purchased Options	39,412	—	—	39,412
Total Investments in Securities–Assets	676,315	209,498	—	885,813
Investments in Securities–Liabilities
Short Sales	(12)	(4,628)	—	(4,640)
Options Written	(23,035)	(282)	—	(23,317)
Total Investments in Securities	653,268	204,588	—	857,856

RCM Wellness Fund:
Investments in Securities–Assets
Common Stock:
Food Products	$1,957	$2,521	$—	$4,478
Health Care Providers & Services	17,442	1,269	—	18,711
Multi-Utilities	—	1,194	—	1,194
Pharmaceuticals	26,986	6,699	—	33,685
Software	—	1,411	—	1,411
Textiles, Apparel & Luxury Goods	1,117	1,086	—	2,203
All Other	47,386	—	—	47,386
Rights–Food Products	—	—	81	81
Short-Term Investments	—	4,017	—	4,017
Purchased Options	488	—	—	488
Total Investments in Securities	95,376	18,197	81	113,654

A roll forward of fair value measurements using significant unobservable inputs (Level 3) at June 30, 2009, were as follows:

	Beginning Balance 6/30/2008	Net Purchases (Sales) and Settlements	Accrued Discounts (Premiums)	Total Realized Gain (Loss)	Total Change in Unrealized Gain (Loss)	Transfers in and/or out of Level 3	Ending Balance 6/30/2009

NACM Emerging Markets Opportunities Fund:
Investments in Securities–Assets
Common Stock:
Korea (Republic of)	$3,617	$(2,286)	$—	$(1,698)	$634	$—	$267
Kuwait	—	1,226	—	(410)	(736)	—	80
Total Investments in Securities	3,617	(1,060)	—	(2,108)	(102)	—	347

NACM Global Fund:
Investments in Securities–Assets
Common Stock:
Bermuda	$—	$—	$—	$—	$(266)	$266	$—	(a)
Kuwait	—	536	—	(119)	(376)	—	41
Total Investments in Securities	—	536	—	(119)	(642)	266	41

NACM International Fund:
Investments in Securities–Assets
Rights–Australia	$—	$—	$—	$—	$7	$—	$7

RCM Disciplined International Equity Fund:
Common Stock:
Kuwait	$8	$—	$—	$—	$(8)	$—	$—

(a)	Amount less than $500.

06.30.09	Allianz Funds Annual Report	77

Notes to Financial Statements  (Cont.)

June 30, 2009

	Beginning Balance 6/30/2008	Net Purchases (Sales) and Settlements	Accrued Discounts (Premiums)	Total Realized Gain (Loss)	Total Change in Unrealized Gain (Loss)	Transfers in and/or out of Level 3	Ending Balance 6/30/2009
RCM Global Small-Cap Fund:
Common Stock:
Bermuda	$—	$251	$—	$(1,282)	$(85)	$1,116	$—	(a)

RCM Wellness Fund:
Investments in Securities–Assets
Rights–Food Products	$—	$—	$—	$—	$81	$—	$81

(a)	Amount less than $500.

Realized gain (loss) and change in unrealized appreciation/depreciation is recorded on the Statements of Operations.

Investment Transactions and Investment Income.  Investment transactions are accounted for on trade date. Securities purchased or sold on a when-issued or delayed delivery basis may be settled a month or more after the trade date. Realized gains and losses on investments sold are recorded on the identified cost basis. Dividend income is recorded on the ex-dividend date, except for certain dividends from foreign securities where the ex-dividend date may have passed, which are recorded as soon as the Fund is informed of the ex-dividend date. Interest income, adjusted for the accretion of discounts and amortization of premiums, is recorded on the accrual basis.

Dividends received by the Real Estate Investment Trust (REIT) securities may include a return of capital. Such distributions reduce the cost basis of the respective securities. Distributions, if any, in excess of the cost basis of a security are recognized as capital gains.

Dividends and Distributions to Shareholders.  Dividends from net investment income for all Funds except the NFJ International Value Fund, if any, are declared and distributed to shareholders annually. Dividends from net investment income, if any, of the NFJ International Value Fund, are declared and distributed to shareholders quarterly. Net realized capital gains earned by a Fund, if any, will be distributed annually.

The Funds record dividends and distributions to their shareholders on the ex-dividend date. The amount of dividends and distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations, which may differ from generally accepted accounting principles. These “book-tax” differences are considered either temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the capital accounts based on their federal income tax treatment; temporary differences do not require reclassification. To the extent dividends and/or distributions exceed current and accumulated earnings and profits for federal income tax purposes, they are reported as dividends and/or distributions of paid-in-capital in excess of par.

Multi-class Operations.  Each class offered by the Trust has equal rights as to assets and voting privileges (except that shareholders of a class have exclusive voting rights regarding any matter relating solely to that class of shares). Income, non-class specific expenses, and realized and unrealized capital gains and losses of each Fund are allocated daily to each class of shares based on the relative net assets of each class. Class specific expenses, where applicable, currently include administrative, distribution and servicing fees.

Federal Income Taxes.  Each Fund intends to qualify as a regulated investment company and distribute all of its taxable income and net realized gains, if applicable, to shareholders. Accordingly, no provision for federal income taxes is required.

The Funds have adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109” (the “Interpretation”). The Interpretation establishes for all entities, including pass-through entities such as the Funds, a minimum threshold for financial statement recognition of the benefit of positions taken in filing tax returns (including whether an entity is taxable in a particular jurisdiction), and requires certain expanded tax disclosures. The Funds’ management has determined that its evaluation of the Interpretation has resulted in no material impact to the Funds’ financial statements at June 30, 2009. The Funds’ federal tax returns for the prior three fiscal years remain subject to examination by the Internal Revenue Service.

Foreign Currency.  The Funds’ accounting records are maintained in U.S. dollars. The market values of foreign securities, currency holdings and other assets and liabilities are translated into U.S. dollars based on the current exchange rates each business day. Fluctuations in the value of foreign currency holdings and other assets and liabilities resulting from changes in exchange rates are recorded as unrealized foreign currency gain (loss). Realized gains (losses) and unrealized appreciation/depreciation on investment securities and income and expenses are translated on the respective dates of such transactions. The effect of changes in foreign currency exchange rates on investments in securities are not segregated in the Statements of Operations from the effects of changes in market prices of those securities, but are included with the net realized and unrealized gain or loss on investment securities.

Foreign Taxes on Dividends.  Dividend income in the Statements of Operations is shown net of foreign taxes withheld on dividends from foreign securities. Foreign taxes withheld were as follows: NACM Emerging Markets Opportunities Fund—$496,138; NACM Global Fund—$39,105; NACM International Fund—$613,729; NACM Pacific Rim Fund—$293,613; NFJ International Value Fund—$4,405,097; RCM Disciplined International Equity Fund—$129,834; RCM Global Resources Fund—$11,543; RCM Global Small-Cap Fund—$50,403; RCM Technology Fund—$274,183; and RCM Wellness Fund—$55,121.

Repurchase Agreements.  The Funds may enter into transactions with its custodian bank or securities brokerage firms whereby it purchases securities under agreements to resell at an agreed upon price and date (“repurchase agreements”). Such agreements are carried at the contract amount in the financial statements which is considered to represent fair-value. Collateral pledged (the securities received), which consists primarily of U.S. government obligations and asset-backed securities, are held by the custodian bank until maturity of the repurchase agreement. Provisions of the repurchase agreements and the procedures adopted by the Funds require that the market value of the collateral, including accrued interest thereon, is sufficient in the event of default by the counterparty. If the counterparty defaults and the value of the collateral declines or if the counterparty enters an insolvency proceeding, realization of the collateral by the Funds may be delayed or limited.

Securities Lending.  Until April 19, 2009, certain Funds made secured loans of its portfolio securities to brokers, dealers and other financial institutions, pursuant to the Trust’s Security Lending Agency Agreement with Dresdner Bank AG, the Trust’s securities lending agent. Securities lending income is disclosed as such in the Statements of Operations. Dresdner was an affiliate of the Adviser and a wholly-owned subsidiary of

78	Allianz Funds Annual Report	06.30.09

Allianz SE. The total amount paid by the Trust to Dresdner for its services as securities lending agent for the year ended June 30, 2009 was $206,469. As of April 19, 2009, the Security Lending Agency Agreement was terminated.

Illiquid Securities.  Securities are generally considered to be liquid if they can be sold or disposed of in the ordinary course of business within seven days at approximately the price at which the security was valued. The Funds have limitations on the amount of illiquid securities that can be held. Due to changes in market conditions during the fiscal year ended June 30, 2009, the Funds’ investments in certain other securities were deemed to be illiquid. The Funds have and may continue to hold these investments in the expectation that the Funds’ return over time will exceed the proceeds of an immediate sale. The relative percentage of the Funds’ illiquid assets may increase as the Funds’ assets decline.

Short Sales.  The Funds may engage in short sales for investment and risk management purposes. Short sales are transactions in which a Fund sells a security or other instrument (such as an option, forward, future or other derivative contract) that it does not own. When a Fund engages in a short sale, it must borrow the security sold short and deliver it to the counterparty. The Fund will ordinarily have to pay a fee or premium to borrow a security and be obligated to repay the lender of the security any dividend or interest that accrues on the security during the period of the loan. Short sales expose a Fund to the risk that it will be required to cover its short position at a time when the security or other asset has appreciated in value, thus resulting in losses to the Fund. A short sale is “against the box” if the Fund holds in its portfolio or has the right to acquire the security sold short at no additional cost. The Fund will be subject to additional risks to the extent that it engages in short sales that are not “against the box.” The Fund’s loss on a short sale could theoretically be unlimited in cases where the Fund is unable, for whatever reason, to close out its short position.

3.	PRINCIPAL RISKS

In the normal course of business the Funds trade financial instruments and enter into financial transactions where risk of potential loss exists due to changes in the market (market risk) or failure of the other party to a transaction to perform (credit risk). The main risks from derivative instruments are interest rate, foreign currency, market price and credit risks.

Interest rate risk is the risk that fixed income securities will decline in value because of changes in interest rates. As nominal interest rates rise, the value of certain fixed income securities held by a Fund is likely to decrease. A nominal interest rate can be described as the sum of a real interest rate and an expected inflation rate. Fixed income securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations. Duration is useful primarily as a measure of the sensitivity of a fixed income’s market price to interest rate (i.e. yield) movements.

The Funds may have elements of risk, not typically associated with investments in the U.S., due to concentrated investments in specific industries or investments in foreign issuers located in a specific country or region. Such concentrations may subject the Funds to additional risks resulting from future political or economic conditions in such country or region and the possible imposition of adverse governmental laws of currency exchange restrictions affecting such country or region, which could cause the securities and their markets to be less liquid and prices more volatile than those of comparable U.S. companies.

If a Fund invests directly in foreign currencies or in securities that trade in, and receive revenues in, foreign currencies, or in derivatives that provide exposure to foreign currencies, it will be subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the United States or abroad. As a result, a Fund’s investments in foreign currency-denominated securities may reduce the returns of the Fund.

The market values of equity, such as common stocks and preferred stocks or equity related investments such as futures and options, may decline due to general market conditions which are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. Equity securities and equity related investments generally have greater market price volatility than fixed income securities.

The Funds will be exposed to credit risk on parties with whom it trades and will also bear the risk of settlement default. A Fund minimizes concentrations of credit risk by undertaking transactions with a large number of customers and counterparties on recognized and reputable exchanges. A Fund could lose money if the issuer or guarantor of a fixed income security, or the counterparty to a derivatives contract or repurchase agreement, is unable or unwilling to make timely principal and/or interest payments, or to otherwise honor its obligations. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings. Similar to credit risk, the Funds may be exposed to counterparty risk, or the risk that an institution or other entity with which the Funds have unsettled or open transactions will default. The potential loss could exceed the value of the financial assets recorded in the financial statements. Financial assets, which potentially expose the Funds to credit risk, consist principally of cash due from counterparties and investments.

NFJ Investment Group LLC (“NFJ”), Nicholas-Applegate Capital Management LLC (“NACM”), and RCM Capital Management LLC (“RCM”), as the investment sub-advisers, minimize credit risks to the Funds by performing reviews of each counterparty. All transactions in listed securities are settled/paid for upon delivery using approved counterparties. The risk of default is considered minimal, as delivery of securities sold is only made once a Fund has received payment. Payment is made on a purchase once the securities have been delivered by the counterparty. The trade will fail if either party fails to meet its obligation.

4.	FINANCIAL DERIVATIVE INSTRUMENTS

FASB Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133”, (“FAS 161”) requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. The disclosure requirements of FAS 161 distinguish between derivatives which are accounted for as “hedges” and those that do not qualify for such accounting. The Funds reflect derivatives at fair value and recognize changes in fair value through the statement of operations, and such do not qualify for FAS 161 hedge accounting treatment.

Forward Currency Transactions.   Certain Funds may enter into forward currency contracts and forward cross-currency contracts in connection with settling planned purchases or sales of securities, to hedge the currency exposure associated with some or all of a Fund’s securities or as a part of an investment strategy. A forward currency contract is an agreement between two parties to buy and sell a currency at a set price on

06.30.09	Allianz Funds Annual Report	79

Notes to Financial Statements  (Cont.)

June 30, 2009

a future date. The market value of a forward currency contract fluctuates with changes in forward currency exchange rates. Forward currency contracts are marked to market daily and the change in value is recorded by a Fund as an unrealized gain or loss. Realized gains or losses equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed are recorded upon delivery or receipt of the currency or, if a forward currency contract is offset by entering into another forward currency contract with the same broker, upon settlement of the net gain or loss. These contracts may involve market risk in excess of the unrealized gain or loss reflected in a Fund’s Statement of Assets and Liabilities. In addition, a Fund could be exposed to risk if the counterparties are unable to meet the terms of the contracts or if the value of the currency changes unfavorably to the U.S. dollar.

Options Transactions.   Certain Funds may purchase and write (sell) put and call options on securities for hedging purposes, risk management purposes or as part of its investment strategies. The risk associated with purchasing an option is that the Funds pay a premium whether or not the option is exercised. Additionally the Funds bear the risk of loss of premium and change in the market value should the counterparty not perform under the contract. Put and call options purchased are accounted for in the same manner as portfolio securities. The cost of securities acquired through the exercise of call options is increased by the premiums paid. The proceeds from securities sold through the exercise of put options are decreased by the premiums paid.

When an option is written, the premium received is recorded as an asset with an equal liability which is subsequently marked to market to reflect the current market value of the option written. These liabilities are reflected as options written in the Statement of Assets and Liabilities. Premiums received from writing options which expire unexercised are recorded on the expiration date as a realized gain. The difference between the premium received and the amount paid on effecting a closing purchase transaction, including brokerage commissions, is also treated as a realized gain, or if the premium is less than the amount paid for the closing purchased transactions, as a realized loss. If a call option written by the Funds is exercised, the premium is added to the proceeds from the sale of the underlying security in determining whether there has been a realized gain or loss. If a put option written by the Funds is exercised, the premium reduces the cost basis of the security. In writing an option, the Fund bears the market risk of an unfavorable change in the price of the security underlying the written option. Exercise of a written option could result in the Fund purchasing a security at a price different from its current market value.

Fair Value of Derivative Instruments as of June 30, 2009

The following is a summary of the fair valuations of the Fund’s derivative instruments categorized by risk exposure:

RCM Technology Fund:
Location	Equity Contracts	Total
Asset Derivatives
Unrealized appreciation on swaps	$ —	$ —
Receivable for variation margin on futures contracts	—	—
Unrealized appreciation of forward foreign currency contracts	—	—
Total Asset Derivatives	$ —	$ —
Liability derivatives
Unrealized depreciation on swaps	$ —	$ —
Payable for variation margin on futures contracts	—	—
Options written, at value	(23,317)	(23,317)
Unrealized depreciation of forward foreign currency contracts	—	—
Total Liability Derivatives	$ (23,317)	$ (23,317)

The Effect of Derivative Instruments on the Statement of Operations for the six months ended June 30, 2009:

Location	Equity Contracts	Total
Realized Gain (Loss) on:
Futures contracts	$ —	$ —
Options written	36,848	36,848
Swaps	—	—
Foreign currency transactions	—	—
Total Realized Gain (Loss)	$ 36,848	$ 36,848
Net change in unrealized appreciation (depreciation) of:
Futures contracts	$ —	$ —
Options written	3,480	3,480
Swaps	—	—
Foreign currency transactions	—	—
Total change in unrealized appreciation (depreciation)	$ 3,480	$ 3,480

The volumes indicated in the options written table (see Note 7) are indicative of the amounts throughout the year.

The Effect of Derivative Instruments on the Statement of Operations for the six months ended June 30, 2009:

RCM Wellness Fund:
Location	Equity Contracts	Total

Realized Gain (Loss) on:
Futures contracts	$ —	$ —
Options written	451	451
Swaps	—	—
Foreign currency transactions	—	—
Total Realized Gain (Loss)	$ 451	$ 451
Net change in unrealized appreciation (depreciation) of:
Futures contracts	$ —	$ —
Options written	—	—
Swaps	—	—
Foreign currency transactions	—	—
Total change in unrealized appreciation (depreciation)	$ —	$ —

The volumes indicated in the options written table (see Note 7) are indicative of the amounts throughout the year.

5.	FEES, EXPENSES, AND RELATED PARTY TRANSACTIONS

Investment Advisory Fee.  Allianz Global Investors Fund Management LLC (“AGIFM”), an indirect subsidiary of Allianz Global Investors of America L.P. (“Allianz Global”), serves as investment adviser (the “Adviser”) to the Trust, pursuant to an investment advisory contract. The Adviser receives a monthly fee from the Funds at an annual rate based on the average daily net assets of the Funds. The Advisory Fee is charged at the annual rate as noted in the table below.

Each of the Funds has a sub-adviser, which under supervision of AGIFM, directs the investments of the Fund’s assets. The advisory fees received by the Adviser are paid all or in part to the sub-advisers in accordance with the portfolio management agreements.

Administration Fee.  The Adviser provides administrative services to the Funds and also bears the cost of most third-party administrative services required by the Funds, and in return it receives from each Fund a monthly administration fee based on each share class’ average daily net assets.

The Investment Advisory Fee and Administration Fee for all classes is charged at an annual rate as noted in the following table:

80	Allianz Funds Annual Report	06.30.09

	Advisory Fee		Administration Fee

	All Classes		Inst’l Class(1)	Admin. Class(1)	Class A, B and C(2)	Class D(2)	Class R(2)	Class P(1)
NACM Emerging Markets Opportunities Fund	0.90%		0.45%	N/A	0.60%	0.60%	N/A	0.55%
NACM Global Fund	0.70%		0.35%	0.35%	0.50%	0.50%	0.50%	0.45%
NACM International Fund	0.60%		0.45%	0.45%	0.60%	0.60%	0.60%	0.55%
NACM Pacific Rim Fund	0.90%		0.45%	N/A	0.60%	0.60%	N/A	0.55%
NFJ International Value Fund	0.60%		0.45%	N/A	0.60%	0.60%	N/A	0.55%
RCM Disciplined International Equity Fund	0.50%		0.45%	0.45%	0.60%	0.60%	N/A	N/A
RCM Global Resources Fund	0.70%		0.35%	N/A	0.50%	0.50%	N/A	0.45%
RCM Global Small-Cap Fund	1.00%	(4)	0.35%	N/A	0.50%	0.50%	N/A	0.45%
RCM Technology Fund	0.90%		0.30%	0.30%	0.45%	0.45%	N/A	0.40%
RCM Wellness Fund	0.80%	(3)	N/A	N/A	0.45%	0.45%	N/A	N/A

(1)

The total administrative fee rate for Institutional Class, Administrative Class and Class P shares of each Fund (except the RCM Technology Fund) shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets (including assets attributable to Class A, B, C, D and R shares): by 0.025% per annum on assets in excess of $500 million and by an additional 0.025% per annum on assets in excess of $1 billion. The total administrative fee rate for Institutional Class, Administrative Class and Class P shares of the RCM Technology Fund shall be reduced according to the following schedule, each based on the Fund’s aggregate average daily net assets (including assets attributable to Class A, B, C, D and R shares): by 0.025% per annum on assets in excess of $1 billion, and by an additional 0.025% per annum on assets in excess of $2.5 billion.

(2)

The total administrative fee rate for Class A, B, C, D and R shares of each Fund (except the RCM Technology Fund) shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets (including assets attributable to Institutional, Administrative Class and Class P shares): by 0.025% per annum on assets in excess of $500 million, by an additional 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion, by an additional 0.025% per annum on assets in excess of $7.5 billion and by an additional 0.025% per annum on assets in excess of $10 billion. The total administrative fee rate for Class A, B, C, D and R shares of the RCM Technology Fund shall be reduced according to the following schedule, each based on the Fund’s aggregate average daily net assets (including assets attributable to Institutional, Administrative Class and Class P shares): by 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.050% per annum on assets in excess of $5 billion, by an additional 0.025% per annum on assets in excess of $7.5 billion, and by an additional 0.025% per annum on assets in excess of $10 billion.

(3)	Effective October 20, 2008, the Fund’s Advisory fee was reduced by 0.06% to 0.74%. On January 1, 2009, this Advisory fee reduction was eliminated.
(4)	Effective January 1, 2009, the Fund’s Advisory fee was reduced by 0.05% to 0.95%.

Redemption Fees.  Investors in shares of the Funds were subject to a “Redemption Fee” on redemptions and exchanges of 2.00% of the net asset value of the shares redeemed or exchanged (based on the total redemption proceeds after any applicable contingent deferred sales charges). Redemption Fees were charged on shares redeemed or exchanged within 30 days after their acquisition, including shares acquired through exchanges. Effective May 1, 2009, Redemption Fees were eliminated.

Distribution and Servicing Fees.  Allianz Global Investors Distributors LLC (“AGID”), an indirect wholly-owned subsidiary of Allianz Global, serves as the distributor of the Trust’s shares. The Trust is permitted to reimburse AGID on a quarterly basis, out of the Administrative Class assets of the Funds offering Administrative Class shares, in an amount up to 0.25% on an annual basis of the average daily net assets of that class, for payments made to financial intermediaries that provide services in connection with the distribution of shares or administration of plans or programs that use Fund shares as their funding medium. Unreimbursed costs may be carried forward for reimbursement for up to twelve months beyond the date in which it is incurred, subject always to the limit that not more than 0.25% of the average daily net assets attributable to an Administrative Class may be expensed. The effective rate paid to AGID was 0.25% during the current fiscal year with no unreimbursed costs to be carried forward as of June 30, 2009.

Pursuant to separate Distribution Servicing Plans for Class A, Class B, Class C and Class R shares, the Distributor receives (i) in connection with the distribution of Class B, Class C and Class R shares of the Trust, certain distribution fees from the Trust, and (ii) in connection with personal services rendered to Class A, Class B, Class C and Class R shareholders of the Trust and the maintenance of shareholder accounts, certain servicing fees from the Trust.

Pursuant to the Distribution and Servicing Plan adopted by the Class D of the Trust, the Trust compensates AGID or an affiliate with respect to Class D for services provided and expenses incurred in connection with assistance rendered in the sale of shares and services rendered to shareholders and for maintenance of shareholder accounts of the Class D.

The Trust paid AGID distribution and servicing fees at an effective rate as set forth below (calculated as a percentage of each Fund’s average daily net assets attributable to each class):

	Allowable Rate
	Distribution Fee (%)	Servicing Fee (%)

Class A
All Funds	—	0.25
Class B
All Funds	0.75	0.25
Class C
All Funds	0.75	0.25
Class D
All Funds	—	0.25
Class R
All Funds	0.25	0.25

AGID also receives the proceeds of the initial sales charges paid by the shareholders upon the purchase of Class A shares and the contingent deferred sales charges paid by the shareholders upon certain redemptions of Class A, B and C shares. For the year ended June 30, 2009, AGID received $1,690,919 representing commissions (sales charges) and contingent deferred sales charges.

Expenses.  The Trust is responsible for the following expenses: (i) salaries and other compensation of any of the Trust’s executive officers and employees who are not officers, directors, stockholders or employees of AGIFM or its subsidiaries or affiliates; (ii) taxes and governmental fees; (iii) brokerage fees and commissions and other portfolio transaction

06.30.09	Allianz Funds Annual Report	81

Notes to Financial Statements  (Cont.)

June 30, 2009

expenses; (iv) the costs of borrowing money, including interest expenses and bank overdraft charges; (v) fees and expenses of the Trustees who are not “interested persons” of AGIFM or the Trust, and any counsel or other experts retained exclusively for their benefit; (vi) extraordinary expenses, including costs of litigation and indemnification expenses; (vii) organization expenses and (viii) any expenses allocated or allocable to a specific class of shares, which include service fees payable with respect to the Administrative Class shares and may include certain other expenses as permitted by the Trust’s Multiple Class Plan adopted pursuant to Rule 18f-3 under the Act and subject to review and approval by the Trustees. The ratio of expenses to average net assets per share class, as disclosed in the Financial Highlights, may differ from the estimated annual fund operating expenses per share class as disclosed in the Prospectus for the reasons set forth above.

Trustees do not currently receive any pension or retirement benefits from the Trust or the Fund Complex. The Trust has adopted a deferred compensation plan for the Trustees, which went into place during 1996, which permits the Trustees to defer their receipt of compensation from the Trust, at their election, in accordance with the terms of the plan. Under the plan, each Trustee may elect not to receive fees from the Trust on a current basis but to receive in a subsequent period an amount equal to the value of such fees as if they had been invested in a Fund or Funds selected by the Trustees on the normal payment dates for such fees. As a result of this arrangement, the Trust, upon making the deferred payments, will be in substantially the same financial position as if the deferred fees had been paid on the normal payment dates and immediately reinvested in shares of the Fund(s) selected by the Trustees.

6.	PURCHASES AND SALES OF SECURITIES

The length of time a Fund has held a particular security is not generally a consideration in investment decisions. A change in the securities held by a Fund is known as “portfolio turnover.” Each Fund may engage in frequent and active trading of portfolio securities to achieve its investment objective, particularly during periods of volatile market movements. High portfolio turnover (e.g., over 100%) involves correspondingly greater expenses to a Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Such sales may also result in realization of taxable capital gains, including short-term capital gains (which are generally taxed at ordinary income tax rates). The trading costs and tax effects associated with portfolio turnover may adversely affect a Fund’s performance.

Purchases and sales of the non-U.S. Government/Agency securities (excluding short-term investments) for the year ended June 30, 2009, were as follows (amounts in thousands):

	Purchases	Sales
NACM Emerging Markets Opportunities Fund	$167,973	$240,658
NACM Global Fund	33,615	44,665
NACM International Fund	401,940	516,570
NACM Pacific Rim Fund	107,351	188,334
NFJ International Value Fund	887,281	623,077
RCM Disciplined International Equity Fund	16,765	31,505
RCM Global Resources Fund	53,699	53,128
RCM Global Small-Cap Fund	121,125	170,526
RCM Technology Fund	2,042,756	1,966,611
RCM Wellness Fund	454,105	374,155

7.	TRANSACTIONS IN WRITTEN OPTIONS

Transactions in written options were as follows (amounts in thousands except for number of contracts):

	RCM Technology Fund		RCM Wellness Fund
	Contracts	Premiums Received	Contracts	Premiums Received
Balance at 6/30/2008	157,882	$59,069	—	$—
Sales	1,053,982	272,614	5,075	1,041
Closing Buys	(674,412)	(234,697)	(3,080)	(598)
Exercises	(4,198)	(760)	—	—
Expirations	(181,340)	(43,870)	(1,995)	(443)
Balance at 6/30/2009	351,914	$52,356	—	$—

82	Allianz Funds Annual Report	06.30.09

8.	FEDERAL INCOME TAX MATTERS

At June 30, 2009, the components of distributable taxable earnings were as follows (amounts in thousands):

	Undistributed Ordinary Income	Undistributed Long-Term Capital Gains	Net Tax Basis Appreciation/ (Depreciation) on Derivatives and Foreign Currency Denominated Assets/Liabilities(1)	Other Differences(2)	Accumulated Capital Losses(3)	Post-October Deferral(4)
NACM Emerging Markets Opportunities Fund	$983	—	—	—	$67,025	$30,842
NACM Global Fund	—	—	—	—	7,529	8,704
NACM International Fund	3,237	—	—	—	155,468	58,494
NACM Pacific Rim Fund	832	—	—	—	35,635	41,574
NFJ International Value Fund	2,267	—	—	—	100,274	415,385
RCM Disciplined International Equity Fund	1,199	—	—	—	54,035	4,755
RCM Global Resources Fund	—	—	—	—	8,000	9,534
RCM Global Small-Cap Fund	—	—	—	—	33,785	36,379
RCM Technology Fund	—	—	—	—	213,137	236,561
RCM Wellness Fund	—	—	—	—	89,407	23,529

(1)	Adjusted for accelerated recognition of unrealized gain/(loss) or deferral of realized losses for certain options and foreign currency transactions.
(2)	Adjusted for appreciation/depreciation related to securities on loan.
(3)	Capital losses available to offset future net capital gains, including acquired capital loss carryovers which may be limited under current tax law, expiring in varying amounts as shown below.
(4)	Capital losses realized during the period November 1, 2008 through June 30, 2009 which the Fund elected to defer to the following taxable year pursuant to income tax regulations.

As of June 30, 2009, the Funds had accumulated capital losses expiring in the following years (amounts in thousands):

	Expiration of Accumulated Capital Losses (amounts in thousands)

	2010	2011	2012	2013	2014	2015	2016	2017
NACM Emerging Markets Opportunities Fund	$3,947	—	—	—	—	—	—	$63,078
NACM Global Fund	—	—	—	—	—	—	—	7,529
NACM International Fund	—	—	—	—	—	—	—	155,468
NACM Pacific Rim Fund	—	—	—	—	—	—	—	35,635
NFJ International Value Fund	—	—	—	—	—	—	—	100,274
RCM Disciplined International Equity Fund	35,886	$11,185	—	—	—	—	—	6,963
RCM Global Resources Fund	—	—	—	—	—	—	—	8,000
RCM Global Small-Cap Fund	—	—	—	—	—	—	—	33,785
RCM Technology Fund	52,772	30,847	—	—	—	—	—	129,519
RCM Wellness Fund	65,820	—	—	—	$3,734	—	—	19,853

As of June 30, 2009, the aggregate cost and the net unrealized appreciation (depreciation) of investments for federal income tax purposes were as follows (amounts in thousands):

	Federal Tax Cost	Unrealized Appreciation	Unrealized Depreciation	Net Unrealized Appreciation (Depreciation)(5)
NACM Emerging Markets Opportunities Fund	$59,484	$11,298	$(4,902)	$6,396
NACM Global Fund	25,983	1,196	(3,428)	(2,232)
NACM International Fund	135,972	10,880	(12,750)	(1,870)
NACM Pacific Rim Fund	192,061	9,076	(34,442)	(25,366)
NFJ International Value Fund	1,230,667	36,546	(209,207)	(172,661)
RCM Disciplined International Equity Fund	49,429	4,424	(13,298)	(8,874)
RCM Global Resources Fund	36,011	9,791	(11,272)	(1,481)
RCM Global Small-Cap Fund	69,160	12,120	(11,471)	649
RCM Technology Fund	800,827	157,886	(72,900)	84,986
RCM Wellness Fund	108,232	12,744	(7,322)	5,422

(5)	Primary differences, if any, between book and tax net unrealized appreciation/(depreciation) are attributable to PFIC mark-to-market and wash sale loss deferrals for federal income tax purposes.

06.30.09	Allianz Funds Annual Report	83

Notes to Financial Statements  (Cont.)

June 30, 2009

As of year ended June 30, 2009, the Funds made the following tax basis distributions (amounts in thousands):

	Ordinary Income Distributions(6)	Long-Term Capital Gain Distributions	Return of Capital
NACM Emerging Markets Opportunities Fund	$2,524	—	—
NACM Global Fund	88	—	—
NACM International Fund	6,380	—	—
NACM Pacific Rim Fund	893	$1,799	—
NFJ International Value Fund	29,928	33,452	—
RCM Disciplined International Equity Fund	494	—	—
RCM Global Resources Fund	195	1,160	—
RCM Global Small-Cap Fund	—	1	—
RCM Technology Fund	—	75,865	—
RCM Wellness Fund	—	—	—

(6)	Includes short-term capital gains.

Certain net operating losses have been reclassified from undistributed net investment income to paid-in-capital to more appropriately conform financial accounting to tax accounting.

9.	SHARES OF BENEFICIAL INTEREST

The Trust may issue an unlimited number of shares of beneficial interest with a $0.0001 par value. Changes in shares of beneficial interest were as follows (shares and amounts in thousands):

	NACM Emerging Markets Opportunities Fund				NACM Global Fund				NACM International Fund
	Year Ended 6/30/2009		Year Ended 6/30/2008		Year Ended 6/30/2009		Year Ended 6/30/2008		Year Ended 6/30/2009		Year Ended 6/30/2008
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares sold
Class A	955	$16,642	2,511	$82,536	290	$4,080	509	$9,827	483	$6,106	2,816	$65,726
Class B	—	—	—	—	72	892	461	8,797	—	—	—	—
Class C	368	6,820	884	28,955	113	1,345	256	4,807	260	2,989	1,324	30,856
Class D	624	12,568	3,164	109,323	24	306	153	3,053	91	1,079	469	10,841
Class R	—	—	—	—	54	802	1	23	— *	10	1	16
Class P	38	648	—	—	21	245	—	—	193	2,092	—	—
Institutional Class	268	4,569	2,165	72,925	—	—	4	67	1,883	21,545	2,781	64,579
Administrative Class	—	—	—	—	—	—	—	—	—	—	—	—
Issued in reinvestment of dividends and distributions
Class A	48	654	55	1,857	2	24	62	1,235	143	1,532	1,756	37,694
Class B	—	—	—	—	3	26	100	1,888	—	—	—	—
Class C	21	292	17	568	2	15	53	1,004	70	745	1,009	21,313
Class D	19	259	83	2,798	1	5	13	258	16	168	134	2,864
Class R	—	—	—	—	—	—	— *	6	— *	1	— *	8
Class P	—	—	—	—	—	—	—	—	—	—	—	—
Institutional Class	75	1,028	117	3,998	—	—	— *	2	308	3,290	1,037	22,524
Administrative Class	—	—	—	—	—	—	— *	2	—	—	—	2
Cost of shares redeemed
Class A	(1,804)	(33,927)	(796)	(25,214)	(619)	(7,245)	(243)	(4,605)	(5,188)	(65,269)	(11,268)	(241,780)
Class B	—	—	—	—	(612)	(7,171)	(373)	(6,775)	—	—	—	—
Class C	(466)	(7,608)	(205)	(6,402)	(349)	(3,892)	(211)	(3,875)	(3,196)	(38,878)	(4,090)	(82,710)
Class D	(2,404)	(51,014)	(1,154)	(35,689)	(62)	(759)	(57)	(1,066)	(375)	(4,605)	(994)	(22,518)
Class R	—	—	—	—	(10)	(118)	(4)	(88)	— *	(2)	— *	(8)
Class P	— *	(6)	—	—	(5)	(66)	—	—	(6)	(63)	—	—
Institutional Class	(1,364)	(25,312)	(2,176)	(69,225)	(4)	(38)	—	—	(3,850)	(44,989)	(2,018)	(43,254)
Administrative Class	—	—	—	—	—	—	—	—	—	—	(3)	(106)
Net increase (decrease) resulting from Fund share transactions	(3,622)	$(74,387)	4,665	$166,430	(1,079)	$(11,549)	724	$14,560	(9,168)	$(114,249)	(7,046)	$(133,953)

84	Allianz Funds Annual Report	06.30.09

	NACM Pacific Rim Fund				NFJ International Value Fund				RCM Disciplined International Growth Equity Fund
	Year Ended 6/30/2009		Year Ended 6/30/2008		Year Ended 6/30/2009		Year Ended 6/30/2008		Year Ended 6/30/2009		Year Ended 6/30/2008
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares sold
Class A	1,109	$11,194	3,281	$54,594	32,895	$535,562	26,349	$699,547	233	$2,261	965	$14,267
Class B	127	1,179	742	12,316	—	—	—	—	31	303	349	5,355
Class C	340	3,130	1,915	30,829	4,147	71,302	8,199	216,583	217	1,941	529	7,943
Class D	1,131	10,346	2,007	34,886	6,717	117,860	6,637	176,300	10	86	21	329
Class P	632	5,973	—	—	3,588	53,431	—	—	—	—	—	—
Institutional Class	1,556	13,690	1,104	18,766	14,677	245,057	7,715	203,964	162	1,476	442	6,826
Administrative Class	—	—	—	—	—	—	—	—	—	—	— *	2
Issued in reinvestment of dividends and distributions
Class A	55	494	749	12,222	1,678	23,951	935	24,675	23	200	12	187
Class B	23	190	301	4,717	—	—	—	—	—	—	4	56
Class C	34	291	397	6,188	493	6,954	390	10,300	12	109	6	97
Class D	63	560	742	12,097	405	5,854	204	5,368	1	14	1	16
Class P	—	—	—	—	6	91	—	—	—	—	—	—
Institutional Class	57	529	431	7,196	713	10,355	304	8,056	13	117	9	133
Administrative Class	—	—	—	—	—	—	—	—	— *	2	— *	3
Cost of shares redeemed
Class A	(4,962)	(49,061)	(3,979)	(62,815)	(33,796)	(502,546)	(6,403)	(162,305)	(776)	(7,448)	(708)	(10,644)
Class B	(1,387)	(13,496)	(1,047)	(15,902)	—	—	—	—	(530)	(5,104)	(404)	(6,022)
Class C	(3,084)	(29,440)	(2,077)	(31,043)	(6,760)	(100,272)	(1,527)	(38,625)	(662)	(6,241)	(1,123)	(16,342)
Class D	(1,975)	(19,670)	(3,068)	(49,514)	(6,150)	(96,161)	(1,661)	(41,742)	(26)	(247)	(33)	(508)
Class P	(4)	(35)	—	—	(104)	(1,537)	—	—	—	—	—	—
Institutional Class	(1,363)	(13,315)	(841)	(13,415)	(7,700)	(118,184)	(819)	(21,118)	(334)	(3,453)	(275)	(4,290)
Administrative Class	—	—	—	—	—	—	—	—	(1)	(15)	(9)	(155)
Net increase (decrease) resulting from Fund share transactions	(7,648)	$(77,441)	657	$21,122	10,809	$251,717	40,323	$1,081,003	(1,627)	$(15,999)	(214)	$(2,747)

	RCM Global Resources Fund				RCM Global Small-Cap Fund				RCM Technology Fund
	Year Ended 6/30/2009		Year Ended 6/30/2008		Year Ended 6/30/2009		Year Ended 6/30/2008		Year Ended 6/30/2009		Year Ended 6/30/2008
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares sold
Class A	602	$8,211	1,277	$28,469	262	$4,498	894	$28,783	2,259	$64,619	4,703	$222,184
Class B	—	—	—	—	28	450	122	3,843	56	1,479	154	7,123
Class C	362	4,744	705	15,785	66	1,025	278	8,618	293	7,592	830	36,523
Class D	343	3,998	439	10,001	42	667	449	15,079	996	26,959	1,567	74,000
Class P	35	431	—	—	47	761	—	—	84	2,406	—	—
Institutional Class	381	4,788	92	2,057	133	1,952	228	7,206	2,838	82,333	4,993	245,938
Administrative Class	—	—	—	—	—	—	—	—	315	8,422	391	19,049
Issued in reinvestment of dividends and distributions
Class A	44	455	19	440	— *	1	222	6,769	1,035	22,894	317	15,916
Class B	—	—	—	—	—	—	122	3,569	69	1,445	38	1,807
Class C	30	293	11	246	—	—	125	3,647	380	7,911	130	6,222
Class D	15	158	6	123	—	—	163	4,991	570	12,486	188	9,305
Class P	—	—	—	—	—	—	—	—	—	—	—	—
Institutional Class	30	307	12	275	—	—	74	2,324	996	22,704	331	16,971
Administrative Class	—	—	—	—	—	—	—	—	94	2,115	28	1,451
Cost of shares redeemed
Class A	(829)	(12,184)	(431)	(9,442)	(1,376)	(22,806)	(1,461)	(42,237)	(3,400)	(98,088)	(3,126)	(142,126)
Class B	—	—	—	—	(602)	(9,863)	(637)	(17,764)	(346)	(9,959)	(885)	(39,955)
Class C	(506)	(7,204)	(134)	(2,882)	(711)	(10,893)	(706)	(19,539)	(892)	(23,469)	(1,098)	(46,801)
Class D	(230)	(3,763)	(106)	(2,388)	(640)	(11,022)	(930)	(27,371)	(1,740)	(49,184)	(1,574)	(73,131)
Class P	—	—	—	—	(1)	(13)	—	—	(4)	(103)	—	—
Institutional Class	(126)	(1,489)	(73)	(1,612)	(334)	(5,731)	(403)	(12,289)	(3,180)	(96,304)	(3,017)	(139,976)
Administrative Class	—	—	—	—	—	—	—	—	(225)	(7,060)	(237)	(11,470)
Net increase (decrease) resulting from Fund share transactions	151	$(1,255)	1,817	$41,072	(3,086)	$(50,974)	(1,460)	$(34,371)	198	$(20,802)	3,733	$203,030

06.30.09	Allianz Funds Annual Report	85

Notes to Financial Statements  (Cont.)

June 30, 2009

	RCM Wellness Fund
	Year Ended 6/30/2009		Year Ended 6/30/2008
	Shares	Amount	Shares	Amount

Shares sold
Class A	142	$2,689	115	$2,732
Class B	48	888	35	793
Class C	52	964	74	1,735
Class D	181	3,514	111	2,649
Issued in reinvestment of dividends and distributions
Class A	—	—	—	—
Class B	—	—	—	—
Class C	—	—	—	—
Class D	—	—	—	—
Issued in Reorganization
Class A	444	8,316	—	—
Class B	171	3,037	—	—
Class C	376	6,695	—	—
Class D	4,017	75,260	—	—
Cost of shares redeemed
Class A	(377)	(6,742)	(197)	(4,626)
Class B	(144)	(2,503)	(82)	(1,840)
Class C	(232)	(3,849)	(85)	(1,906)
Class D	(1,702)	(29,734)	(599)	(14,096)
Net increase (decrease) resulting from Fund share transactions	2,976	$58,535	(628)	$(14,559)
*	A zero balance may reflect actual amounts rounding to less than one thousand.

10.	LEGAL PROCEEDINGS

In September 2004, the Investment Adviser, PEA Capital LLC (“PEA”) and the Distributor settled a regulatory action with the Securities and Exchange Commission (“SEC”) that alleged violations of various antifraud provisions of the federal securities laws in connection with an alleged market timing arrangement involving trading of shares of PEA Growth Fund (now OCC Growth Fund), PEA Opportunity Fund (now OCC Opportunity Fund), PEA Innovation Fund and PEA Target Fund (now OCC Target Fund). PEA, the Distributor and Allianz Global reached a settlement relating to the same subject matter with the Attorney General of the State of New Jersey in June 2004. Allianz Global, PEA and the Distributor paid a total of $68 million to the SEC and New Jersey to settle the claims related to market timing. In addition to monetary payments, the settling parties agreed to undertake certain corporate governance, compliance and disclosure reforms related to market timing, and consented to cease and desist orders and censures. The settling parties did not admit or deny the findings in these settlements. Subsequent to these events, PEA deregistered as an investment adviser and dissolved.

Since February 2004, Allianz Global, the Investment Adviser, the Distributor, PEA and certain of their employees have been defendants in eleven lawsuits filed in various jurisdictions, which have been transferred to and consolidated for pre-trial proceedings in a multi-district litigation proceeding in the U.S. District Court for the District of Maryland. The lawsuits generally relate to the same allegations that are the subject of the regulatory proceedings discussed above. The lawsuits seek, on behalf of fund shareholders or the funds themselves, among other things, unspecified compensatory damages plus interest and, in some cases, punitive damages, the rescission of investment advisory contracts, the return of fees paid under those contracts, restitution and waiver of or return of certain sales charges paid by Fund shareholders.

In July 2008, two individual shareholders of Allianz OCC Target Fund and one individual shareholder of Allianz OCC Growth Fund filed a civil action in Suffolk Superior Court in The Commonwealth of Massachusetts against the Trust and each of its Trustees to compel the Trust to allow the shareholders to inspect various books, records and other documents relating to the Trust’s securities lending program (the “Program”). The Trust ceased participating in the Program effective March 16, 2009. Prior to bringing this action, these same shareholders had made demands relating to the Program, which the independent Trustees rejected. The action sought inspection rights, but not any monetary damages other than reasonable attorneys’ fees and related costs. The Court has since made rulings dismissing the individual Trustees from the lawsuit and denying injunctive relief against the only remaining defendant, the Trust, and subsequently entered judgment in favor of the Trust on all counts. The plaintiffs have since appealed the Court’s legal ruling, and that appeal is in process. The Trust intends to continue to defend this action vigorously.

It is possible that these matters and/or other developments resulting from these matters could result in increased Fund redemptions or other adverse consequences to the Funds. However, the Investment Adviser, the Sub-Advisers and the Distributor believe that these matters are not likely to have a material adverse effect on the Funds or the Investment Adviser’s, the Sub-Advisers’ or the Distributor’s ability to perform their respective investment advisory or distribution services relating to the Funds.

The foregoing speaks only as of the date hereof.

11.	PAYMENT FROM AFFILIATES

During the year ended June 30, 2009, the applicable Sub-Adviser reimbursed RCM Technology Fund $17,241 ($.0006 per share) for realized losses resulting from a trading error.

During the year ended June 30, 2008, the applicable Sub-Adviser reimbursed NACM Emerging Markets Fund $51,354 ($0.009 per share) and NACM Pacific Rim Fund $30,775 (less than $0.005 per share) for realized losses resulting from trading errors.

At June 30, 2009, an affiliate owned 9.43% of RCM Global Resources Fund.

12.	FUND REORGANIZATION

The Acquiring Fund, as listed below, acquired the assets and certain liabilities of the Acquired Fund, also listed below, in a tax-free exchange for shares of the Acquiring Fund, pursuant to a plan of reorganization approved by the Acquired Fund’s shareholders (shares and amounts in thousands):

Acquiring Fund	Acquired Fund	Date	Shares Issued by Acquiring Fund	Value of Shares Issued by Acquiring Fund	Total Net Assets of Acquired Fund	Total Net Assets of Acquiring Fund	Total Net Assets of Acquiring Fund After Acquisition	Acquired Fund’s Unrealized Depreciation
RCM Wellness	RCM Biotechnology	October 17, 2008	5,008	$93,308	$93,308	$55,440	$148,748	$(34,645)

86	Allianz Funds Annual Report	06.30.09

13.	SUBSEQUENT EVENTS

The Fund has adopted FASB Statement of Financial Accounting Standard No. 165, “Subsequent Events” (“FAS 165”). Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued.

The objective of FAS 165 is to establish principles and requirements for subsequent events. In particular, FAS 165 sets forth:

a. The period after the balance sheet date during which management of a reporting entity shall evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.

b. The circumstances under which an entity shall recognize events or transactions occurring after the balance sheet date.

c. The disclosures that an entity shall make about events or transactions that occurred after the balance sheet date.

Fund management has determined there were no subsequent events following the fiscal year ended June 30, 2009, through August 19, 2009, the date the financial statements were available to be issued.

06.30.09	Allianz Funds Annual Report	87

Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders of the Allianz Funds:

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the NACM Emerging Markets Opportunities Fund, NACM Global Fund, NACM International Fund, NACM Pacific Rim Fund, NFJ International Value Fund, RCM Disciplined International Equity Fund, RCM Global Resources Fund, RCM Global Small-Cap Fund, RCM Technology Fund and RCM Wellness Fund, (ten of the thirty funds constituting the Allianz Funds, hereinafter referred to as the “Funds”) at June 30, 2009, the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years in the period then ended and the financial highlights for each of the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at June 30, 2009 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Kansas City, Missouri

August 20, 2009

88	Allianz Funds Annual Report	06.30.09

Federal Income Tax Information

(Unaudited)

As required by the Internal Revenue Code regulations, shareholders must be notified within 60 days of the Trust’s fiscal year end (June 30, 2009) regarding the status of qualified dividend income for individuals and the dividend received deduction for corporations.

Qualified Dividend Income.  Under the Jobs and Growth Tax Relief Reconciliation Act of 2003, the following percentages of ordinary dividends paid during the fiscal year ended June 30, 2009 are designated as “qualified dividend income”, as defined in the Act, subject to reduced tax rates in 2009:

NACM Emerging Markets Opportunities Fund	75%
NACM Global Fund	53%
NACM International Fund	42%
NACM Pacific Rim Fund	55%
NFJ International Value Fund	59%
RCM Disciplined Equity Fund	49%
RCM Global Resources Fund	100%
RCM Global Small-Cap Fund	100%
RCM Technology Fund	0%
RCM Wellness Fund	0%

Dividend Received Deduction.  Corporate shareholders are generally entitled to take the dividend received deduction on the portion of a Fund’s dividend distribution that qualifies under tax law. The percentage of the following Funds’ fiscal 2009 ordinary income dividends that qualify for the corporate dividend received deduction is set for below:

NACM Emerging Markets Opportunities Fund	1%
NACM Global Fund	37%
NACM International Fund	26%
NACM Pacific Rim Fund	1%
NFJ International Value Fund	0%
RCM Disciplined Equity Fund	0%
RCM Global Resources Fund	36%
RCM Global Small-Cap Fund	100%
RCM Technology Fund	0%
RCM Wellness Fund	0%

Shareholders are advised to consult their own tax adviser with respect to the tax consequences of their investment in the Trust. In January 2010, you will be advised on IRS Form 1099-DIV as to the federal tax status of the dividends and distributions received by you in calendar year 2009.

Foreign Tax Credit.  The following Funds had elected to pass through the credit for taxes paid in foreign countries. The foreign income and foreign tax per share outstanding on June 30, 2009 are as follows:

	Foreign Gross Income $	Foreign Gross Income per share	Foreign Tax $	Foreign Tax per share
NACM Emerging Markets Opportunities Fund	4,303,571	0.90074	422,642	0.08846
NACM Global Fund	424,400	0.16209	39,105	0.01493
NACM International Fund	7,076,012	0.43254	604,271	0.03694
NACM Pacific Rim Fund	5,290,027	0.25869	283,136	0.01385
NFJ International Value Fund	46,388,099	0.68271	4,111,779	0.06051
RCM Disciplined Equity Fund	1,350,623	0.27379	127,908	0.02593
RCM Global Resources Fund	—	—	—	—
RCM Global Small-Cap Fund	1,116,726	0.14207	32,870	0.00578
RCM Technology Fund	—	—	—	—
RCM Wellness Fund	—	—	—	—

The pass-through of foreign tax credit will affect only shareholders on the dividend record date in December 2009. Shareholders will receive more detailed information along with their Form 1099-DIV in January 2010.

06.30.09	Allianz Funds Annual Report	89

Trustees and Officers of Allianz Funds

(Unaudited)

The chart below identifies the Trustees and Officers of the Trust. The “interested” Trustees defined by the 1940 Act, are indicated by an asterisk (*). Unless otherwise indicated, the correspondence address of all persons below is: 1345 Avenue of the Americas, New York, New York 10105.

Trustees of the Trust

Name, Date of Birth and Position Held with Trust	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee

Interested Trustees

Udo Frank* 5/06/1959 Trustee	01/2006 to present	Chief Executive Officer, RCM Capital Management LLC and Executive Committee Member, Allianz Global Investors. Formerly, Chief Executive Officer - Equities, Allianz Global Investors.	30	Member of Management Board of Allianz Global Investors Fund Management LLC.

John C. Maney* 8/3/1959 Trustee	12/2006 to present	Managing Director, Chief Operating Officer, Allianz Global Investors of America L.P. Formerly, Managing Director, Chief Financial Officer, Allianz Global Investors of America L.P.	80	See below**

Independent Trustees

Gary A. Childress 2/28/1934 Trustee	01/1997 to present	Formerly, Chairman and Director, Bellefonte Lime Company, Inc. (calcitic lime producer); and partner, GenLime, L.P. (dolomitic lime producer).	30	None

Theodore J. Coburn 7/08/1953 Trustee	06/2002 to present	Executive Vice President, Nations Academy; President of Coburn Capital Group. Formerly, Executive Vice President of the Edison Schools, Inc., Senior Vice President, NASDAQ Stock Market and Partner, Brown, Coburn & Co.	30	Member of Board of Directors of Ramtron International Corporation and Trustee of the Nicholas-Applegate Fund.

F. Ford Drummond 10/22/1962 Trustee	01/2006 to present	Owner/Operator Drummond Ranch. Formerly, General Counsel for BMI - HealthPlans.	30	Member of Board of Directors of The Cleveland Bank, Cleveland, Oklahoma.

James S. MacLeod 11/21/1947 Trustee	01/2006 to present	Director & Managing Director of Coastal States Bank. Formerly, Executive Vice President of MGIC.	30	Director of Sykes Enterprises, Inc., CoastalSouth Bankshares, Inc. and CoastalStates Bank; Trustee of University of Tampa and Hilton Head Prep.

Davey S. Scoon 12/14/1946 Trustee	01/2006 to present	Adjunct Assistant Professor at Tufts University School of Medicine. Formerly, Chief Administrative and Financial Officer of Tom’s of Maine and Chief Administrative and Financial Officer of SunLife Financial - U.S.	30	Chairman of the Board of Directors of Tufts Health Plan; Member of Board of Directors and Chair of Audit Committee of AMAG Pharmaceuticals, Inc. and CardioKine, Inc.

Edward E. Sheridan 9/19/1954 Trustee	01/2006 to present	Formerly, Managing Director, Head of Global Institutional Sales - Debt and Equity for Merrill Lynch.	30	None

W. Bryant Stooks 9/10/1940 Trustee	01/1997 to present	President, Bryant Investments, Ltd. Formerly, President, Ocotillo at Price LLC (real estate investments), President, Senior Vice President, Director and Chief Executive Officer, Archirodon Group Inc. (international construction firm); and Partner, Arthur Andersen & Co.	30	Member of Board of Trustees of The Steele Foundation.

90	Allianz Funds Annual Report	06.30.09

Trustees and Officers of Allianz Funds  (Cont.)

(Unaudited)

Name, Date of Birth and Position Held with Trust	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee

Gerald M. Thorne 5/12/1938 Trustee	01/1997 to present	Partner, Mount Calvary Associates (low income housing); and Partner, Evergreen Partners (resort real estate). Formerly, Director, Kaytee, Inc. (birdseed company); President and Director, Firstar National Bank of Milwaukee; Chairman, President and Director, Firstar National Bank of Sheboygan; Director, Bando-McGlocklin (small business investment company); Director, VPI Inc. (plastics company) and Director, American Orthodontics Corporation.	30	Director (and Founder) Landmark Bank of Savannah, Georgia.

James W. Zug 7/22/1940 Trustee	01/2006 to present	Formerly, Partner with PricewaterhouseCoopers LLP.	30	Member of Board of Directors of Brandywine Funds, Amkor Technology and Teleflex Incorporated.

*	Trustees serve until their successors are duly elected and qualified.
**	Mr. Maney is an “interested person” of the Fund due to his affiliation with Allianz Global Investors of America L.P. In addition to Mr. Maney’s positions set forth in the table above, he holds the following positions with affiliated persons: Management Board, Managing Director and Chief Operating Officer of Allianz Global Investors of America L.P., Allianz Global Investors of America LLC and Allianz-Pac Life Partners LLC; Member—Board of Directors and Chief Operating Officer of Allianz Global Investors of America Holdings Inc. and Oppenheimer Group, Inc.; Managing Director and Chief Operating Officer of Allianz Global Investors NY Holdings LLC; Management Board and Managing Director of Allianz Global Investors U.S. Holding LLC; Managing Director and Chief Operating Officer of Allianz Hedge Fund Partners Holding L.P. and Allianz Global Investors U.S. Retail LLC; Member—Board of Directors and Managing Director of Allianz Global Investors Advertising Agency Inc.; Compensation Committee of NFJ Investment Group LLC; Management Board of Allianz Global Investors Fund Management LLC, Allianz Global Investors Managed Partners LLC, Nicholas-Applegate Holdings LLC and OpCap Advisors LLC; Member—Board of Directors and Chief Operating Officer of PIMCO Global Advisors (Resources) Limited; Executive Vice President of PIMCO Japan Ltd; Chief Operating Officer of Allianz Global Investors U.S. Holding II LLC; and Member and Chairman—Board of Directors, President and Chief Operating Officer of PFP Holdings, Inc.

Executive Officers

Name, Date of Birth and Position Held with Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past 5 Years

E. Blake Moore, Jr. 5/08/1958 President and Chief Executive Officer	12/2004 to present	Chief Executive Officer, Allianz Global Investors Fund Management LLC and Allianz Global Investors Solutions LLC and Chief Executive Officer of 46 funds in the Fund Complex. Formerly, Managing Director and Member of Executive Committee, Nicholas-Applegate Capital Management LLC and Managing Director and Chief Executive Officer, Allianz Global Investors Managed Accounts LLC.

Brian S. Shlissel 11/14/1964 Treasurer and Principal Financial and Accounting Officer	06/2005 to present	Executive Vice President, Director of Fund Administration, Allianz Global Investors Fund Management LLC; President and Chief Executive Officer of 34 funds in the Fund Complex; Treasurer, Principal Financial and Accounting Officer of 46 funds in the Fund Complex and The Korea Fund, Inc. Formerly, Director of 4 funds in the Fund Complex.

Thomas J. Fuccillo 3/22/1968 Vice President, Chief Legal Officer and Secretary	12/2006 to present	Executive Vice President, Allianz Global Investors of America L.P., Executive Vice President and Chief Legal Officer, Allianz Global Investors Fund Management LLC and Allianz Global Investors Solutions LLC; Vice President, Secretary and Chief Legal Officer of 80 funds in the Fund Complex; Secretary and Chief Legal Officer of The Korea Fund, Inc.; Formerly, Senior Vice President, Senior Counsel, Allianz Global Investors of America L.P. (2004-2008); and Vice President and Associate General Counsel, Neuberger Berman, LLC (1991-2004).

Lawrence Altadonna 3/10/1966 Assistant Treasurer	06/2005 to present	Senior Vice President, Allianz Global Investors Fund Management LLC; Treasurer, Principal Financial and Accounting Officer of 34 funds in the Fund Complex; Assistant Treasurer of 46 funds in the Fund Complex and The Korea Fund, Inc.

Youse Guia 9/03/1972 Chief Compliance Officer	09/2004 to present	Senior Vice President, Group Compliance Manager, Allianz Global Investors of America L.P.; Chief Compliance Officer of 80 funds in the Fund Complex and The Korea Fund, Inc.; Formerly, Vice President, Group Compliance Manager, Allianz Global Investors of America L.P. (2002-2004).

Richard Cochran 1/23/1961 Assistant Treasurer	06/2008 to present	Vice President, Allianz Global Investors Fund Management LLC; Assistant Treasurer of 80 funds in the Fund Complex; formerly, Tax Manager, Teachers Insurance Annuity Association/College Retirement Equity Fund (TIAA-CREF) (2002-2008).

06.30.09	Allianz Funds Annual Report	91

Trustees and Officers of Allianz Funds  (Cont.)

(Unaudited)

Name, Date of Birth and Position Held with Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past 5 Years

Scott Whisten 3/13/1971 Assistant Treasurer	03/2007 to present	Vice President, Allianz Global Investors Fund Management LLC; Assistant Treasurer of 80 funds in the Fund Complex; formerly, Accounting Manager, Prudential Investments (2000-2005).

Richard H. Kirk 4/06/1961 Assistant Secretary	12/2004 to present	Senior Vice President, Allianz Global Investors of America L.P. (since 2004). Senior Vice President, Associate General Counsel, Allianz Global Investors Distributors LLC. Assistant Secretary of 80 funds in the Fund Complex; formerly, Vice President, Counsel, The Prudential Insurance Company of America/American Skandia (2002-2004).

Kathleen Chapman 11/11/1954 Assistant Secretary	12/2006 to present	Senior Paralegal, Allianz Global Investors of America, L.P. (since March 2005); Assistant Secretary of 80 funds in the Fund Complex. Formerly, Manager—Individual Investor Group Advisory Law, Morgan Stanley (2004-2005); Paralegal and Assistant Corporate Secretary, Prudential Financial, Inc. (formerly American Skandia, Inc.) (1996-2004).

Lagan Srivastava 9/20/1977 Assistant Secretary	12/2006 to present	Assistant Secretary of 80 funds in the Fund Complex and The Korea Fund, Inc.; Formerly, Research Assistant, Dechert LLP (2004-2005); Research Assistant, Swidler Berlin Shereff Friedman LLP (2002-2004).

**	The officers of the Trust are elected annually by the Board of Trustees.

92	Allianz Funds Annual Report	06.30.09

Allianz Funds

Investment Adviser and Administrator

Allianz Global Investors Fund Management LLC

1345 Avenue of the Americas

New York, NY 10105

Sub-Advisers

Nicholas-Applegate Capital Management LLC

NFJ Investment Group LLC

RCM Capital Management LLC

Distributor

Allianz Global Investors Distributors LLC

1345 Avenue of the Americas

New York, NY 10105

Custodian

State Street Bank & Trust Co.

801 Pennsylvania Avenue

Kansas City, MO 64105

Shareholder Servicing and Transfer Agents

Boston Financial Data Services, Inc.:

(Class A, Class B, Class C, Class D and Class R shares)

P.O. Box 8050

Boston, MA 02266-8050

(Class P, Institutional Class and Administrative Class shares)

330 West 9th Street

Kansas City, MO 64105

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP

1100 Walnut, Suite 1300

Kansas City, MO 64106

Legal Counsel

Ropes & Gray LLP

One International Place

Boston, MA 02110

For Account Information

For Allianz Funds account information contact your financial adviser, or if you receive account statements directly from Allianz Global Investors Distributors/BFDS, you can also call (800) 426-0107. Telephone representatives are available Monday-Friday 8:30 am to 8:00 pm Eastern Time. Or visit our Web site, www.allianzinvestors.com

Allianz Global Investors, the asset management subsidiary of Allianz SE, has more than $1 trillion under management for our clients worldwide.1 Our investment solutions—including the PIMCO Funds and Allianz Funds, separately managed accounts and closed-end funds—offer access to a premier group of institutional investment firms, carefully assembled by Allianz to represent a broad spectrum of asset classes and investment styles.

■ PIMCO	■ Cadence Capital Management[2]	■ Nicholas-Applegate

■ NFJ Investment Group	■ RCM	■ Oppenheimer Capital

www.allianzinvestors.com

Investors should consider the investment objectives, risks, charges and expenses of the above mentioned Funds carefully before investing. This and other information is contained in the Fund’s prospectus, which may be obtained by contacting your financial advisor, by visiting www.allianzinvestors.com or by calling 1-888-877-4626. Please read the prospectus carefully before you invest or send money.

1 Allianz Global Investors AG assets under management as of 3/31/09.

2 Cadence Capital Management is an independently owned investment firm.

Allianz Global Investors Fund Management LLC serves as the investment manager for the Allianz Funds, the Allianz Multi-Strategy Funds and the closed-end funds. PIMCO is the investment manager for the PIMCO Funds. Managed accounts are available through Allianz Global Investors Managed Accounts LLC. The PIMCO Funds, the Allianz Funds and the Allianz Multi-Strategy Funds are distributed by Allianz Global Investors Distributors LLC. © 2009. For information about any product, contact your financial advisor.

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